                                                     Pursuant to Rule 424(B)(1)
                                                     Registration No.: 333-56682




PROXY STATEMENT                                            PROSPECTUS
FOR THE 2001 ANNUAL MEETING                                CAPITAL BANCORP, INC.
OF STOCKHOLDERS OF
CAPITAL BANK & TRUST COMPANY

           CAPITAL BANK PROPOSES TO FORM A BANK HOLDING COMPANY - YOUR
                             VOTE IS VERY IMPORTANT

The board of directors of Capital Bank & Trust Company("Capital Bank" or "bank"), a Tennessee banking corporation headquartered in Nashville, Tennessee, proposes to create a holding company structure for the bank. Under that structure, current shareholders of Capital Bank (except for those who dissent) will own the holding company and the holding company will own the bank. This is a transaction proposed and formulated by the bank's board of directors in order to improve the bank's operations and its ability to continue to grow and to compete in its market. This is not a "take over" or "sale" of the bank. The bank's board of directors unanimously recommends that you vote FOR the formation of the bank holding company by voting in favor of the share exchange.

In order to carry out this decision, the bank's management has chartered a new Tennessee business corporation, which has been named "Capital Bancorp, Inc.," and which is intended to be the bank's bank holding company. In order to become the bank holding company for Capital Bank, however, the bank's shareholders must approve the transaction by approving the proposed share exchange.

If the share exchange is completed, unless you perfect your right to dissent or unless you would receive a fractional share, you will receive one share of Capital Bancorp, Inc. common stock for each share of Capital Bank common stock you own. As you know, the stock is traded from time to time on the local over-the-counter market, and your management is working with local stock brokerage firms to enhance the current market for your stock. We have no reason to believe that the formation of the holding company will have any effect on the market value of your stock or on the local market for that stock.

At the annual meeting, you will also be asked to vote for five director nominees for election to the bank's board of directors and for the ratification of Maggart & Associates, P.C., Certified Public Accountants of Nashville, Tennessee, as the bank's independent auditors for the fiscal year ending December 31, 2001. The bank's board of directors unanimously recommends that you vote FOR both of these proposals.

The annual meeting of Capital Bank stockholders is scheduled to be held on April 24, 2001, at 4:30 p.m., Central Time, at the bank's Community Room located at 1816 Hayes Street, Nashville, Tennessee 37203. Your vote is very important. The share exchange cannot be completed unless the holders of an absolute majority of the issued and outstanding shares of Capital Bank common stock vote FOR the transaction. Please sign and return your proxy card to us today. There is no postage due if the card is mailed in the United States.

You should consider carefully the "Risk Factors" beginning on page 11 of this document.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF CAPITAL BANCORP, INC. COMMON STOCK TO BE ISSUED IN THE SHARE EXCHANGE OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this proxy statement/prospectus is March 27, 2001. It is first being mailed to Shareholders on March 27, 2001.

PLEASE NOTE:

No one has been authorized to give any information or make any representation about the share exchange or Capital Bank or Capital Bancorp, Inc. that differs from, or adds to, the information in this proxy statement/prospectus, the documents that are referred to herein or in any of the holding company's documents filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

This proxy statement/prospectus has generally been prepared as of March 27, 2001. There may be changes in the affairs of the holding company or Capital Bank after that date which are not reflected in this document.

As used in this proxy statement/prospectus, the terms "Capital Bank" and the "bank" refer to Capital Bank & Trust Company and references to "Capital Bancorp" and to the "holding company" refer to Capital Bancorp, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION (OR ANY OTHER GOVERNMENTAL AGENCY) HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

This Proxy Statement/prospectus Incorporates Important Business and Financial Information about Capital Bancorp, Inc. and Capital Bank That Is Not Included in or Delivered with this Document. This Information Is Described on Page 99 under "Where You Can Find More Information." You Can Obtain Free Copies of this Information by Writing or Calling:

              Sally P. Kimble, Senior Vice President
              and Chief Accounting and Financial Officer
              Capital Bank & Trust Company
              1816 Hayes Street
              Nashville, Tennessee 37203
              Telephone: (615) 327-9000
              Facsimile:  (615) 263-4855

We urge you to call or contact us if you have questions.

     IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY APRIL 16, 2001.

                          Capital Bank & Trust Company
                              1820 West End Avenue
                           Nashville, Tennessee 37203

                                 (615) 327-9000

                                 March 27, 2001


Dear Shareholder:

     You are cordially invited to the annual meeting of the shareholders of Capital Bank & Trust Company for the year 2001. There you will be asked to approve the proposed share exchange pursuant to which a bank holding company will be created for your bank. You will own the holding company and the holding company will own the bank. Thus, if the share exchange that the board of directors is recommending to the bank's shareholders is approved, your bank will become a wholly owned subsidiary of Capital Bancorp, Inc. That holding company was formed by your board of directors for the purpose of creating a holding company structure for your bank. This is not a "sale" of the bank but, instead, another step in our plan to grow and become more competitive in our markets. The transaction is called a "share exchange" and it is an authorized transaction for banks and bank holding companies in Tennessee. The share exchange is being completed pursuant to an Agreement and Plan of Share Exchange ("Share Exchange Agreement") between Capital Bank & Trust Company and Capital Bancorp, Inc. dated as of March 5, 2001. The Boards of Directors of both the bank and the holding company (with the holding company being controlled by the bank) have agreed on a share exchange transaction that will result in the reorganization of the bank into a holding company structure.

     Simply put, after the share exchange, current shareholders of the bank will own the holding company and the holding company will own the bank. Shareholders who so choose may elect to dissent and opt out of the transaction as described in the proxy statement/prospectus document being sent to all shareholders on or about March 27, 2001. If you approve the bank holding company by approving the share exchange, and we complete the share exchange transaction, you will automatically become a shareholder of the holding company and your shares will automatically be converted into shares of the holding company. Thereafter, the holding company will own the bank and you will be a shareholder of the holding company.

     The annual meeting will be held on Tuesday, April 24, 2001, at 4:30 p.m., Central Time, in the Community Room of Capital Bank located at 1816 Hayes Street, Nashville, Tennessee 37203. YOUR VOTE IS IMPORTANT. WE CANNOT COMPLETE THE SHARE EXCHANGE UNLESS THE HOLDERS OF AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF CAPITAL BANK'S COMMON STOCK VOTE AFFIRMATIVELY TO APPROVE THE SHARE EXCHANGE AGREEMENT.

     Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us in the enclosed postage prepaid envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the transaction. If you do not sign and send in your proxy or you abstain, the effect will be a vote against the share exchange. If your shares are held in "street name," you must instruct your broker in order to vote. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

     This proxy statement/prospectus contains a detailed description of the entire transaction. Please read it carefully. You can also obtain more information about the bank in documents that the holding company has filed with the Securities and Exchange Commission and that the bank has filed with the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation.

     After careful consideration, the bank's board of directors has determined that the creation of a bank holding company structure through the proposed share exchange is in the best interests of its shareholders, and unanimously recommends that you vote FOR approval of the share exchange and the transactions provided for in the Share Exchange Agreement. In addition, we are asking that you re-elect the five nominees to the bank's board of directors and that you ratify the board's selection of independent auditors.


     We need your vote! I look forward to seeing you at the annual meeting. Please call or come by to see us if you have any questions.

     Sincerely,


     [Signature of R. Rick Hart appears
     here]


     R. Rick Hart,
     Chairman, President and
     Chief Executive Officer

Nashville, Tennessee

March 27, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          CAPITAL BANK & TRUST COMPANY

                              1820 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                                 (615) 327-9000

                          To be held on April 24, 2001

  THIS PROXY IS BEING SOLICITED ON BEHALF OF CAPITAL BANK'S BOARD OF DIRECTORS.

Notice is hereby given that the 2001 annual meeting of the shareholders of Capital Bank & Trust Company will be held on Tuesday, April 24, 2001, at 4:30 p.m., Central Time, in the Community Room of Capital Bank & Trust Company located at 1816 Hayes Street, Nashville, Tennessee 37203, for the following purposes:

     1. To consider and act upon a proposal to approve the Agreement and Plan of Share Exchange dated as of March 5, 2001, between Capital Bank & Trust Company and Capital Bancorp, Inc., a copy of which is Appendix A to this proxy statement/prospectus (the "Share Exchange Agreement"). The Share Exchange Agreement provides for a statutory share exchange that will result in Capital Bank shareholders becoming the owners of all of the issued and outstanding common stock of the holding company. At the same time, the holding company will become the owner of all of the issued and outstanding common stock of the bank. The exchange ratio is 1-for-1, so you will own as many shares after the share exchange as you did before;

     2. To elect five (5) Class I Directors who will serve a term of three years and until their successors have been elected and duly qualified;

     3. To ratify the selection of Maggart & Associates, P.C., as the bank's independent auditors for the fiscal year ending December 31, 2001;

     4. If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and share exchange; and

     5. To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, such as the ratification of minutes of the most recent meeting of shareholders and comparable matters. Other than these types of ministerial matters, the board of directors is unaware at this time of any other business to come before the annual meeting.

The share exchange is conditioned upon approval by the holders of not less than a majority of all of Capital Bank's issued and outstanding shares. The five director-nominees receiving the most votes will be elected. A majority of a quorum is necessary to approve the ratification of the bank's auditors. The bank's board of directors has fixed the close of business on March 19, 2001, as the record date for the determination of the shareholders entitled to receive notice of and to vote at the annual meeting and at any postponement or adjournment of the meeting. A list of shareholders who are entitled to vote at the annual meeting will be available for inspection by any shareholder, and/or by her, his or its agent or attorney at the time and place of the meeting in accordance with Tennessee corporate law.

Bank shareholders who oppose the share exchange, or who do not wish to participate in this transaction, and who comply strictly with the procedural requirements of Tennessee law regarding dissenters' rights, will be entitled to receive payment of the cash value of their shares if the share exchange is approved and completed, rather than shares of holding company common stock.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of the share exchange. If you do not return your card, or if you do not attend and vote in favor of the share exchange at the annual meeting, the effect will be a vote against the share exchange. You may revoke your proxy by filing with the Secretary of Capital Bank & Trust Company a notice of revocation prior to the annual meeting, or a duly executed proxy bearing a later date, or by revoking your proxy in person at the annual meeting, as more fully described in the proxy statement/prospectus.

This combination proxy statement/prospectus provides you with detailed information about the proposed share exchange. You can also get information about Capital Bancorp, Inc. and Capital Bank & Trust Company from documents filed by Capital Bancorp, Inc. with the Securities and Exchange Commission. We encourage you to read this entire document carefully. Your board of directors has determined that the creation of a bank holding company structure for your bank is in the best interests of the bank and its shareholders and unanimously recommends that you vote in favor of the creation of a bank holding company for the bank by voting for the share exchange, and that you also vote in favor of the election of the five director-nominees and the ratification of the board's selection of independent auditors.

         By Order of the Board of Directors

         [Signature of H. Edward Jackson, III, appears here]


         H. Edward Jackson, III
         Secretary

Nashville, Tennessee
March 27, 2001

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE
         2001 ANNUAL MEETING OF CAPITAL BANK SHAREHOLDERS...............................................xi
         Questions and Answers about the Proposed Bank Holding Company..................................xi
         Questions and Answers about Voting at the 2001 Annual Meeting.................................xvi
SUMMARY  ................................................................................................2
         The Companies ..................................................................................2
         Capital Bank & Trust Company ...................................................................2
         Capital Bancorp, Inc............................................................................3
         General Information about the 2001 Annual Meeting for Shareholders of Capital Bank & Trust Company.................................................................3
         The Share Exchange..............................................................................4
         What You Will Receive in the Share Exchange.....................................................4
         Effect of the Share Exchange on Capital Bank Options............................................4
         Dissenters' Rights in the Share Exchange........................................................4
         Your Expected Tax Treatment as a Result of the Share Exchange...................................4
         Market Prices of Common Stock...................................................................5
         Our Reasons for the Share Exchange..............................................................5
         Stockholder Vote Required.......................................................................5
         Voting Rights at the Annual Meeting.............................................................5
         Voting Procedures for the 2001 Annual Meeting...................................................5
         Recommendations to Stockholders.................................................................6
         Share Ownership of Management and Certain Stockholders..........................................6
         Interests of Certain Persons in the Share Exchange That May Be
         Different from Yours............................................................................6
         Effective Time..................................................................................7
         Exchange of Stock Certificates..................................................................7
         Regulatory Approval and Other Conditions........................................................7
         Waiver, Amendment or Termination of the Share Exchange Agreement................................8
         Accounting Treatment............................................................................8
         Certain Differences in Stockholders' Rights.....................................................8
         Historical and Pro Forma per Share Data.........................................................8
         Selected Consolidated Financial Data............................................................9

RISK FACTORS............................................................................................11
GENERAL INFORMATION ABOUT THE ANNUAL MEETING............................................................13
VOTING PROCEDURES.......................................................................................14
         Voting Securities and the Record Date..........................................................14
         Voting Rights..................................................................................14
         Quorum   ......................................................................................14
         Shares in Street Name..........................................................................14
         Votes Required for the Proposals...............................................................14
         Solicitation of Proxies........................................................................15
         Voting by Proxy................................................................................15
         Revocation of Proxies..........................................................................16
         Dissenters' Rights.............................................................................17
         RECOMMENDATIONS................................................................................17
STATISTICAL DISCLOSURES.................................................................................17


PROPOSAL NO. 1: THE SHARE EXCHANGE -
         DESCRIPTION OF THE TRANSACTION.................................................................36
         General  ......................................................................................36
         Background of the Proposed Share Exchange......................................................36
         Reasons for the Proposed Share Exchange........................................................36
         What You Will Receive in the Share Exchange....................................................37
         Effective Time of the Share Exchange...........................................................38
         Description of the Reorganization Process......................................................38
         Conditions To the Share Exchange...............................................................38
         Waiver, Amendment or Termination of the Share Exchange Agreement...............................39
         Exchange of Stock, 1-for-1 Exchange Ratio......................................................39
         Conduct of Business Before and After the Share Exchange........................................39
         Interests of Certain Persons in the Share Exchange.............................................40
         Expenses and Fees..............................................................................40
         Resales of Holding Company Common Stock........................................................40
         Exchange of Stock Certificates.................................................................41
         Availability of Dissenters' Rights.............................................................41
         Regulatory Approval............................................................................41
         Effective Date.................................................................................42
         Federal Tax Consequences.......................................................................43
         Certain Other Tax Considerations...............................................................44
         Accounting Treatment...........................................................................45
         Capitalization.................................................................................45
         Other Financial Information....................................................................46

EFFECT OF THE SHARE EXCHANGE ON RIGHTS OF STOCKHOLDERS..................................................46
         Anti-Takeover Provisions Generally.............................................................46
         Authorized Capital Stock.......................................................................47
         Preemptive Rights..............................................................................48
         Amendment of Charter and Bylaws................................................................48
         Classified Board of Directors and Absence of Cumulative Voting.................................49
         Director Removal and Vacancies.................................................................49
         Limitations on Director Liability..............................................................50
         Indemnification................................................................................50
         Special Meetings of Stockholders...............................................................51
         Stockholder Nominations and Proposals..........................................................51
         Business Combinations..........................................................................53
         Dividends......................................................................................55

DESCRIPTION OF THE HOLDING COMPANY......................................................................56
         Organization and Description of Business.......................................................56
         Properties.....................................................................................57
         Legal Proceedings..............................................................................57
         Management.....................................................................................57
         Executive Officer and Director Compensation....................................................57
         Information about Beneficial Ownership of Significant Shareholders,
         Directors and Executive Officers...............................................................57
         Certain Relationships and Related Transactions.................................................58
         Holding Company Stock Option Plan..............................................................58
         Directors' and Officers' Indemnification and Limits on Liability...............................58
         Supervision and Regulation of the Holding Company..............................................58

DISSENTERS' RIGHTS......................................................................................59


CERTAIN REGULATORY CONSIDERATIONS.......................................................................62
         Payment of Dividends...........................................................................63
         Capital Adequacy...............................................................................64
         Support of Subsidiary Institutions.............................................................65
         Prompt Corrective Action.......................................................................65

DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES.................................................67
         Common Stock...................................................................................67
         Preferred Stock................................................................................68
         General Terms and Provisions Applicable to the Holding Company's
         Common Stock...................................................................................68
         Issuance of Additional Securities..............................................................69
         Legal Opinion..................................................................................69
         Anti-Takeover Effect of Provisions in Charter and Bylaws.......................................69

PER SHARE PRICE INFORMATION.............................................................................70

BENEFICIAL OWNERSHIP OF THE BANK'S COMMON STOCK
         BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT.......................................................70

PROPOSAL NO. 2: ELECTION OF BANK DIRECTORS..............................................................72
         Information as to Nominees and Directors.......................................................73

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT................................................................74

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS........................................................75
         Board Meetings and Compensation of Directors...................................................75
         Compensation Committee Interlocks and Insider Participation....................................75
         2001 Report of the Compensation Committee on Executive Compensation............................75
         Impact of the Internal Revenue Code............................................................76
         Shareholder Return Performance Graph...........................................................76
         Employment Contracts...........................................................................78
         Election of Directors and Appointment of Officers; Meetings and
         Committees of the Board of Directors...........................................................78
         Procedure for Nominating Bank Directors........................................................78
         Committees of the Board of Directors...........................................................78
         Executive Compensation.........................................................................80
         Stock Option Grants............................................................................80
         2000 Stock Option Exercises....................................................................81
         Benefits ......................................................................................81
         1995 Capital Bank & Trust Company Stock Option Plan............................................81
         Certain Relationships and Related Transactions.................................................83

DESCRIPTION OF THE BANK.................................................................................83
         History  ......................................................................................83
         Offices and Properties.........................................................................84
         Description of Business........................................................................84
         Competition....................................................................................85
         Employees......................................................................................86
         Economic Conditions and Governmental Policy; Laws and Regulations..............................86
         Environmental Matters..........................................................................86
         Research ......................................................................................86
         Dependence Upon a Single Customer..............................................................86

         Effect of the Share Exchange on Capital Bank's Stock Options...................................87
         Factors That May Affect Future Results of Operation............................................87

SUPERVISION AND REGULATION OF CAPITAL BANK & TRUST COMPANY..............................................89
         General  ......................................................................................89
         Tennessee Regulation...........................................................................89
         Regulation by the FDIC.........................................................................90
         General Regulatory Factors.....................................................................90
         Restrictions on Dividends Payable by the Bank..................................................92
         Interstate Banking.............................................................................93
         Capital Regulations............................................................................93
         The Community Reinvestment Act and Certain Other Regulations...................................93
         Usury Provisions...............................................................................94
         Effects of Governmental Policies...............................................................94
         Safety and Soundness Standards.................................................................95
         Premiums for Deposit Insurance.................................................................95
         Recent Developments and Future Legislation.....................................................95
         Pooling  ......................................................................................96
         Legal Proceedings..............................................................................96

DESCRIPTION OF THE BANK'S CAPITAL SECURITIES............................................................96
         The Bank's Common Stock........................................................................96
         The Bank's Stock Option Plan...................................................................96
         The Bank's Preferred Stock.....................................................................97
         General Terms and Provisions Applicable to the Bank's Common Stock.............................97
         Stock Price Highs and Lows.....................................................................98

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT AUDITORS....................................................98

SHAREHOLDER PROPOSALS...................................................................................99

OTHER MATTERS...........................................................................................99

EXPERTS  ...............................................................................................99

OPINIONS ...............................................................................................99

WHERE YOU CAN FIND MORE INFORMATION.....................................................................99
         The Holding Company's Registration Statement...................................................99
         The Bank's Securities Exchange Act Reports....................................................100
         Annual Reports................................................................................100
         Periodic Reports and Information Filed with the SEC Following the Reorganization..............100

AVAILABILITY OF FORM 10-K..............................................................................100

GLOSSARY ..............................................................................................100

                                                APPENDICES

Appendix A       Agreement and Plan of Share Exchange

Appendix B       Statutes Regarding Dissenters' Rights

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements about Capital Bancorp, Inc., and Capital Bank following the share exchange. These statements can be identified by our use of words like "expect," "may," "could," "intend," "project," "estimate" or "anticipate." These forward- looking statements reflect our current views, but they are based on assumptions and are subject to risks, uncertainties and other factors. These factors include the fact that we may not fully realize on our business plan; or that competitive pressure in the banking industry may increase significantly; or that changes in the interest rate environment may reduce profit margins; or that general economic conditions, either nationally or regionally, may be less favorable than we expect, resulting in, among other things, credit quality deterioration; or that changes may occur in the legal or regulatory environment; or that changes may occur in business conditions and inflation; or that changes may occur in the securities markets. Obviously, there are risks in all businesses and the foregoing list is not intended to be comprehensive or exhaustive. See the section "Risk Factors" that starts on page 11 of this document.

Information on other factors that could affect the financial results of the holding company on a consolidated basis after the share exchange is included in the SEC filings incorporated by reference in this combination proxy statement/prospectus. See "Where You Can Find More Information" that appears on page 99 of this document.

The Questions and Answers on the next few pages are intended to help you understand the transaction:

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
            AND THE 2001 ANNUAL MEETING OF CAPITAL BANK SHAREHOLDERS
         QUESTIONS AND ANSWERS ABOUT THE PROPOSED BANK HOLDING COMPANY

Q:   WHAT ARE THE BANK'S DIRECTORS PROPOSING?

We are asking you to approve the creation of a bank holding company for the bank. We intend to use a statutory process called a "share exchange" that will result in the creation of the holding company structure for the bank. The Agreement and Plan of Share Exchange ("Share Exchange Agreement") between the holding company and the bank provides for the reorganization of the bank as the wholly owned subsidiary of Capital Bancorp, Inc. ("Capital Bancorp" or the "holding company"). The reorganization will occur through a statutory share exchange if at least a majority of the bank's issued and outstanding shares (approximately 780,136 votes) are voted to approve the transaction. The holding company, which was formed by directors of the bank for the sole purpose of becoming the bank's holding company, has already approved the Share Exchange Agreement. (Please refer to the section below, under " Proposal No. 1: The Share Exchange - Description of the Transaction - Background of the Proposed Share Exchange," which starts on page 36.)

Q: DOES THIS MEAN THAT CAPITAL BANK IS BEING SOLD TO ANOTHER COMPANY OR GROUP OF INVESTORS?

No. It is our intent that the same shareholders who own the bank will own the holding company. Therefor, after the transaction, the bank's shareholders will own the holding company and the holding company will own the bank. No holding company stock is being offered to anyone in this transaction who is not already a shareholder of the bank..

Q:   WHAT WILL I BE VOTING ON AT THE ANNUAL MEETING?

There are three "Proposals" to be voted on.

First, you will be voting on whether or not to approve the holding company that the bank's board of directors wants to form. You will do this by voting to adopt the Agreement and Plan of Share Exchange ("Share Exchange Agreement") which provides for the reorganization of Capital Bank & Trust Company as the wholly owned subsidiary of Capital Bancorp, Inc.

Second, you will be voting on the election of five directors to the bank's board of directors to serve terms of three years and until their successors have been elected and duly qualified.

Third, you will be voting on the ratification of the appointment of Maggart & Associates, P.C., Certified Public Accountants, of Nashville, Tennessee, as the independent auditors of Capital Bank & Trust Company for the year ending December 31, 2001.

In addition to these Proposals, you may vote or your proxy may be voted, on the following matters:

o If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and share exchange.

o Finally, the transaction of any other business as may properly come before the annual meeting and any adjournment of the meeting. At this time, the board of directors is not aware of any other business that will come before the annual meeting.

Capital Bank's board of directors has unanimously approved and adopted the Share Exchange Agreement and unanimously recommends that you vote FOR the approval of the share exchange described in this document and in the Share Exchange Agreement.

Q:   WHAT IS A SHARE EXCHANGE AND WHAT DOES THE SHARE EXCHANGE AGREEMENT DO?

A share exchange is a statutory procedure that permits one company to exchange its shares for another company's shares without a merger. If the minimum number of required shares required by law are voted for the share exchange, and that share exchange is completed, then as a matter of law - that is, automatically - the shares of the bank are transferred to the holding company and the shares of the holding company are transferred to the shareholders of the bank. Thus, even though a shareholder still has a certificate that says "Capital Bank & Trust Company" on it, the certificate in fact represents shares of Capital Bancorp, Inc., the holding company.

Q:   WHAT SHOULD I DO NOW?

Indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the annual meeting.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the share exchange agreement. If you do not sign and send in your proxy, or if you abstain, it will have the effect of a vote against the share exchange.

The annual meeting will take place on Tuesday, April 24, 2001, at 4:30 p.m., Central Time, in Capital Bank's Community Room located at 1816 Hayes Street, Nashville, Tennessee, subject to any adjournments or postponements thereof. You may attend the annual meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the annual meeting by following the directions "Voting Procedures - Revocation of

Proxies," starting on page 16 and either change your vote or attend the annual meeting and vote in person.

Q:   CAN I REVOKE MY PROXY AND CHANGE MY MIND?

You may take back your proxy up to the time it is voted at the annual meeting by following the directions on page 16 under "Voting Procedures - Revocation of Proxies." Then you can either sign and deliver a new proxy or attend the annual meeting and vote in person.

Q:   CAN I VOTE MY SHARES IN PERSON?

You may attend the annual meeting and vote your shares in person rather than signing and mailing your proxy card.

Q:   WHY ARE YOU PROPOSING TO FORM A BANK HOLDING COMPANY?

In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

o    Raising capital and other financing activities,

o    Stock redemptions when and as determined by the board of directors;

o    Acquiring other companies;

o    Engaging in non-banking activities, and

o    Responding to changes in law.

Q:   WHAT WILL HAPPEN TO MY STOCK?

Unless you perfect your rights to dissent, or receive cash in lieu of a fractional share, you will receive one share of Capital Bancorp common stock for each whole share of Capital Bank common stock that you held on the record date (March 19, 2001). Assuming that the share exchange is completed, you will own shares of the holding company's common stock whether or not you exchange your certificates (unless you dissent or receive cash instead of a fraction of a share). Thus after the share exchange is completed, you will own holding company common stock and the holding company will own the bank's common stock.

Q:   HOW WILL THE 1-FOR-1 EXCHANGE AFFECT THE VALUE OF MY STOCK?


We cannot predict changes in market value. However, we anticipate that the 1-for-1 exchange ratio will have minimal, if any, impact on the value of each share. Immediately after the completion of the share exchange, the market value per share of the holding company's common stock is expected to be approximately the same as the market value per share of the bank's common stock immediately prior to the share exchange. As a result, the total market value of your shares immediately after the reorganization is expected to remain about the same as before the share exchange.

Q:   WHAT ARE THE RISKS?

There are risks in all transactions. The risks that we believe are most applicable to this transaction are described at "Risk Factors" starting on page
11. Of course, there may be other risks than those listed and we do not intend for you to believe that we have listed or thought of every possible risk.

Q:   WILL I HAVE TO TURN IN MY STOCK CERTIFICATES?

You will not initially be required to turn in or exchange your stock certificates, bearing the name "Capital Bank & Trust Company," unless you want to do so. However, when you transfer shares in the future, those shares will evidence ownership in the holding company, not ownership in the bank. If the share exchange is approved and consummated, then the holding company will own all of the shares of the bank and you, the bank's shareholders, will own all of the shares of the holding company.

The holding company may elect to send you stickers to place on your existing certificates. When there are stock transfers or other reasons for issuing stock after the share exchange has been completed, then new stock certificates, bearing the name "Capital Bancorp, Inc." will be issued. At its option in the future, however, the holding company may require that shareholders surrender their certificates and, in that regard, the holding company reserves the right to withhold dividends payable after the reorganization to those who have received notification to exchange their stock certificates but have not done so within a reasonable period of time. In that event, the holding company will pay any dividends withheld, without interest, upon the surrender of the bank stock certificates.

In any event, if we complete the share exchange, the certificates that you own will become certificates for holding company stock even though they say "Capital Bank & Trust Company" on them.

Q:   WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE SHARE EXCHANGE TO ME?

We expect that the exchange of shares by bank shareholders generally will be tax-free to bank shareholders for U.S. federal income tax purposes. Capital Bank shareholders will, however, have to pay taxes on cash received for any fractional shares. Bank shareholders who perfect their dissenters' rights under Tennessee law and who receive payment in cash for the "fair value" of their shares of bank common stock generally will recognize capital gain or loss equal to the difference between the cash received less the tax basis of such shares. To review a description of certain likely federal tax consequences to bank shareholders in greater detail, please refer to the discussion "Federal Tax Consequences" that starts on page 43.

Your tax consequences will depend on your personal situation. We urge you, and you owe it to yourself, to consult your tax advisor for a full understanding of the tax consequences of the share exchange to you.
Q:   DOES FORMATION OF A HOLDING COMPANY AFFECT MY TENNESSEE INCOME TAXES?

The state of Tennessee currently imposes a six percent tax on dividends paid on shares of bank holding company stock to persons subject to that tax, but not on bank dividends. If the bank holding company elects in the future to pay cash dividends, then there may be a tax on those dividends. There may be other state tax consequences, as a result of the share exchange, for Capital Bank shareholders who are residents of other states. In addition to these tax consequences, as a result of the share exchange, the holding company as well as the bank will be obligated to pay Tennessee franchise and excise taxes. See "Proposal No. 1: The Share Exchange - Description of the Transaction - Certain Other Tax Considerations" on page 44.

For tax issues particular to your own personal situation, and for states other than Tennessee, you will need to consult with your own tax, legal and accounting advisors.

Q:   WILL MANAGEMENT OF THE BANK CHANGE AFTER THE REORGANIZATION?

No. Management of Capital Bank will not change as a result of our forming the holding company. Three current members of the bank's board of directors and its executive committee (directors Dale, Hart, and Shmerling) have been elected to serve as the board of directors of the holding company until its first annual meeting of shareholders in 2002. The bank's team of executive officers, consisting of Messrs. Hart, Jackson, Gregory, and Kimble have all been elected to serve as the executive officers of the holding company.

Q:   ARE ANY GOVERNMENT APPROVALS NECESSARY?

Yes. The Federal Reserve Board must approve the holding company's application to become a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, the FDIC and the Tennessee Department of Financial Institutions have the right to comment on the application.

Q: IF THE SHAREHOLDERS APPROVE THE SHARE EXCHANGE REORGANIZATION, WHEN WILL IT OCCUR?

If the necessary approvals are received in time, we plan to complete the transaction by the end of the second quarter of 2001.

Q:   CAN THE BANK TERMINATE THE PROPOSED SHARE EXCHANGE?

Yes, either in conjunction with the holding company or alone, in the bank's sole discretion.

Q:   WHO OWNS THE HOLDING COMPANY?

The holding company is a Tennessee company created by the bank's executive management solely for the purpose of helping Capital Bank create a bank holding company structure. If the share exchange is approved and completed, all Capital Bank shareholders who do not dissent from the transaction (or receive cash for fractional shares) will become owners of the holding company. The holding company is not owned by people proposing to "take over" Capital Bank.

Q:   WHAT ARE DISSENTERS' RIGHTS AND APPRAISAL RIGHTS?

Dissenters rights and appraisal rights have to do with a shareholder's ability to demand that she or he be paid in cash for the fair value of her or his shares instead of receiving holding company stock in the share exchange. To receive cash instead of holding company common stock in the share exchange transaction, a Capital Bank shareholder must exercise and perfect her, his or its dissenters' rights as described in the next paragraph and elsewhere in this document.

Q:   HOW DO I EXERCISE DISSENTERS' RIGHTS OF APPRAISAL?

You will be entitled to receive cash payment of the fair value of your shares if the share exchange reorganization is completed if you both :

     o Do not vote in favor of the holding company or the Share Exchange Agreement; and

     o If you comply with the statutory requirements of Tennessee law concerning dissenters' rights of appraisal.

You must carefully comply with all of the requirements of the law in order to be able to receive cash instead of holding company stock.

To exercise dissenters' rights under Tennessee law, a bank shareholder must:

     (1) deliver to the bank before the annual meeting written notice of her, his or its intent to demand payment for her, his or its shares if the share exchange is completed, and

          (2) not vote her, his or its shares in favor of the approval and adoption of the share exchange agreement at the annual meeting.

A bank shareholder who fails to satisfy both of these two requirements is not entitled to dissent from the share exchange under Tennessee law.

In addition, any bank shareholder who returns a signed proxy but fails to provide instructions as to the manner in which the applicable shares of bank common stock are to be voted will be deemed to have voted in favor of the approval and adoption of the share exchange agreement and will not be entitled to assert dissenters' rights.

For more information regarding your dissenters' rights, see the discussion under "Dissenters' Rights", which starts on page 59. The statutes governing dissenters' rights are included with this document as Appendix B. Please read that appendix carefully if you want more information about dissenting.

Q:   CAN YOU GIVE ME INVESTMENT AND TAX ADVICE?

No. We cannot give you legal, tax, accounting, financial or investment advice. The bank's board of directors believes that the bank holding company, the election of the director nominees, and the ratification of the board's selection of independent auditors are in the best interests of the bank and of shareholders in general. You will need to consult with your own advisors as to your particular circumstances.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE 2001 ANNUAL MEETING

Q:   WHO IS ENTITLED TO VOTE?

If you are a record holder of the bank's common stock at the close of business on March 19, 2001, which is the record date for the 2001 annual meeting, you will be entitled to receive notice of and to attend and vote at the meeting. On the record date, approximately 1,560,271 shares of the bank's common stock were outstanding. Each share of the bank's common stock entitles its holder to one vote on all matters presented at the meeting.

Q:   HOW DO I VOTE?

There are two methods. You may vote by completing and mailing the enclosed proxy form or by attending the annual meeting and voting in person. If you vote by proxy but wish to change your vote prior to the annual meeting, you may do so by following the procedures described in "Voting Procedures" starting on page 14.

Q:   WHO IS SOLICITING MY PROXY?

This proxy is being solicited on behalf of the bank's board of directors.

Q:   HOW DOES DISCRETIONARY AUTHORITY APPLY?

If you sign your proxy but do not make any selections, you give discretionary authority to the proxy holders to vote on the Proposals and other matters described in this document. In addition, every proxy gives the holder discretionary authority to vote on other matters that arise at the meeting of which management is not aware. However, the proxy holders will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Yes. Your broker will vote your shares of Capital Bank common stock if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the share exchange. Please contact your broker about this transaction without delay.

Q:   WHAT CONSTITUTES A QUORUM?

Each matter to be acted upon at the meeting requires the presence of a quorum. As of March 19, 2001, 1,560,271 shares of common stock were issued and outstanding. The holders of a majority of the outstanding shares, or 780,136 shares, must be present or represented by proxy, in order to establish a quorum. If you vote by proxy or in person, you will be considered part of the quorum.

Q:   WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Approval of the Share Exchange Agreement requires the affirmative vote of the holders of a least a majority of the outstanding shares of the bank's common voting stock. (The holding company, which is controlled by the bank, has already unanimously approved the share exchange.)

The five director nominees receiving the greatest number of votes will be elected.

The following proposals require the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy:

o Ratifying the bank's independent auditors; and

o Adjourning the meeting to a later date if necessary.

Q: HOW MANY VOTES ARE NEEDED IN ADDITION TO THOSE OF THE BANK'S DIRECTORS AND EXECUTIVE OFFICERS TO APPROVE THE SHARE EXCHANGE?

As noted above, based on information supplied to the bank as of February 14, 2001, the bank's executive officers and directors as a group owned 246,003 shares or 15.8% [not including unexercised options] of the total outstanding shares. This constitutes 31.5% of the 780,136 votes need to approve the share exchange. So, we need at least 534,133 more votes. WE BELIEVE THAT YOUR VOTE COUNTS. Please sign and return your proxy as soon as possible.

Q:   WHAT HAPPENS IF I DON'T VOTE OR IF I ABSTAIN?

Assuming the presence of a quorum, the required vote for the approval of the share exchange reorganization is the affirmative vote of at least a majority of the total outstanding shares of common stock (that is, 780,136 affirmative votes are necessary). If you abstain or don't vote on an issue, then the approval of that issue may be more difficult, particularly as to the share exchange reorganization. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker non-votes are not votes cast, they have the practical effect of votes cast against the creation of the holding company.

Q: MAY I SELL THE SHARES OF HOLDING COMPANY COMMON STOCK THAT I WILL RECEIVE IN THE SHARE EXCHANGE?

Yes, in the same manner that you would have sold your shares of Capital Bank common stock. Shares of holding company common stock received by bank shareholders in the share exchange will be freely transferable by the holders, except for those shares held by those bank shareholders who may be deemed to be "affiliates" of the bank or the holding company under applicable federal securities laws. Affiliates include directors, certain executive officers and holders of 10% or more of the bank's common stock. Generally, all shares of the holding company's common stock received by such affiliates may not be sold by them until the holding company publishes at least one full calendar month of the combined results of operations of the bank and the holding company except in compliance with the Securities Act and applicable accounting rules governing pooling of interests. Shares of holding company common stock received by non-affiliates in connection with the share exchange will be freely transferable under the Securities Act. For more detail regarding this subject, you may refer to the discussion under "Proposal No. 1: The Share Exchange - Description of the Transaction - Resales of Holding Company Common Stock" that starts on page 40. Of course, the market for holding company shares is expected to be similar to the current, thinly traded, local over-the-counter market that currently exists for bank stock. However, management is working to obtain brokers to make at least an "accommodation" market in the stock and, so far, three brokerage houses have agreed informally with the bank to make a "facilitation" market in the bank's stock. Still, we don't expect the holding company's stock to be traded on the Nasdaq in the near future.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

No. After the share exchange transaction is completed we will send you written instructions for exchanging your bank common stock certificates for holding company common stock certificates. As discussed above, this is not required immediately. Please turn to the discussion "Proposal No. 1: The Share Exchange - Description of the Transaction - Exchange of Stock Certificates"starting on page 41.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

If you want additional copies of this document, or if you want to ask any questions about the share exchange, you should contact:

              Sally P. Kimble, Senior Vice President of Operations,
                     Chief Accounting and Financial Officer
                          Capital Bank & Trust Company
                                1816 Hayes Street
                           Nashville, Tennessee 37203
                            Telephone: (615) 327-9000

We urge you to call or contact us if you have questions.

                                      xviii

                                                JOINT PROXY STATEMENT/PROSPECTUS

                              CAPITAL BANCORP, INC.
                 PROSPECTUS FOR 1,560,271 SHARES OF COMMON STOCK

                          CAPITAL BANK & TRUST COMPANY
           PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     We provide this proxy statement/prospectus to you in connection with the solicitation of proxies to be used at the annual meeting of shareholders of Capital Bank & Trust Company to be held on Tuesday, April 24, 2001, at 4:30 p.m., Central Time, at Capital Bank's Community Room. The Community Room is located in the bank's operations center at 1816 Hayes Street, Nashville, Tennessee 37203. At the meeting, shareholders will vote on a proposal to approve the reorganization of the bank as the wholly owned subsidiary of Capital Bancorp, Inc., will vote to elect five directors for the bank, and will vote on the ratification of the auditors selected by the bank's board of directors. The proposed reorganization, the election of directors, the ratification of auditors, and related matters that shareholders will vote on at the meeting, are described in this document. (We refer to Capital Bank & Trust Company in this document sometimes as "Capital Bank" or as the "bank.")

     In addition to being the bank's proxy statement, this document is the prospectus of Capital Bancorp, Inc. ("Capital Bancorp" or "holding company"), the proposed holding company for the bank. If the proposed reorganization takes place, Capital Bancorp will issue one share of its common stock for each whole share of the bank's outstanding common stock as part of a statutory share exchange. We anticipate that the holding company's common stock will trade on a very limited basis in the local over-the-counter market, comparable to the current, limited trading in the bank's common stock. Most transactions in the holding company's common stock will likely be privately negotiated. However, management of the bank is working to interest brokerage firms in making a market in the stock and some have agreed to "facilitate" an accommodation market in the stock (thus working to put buyers and sellers together).

     The proposed share exchange may involve elements of risk. See "Risk Factors" beginning on page 11.

     A "Question and Answer" format for certain frequently asked types of questions is included and begins on page xi.

     Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions, the Tennessee Securities Commission nor any other federal or state securities commission or governmental agency has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of holding company common stock offered in this combination proxy statement/ prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.

     The date of this combination proxy statement/prospectus is March 27, 2001.

                                     SUMMARY

     This summary highlights selected information from this proxy statement/prospectus (including the appendices) and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document in order to understand fully the share exchange and to obtain a more complete description of the legal terms of the share exchange and the other Proposals. This will give you a more complete description of the transaction we are proposing and about the other matters to be considered at the annual meeting. For more information about Capital Bank and its proposed bank holding company to be known as Capital Bancorp, Inc., see "Where You Can Find More Information" on page 99. We have included page references in this summary to direct you to other places in this proxy statement/prospectus where you can find a more complete description of the topics we have summarized.

     The "Glossary" provided at the end of this document may be helpful to you in understanding certain of the terms used in this document. (See page 100.)

     You should rely only on the information contained or referred to in this proxy statement/prospectus or any supplement. Neither Capital Bancorp, Inc. nor Capital Bank & Trust Company has authorized anyone else to provide you with different or additional information. You should not assume that the information provided in this document has not changed since the date of this document, which is March 27, 2001.

THE COMPANIES

(SEE PAGE 83 FOR CAPITAL BANK & TRUST COMPANY, PAGE 56 FOR CAPITAL BANCORP,
INC.)

CAPITAL BANK & TRUST COMPANY
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203
(615) 327-9000

     Capital Bank & Trust Company is a Tennessee-chartered banking corporation which operates as a commercial bank. The bank is headquartered in Nashville, Tennessee, which is the capital of the State of Tennessee. The bank has four full-service offices in Davidson County, one in Sumner County, and one under construction in eastern Davidson County near the western Wilson County border. The bank serves as a community bank for the Middle Tennessee Area, particularly in Davidson and Sumner Counties. The bank seeks to make loans and to provide certain other financial services, and to provide personalized service, to all of the members of its banking markets.

     As of December 31, 2000, Capital Bank had assets of approximately $ 167 million, loans (net of allowance for possible loan losses) of approximately $115 million, deposits of approximately $144 million, and stockholders' equity of approximately $15 million. The bank's most recent audited statements are included with this document (the "Consolidated Financial Statements").

Contact Information for Capital Bank:

Address/Telephone Number:

     The principal executive offices of Capital Bank & Trust Company are located at 1820 West End Avenue, Nashville, Tennessee 37203 .

The bank's post office box address is Capital Bank & Trust Company , P.O. Box 24120, Nashville, Tennessee 37202.

The telephone number for the bank is (615) 327-9000, and its main facsimile number for shareholder information and support is (615) 263-4855.

CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203
(615) 327-9000

     Capital Bancorp, Inc. is a newly charted Tennessee business corporation incorporated on March 5, 2001. It was formed at the direction of the board of directors of Capital Bank for the purpose of creating a holding company structure for the bank. It has three directors, all of whom are members of the bank's board of directors. They are Albert J. Dale, III, R. Rick Hart, and Michael D. Shmerling. The executive officers of the bank are also the executive officers of the holding company. They are R. Rick Hart, Chairman, President & CEO, John W. Gregory, Jr., Executive Vice President, H. Edward Jackson, Executive Vice President and Secretary, and Sally P. Kimble, Senior Vice President, Treasurer, and Chief Financial and Accounting Officer. The holding company has no operating history and owns no properties.

     The holding company has filed or will in the near future file an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to become a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "BANK HOLDING COMPANY Act"). The holding company is also in the process of providing all other notices and making all other applications needed for the share exchange.

GENERAL INFORMATION ABOUT THE 2001 ANNUAL MEETING FOR SHAREHOLDERS OF CAPITAL BANK & TRUST COMPANY (SEE PAGE 13)

Annual Meeting of the Shareholders of Capital Bank & Trust Company for 2001.

         Date:    April 24, 2001.

         Time:    4:30 p.m., Central Time.

         Place: The Community Room of Capital Bank & Trust Company located at 1816 Hayes, Street, Nashville, Tennessee 37203.

Proposals to be Voted upon at the Annual Meeting.

o To approve the creation of a bank holding company for Capital Bank & Trust Company that will be owned by Capital Bank's current shareholders. This requires that at least a majority of all of the outstanding shares of the bank's common stock vote affirmatively to approve the formation of a bank holding company for the bank by adopting the Share Exchange Agreement. That agreement provides for the reorganization of Capital Bank & Trust Company as the wholly owned subsidiary of Capital Bancorp, Inc. Under the proposed share exchange, the bank's shareholders will own the holding company and the holding company will, in turn, own the bank;

o To elect five (5) "Class I" directors to the bank's board of directors to serve terms of three years and until their successors have been elected and duly qualified;

o To ratify the appointment of Maggart & Associates, P.C., Certified Public Accountants, of Nashville, Tennessee, as the independent auditors of Capital Bank & Trust Company for the year ending December 31, 2001;

o If necessary, to adjourn the annual meeting to a later date to permit further solicitation of proxies if there are insufficient votes at the time of the meeting to constitute a quorum or to approve the plan of reorganization and share exchange; and

o To transact such other business as may properly come before the annual meeting and any adjournment of the annual meeting.

THE SHARE EXCHANGE (SEE PAGE 36)

     Pursuant to the Share Exchange Agreement between Capital Bank and Capital Bancorp, the shareholders of Capital Bank will exchange all of their shares for shares of Capital Bancorp, except that the holding company will pay cash for dissenters and for fractional shares. The bank's shareholders will then own the holding company and the holding company will own the bank. This will occur automatically if the share exchange is completed and, upon completion, you will be a shareholder of the holding company and not a shareholder of the bank. Your certificates will then be deemed for all corporate purposes to be the certificates for shares of the holding company, and not certificates or shares of the bank. However, you will need to exchange your certificates if and when requested by the holding company at any time.

WHAT YOU WILL RECEIVE IN THE SHARE EXCHANGE (SEE PAGE 37)

     If we complete the share exchange, you will have the right to receive, and you will be deemed automatically to have received, one share of holding company common stock for each share of Capital Bank common stock that you own on the date the share exchange is completed (called the "Effective Date"). Your certificates for Capital Bank common stock will be deemed for all purposes to represent certificates for Capital Bancorp common stock even though they say "Capital Bank & Trust Company" on them.

     Capital Bancorp will not issue any fractions of shares of common stock. Rather, it will pay cash (without interest) for any fractional share interest any Capital Bank stockholder would otherwise receive in the share exchange. The cash payment will be in an amount equal to the fraction of a share multiplied by the book value of one share of Capital Bank common stock as calculated by the bank as of the last business day of the month before the share exchange is completed. (However, if the share exchange is completed on the last business day of the month, then the book value will be computed as of that date.)

EFFECT OF THE SHARE EXCHANGE ON CAPITAL BANK OPTIONS (SEE PAGE 87)

     Capital Bank has granted certain options to acquire Capital Bank common stock under the existing Capital Bank stock option plan. If the share exchange is completed, each option granted under Capital Bank's stock option plan that is outstanding, whether or not exercisable, will be converted into a like number of options for holding company common stock on the same terms and conditions as the options for the bank's common stock.

DISSENTERS' RIGHTS IN THE SHARE EXCHANGE (SEE PAGE 59)

     Dissenters rights will be available to Capital Bank shareholders who carefully and strictly comply with the requirements of exercising dissenters rights.

YOUR EXPECTED TAX TREATMENT AS A RESULT OF THE SHARE EXCHANGE (SEE PAGE 43)

     We expect that, for federal income tax purposes, you will not recognize any gain or loss upon the exchange of all of your shares of Capital Bank common stock for shares of holding company common stock. You may, however, recognize taxable gain or loss related to any cash you receive for dissenting shares or in lieu of a fractional share of holding company common stock. Before the share exchange can be completed, the holding company and Capital Bank must receive opinion of special tax counsel to the bank with respect to material federal income tax consequences of the share exchange. If this (or a comparable tax opinion) is not received and the material federal income tax consequences of the share exchange were substantially different from those described in this proxy statement/prospectus, Capital Bank would resolicit the approval of its stockholders prior to completing the share exchange or terminate the transaction.

         Tax matters are very complicated and the tax consequences of the share exchange to you will depend on the facts of your specific situation. You should consult your own tax advisor to determine the effect of the share exchange under federal, state, local, and foreign tax laws. We are not giving you tax, legal or other advice.

MARKET PRICES OF COMMON STOCK (SEE PAGE 98)

     The bank's common stock is thinly traded on a very limited basis in the local over-the-counter market. However, the bank's management is working diligently to interest brokerage firms in making a market in the bank's stock (and, after the share exchange, in the holding company's common stock), and three brokerage firms have agreed to facilitate an accommodation market in the stock. (This means that they try to connect buyers and sellers of the stock to facilitate trades.) We believe that the same type of market will exist for the holding company's common stock as for the bank's common stock. The last trade in bank common stock known to management occurred in February of 2001 at a price of $15.00 per share. There have been no trades in the holding company's common stock, all 250 shares of which are owned by executive officers of the bank and all of which 250 shares will be redeemed by the holding company if the share exchange is completed.

OUR REASONS FOR THE SHARE EXCHANGE (SEE PAGE 36)

     Capital Bank and the holding company believe that the share exchange will result in a company with expanded opportunities for profitable growth. We anticipate that the holding company structure will provide greater flexibility for raising capital as needed by the bank, for redeeming shares to help maintain liquidity in the holding company's shares, and potentially for other activities that we believe should, or which by law must, be conducted outside the bank.

STOCKHOLDER VOTE REQUIRED (SEE PAGE 14)

     In order for the annual meeting to be held, a quorum must be present. A quorum is established when a majority of the shares of Capital Bank common stock outstanding and entitled to vote on a matter are represented at the annual meeting either in person or by proxy.

     The share exchange must be approved by an absolute majority of the shares outstanding and entitled to vote. Thus your participation is critical. We believe that every vote counts.

     The five director nominees receiving the highest number of votes will be elected. A majority of a quorum is needed to ratify the board's selection of the bank's independent auditors.

VOTING RIGHTS AT THE ANNUAL MEETING (SEE PAGE 14)

     If you owned shares of Capital Bank common stock as of the close of business on March 19, 2001, the record date, you are entitled to vote at the annual meeting. On the record date, 1,560,271 shares of Capital Bank common stock were outstanding and entitled to vote at the annual meeting. You will be entitled to one vote for each share of Capital Bank common stock that was validly issued and outstanding and that you owned on the record date. You may vote either by attending the annual meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.

VOTING PROCEDURES FOR THE 2001 ANNUAL MEETING (SEE PAGE 14)

     We are asking for your proxy to use at the 2001 annual meeting. We have prepared this proxy statement/prospectus to assist you in deciding how to vote and whether or not to grant your proxy to us. Please indicate on your proxy card how you want to vote. Then sign, date and mail it to us as soon as possible so that your shares will be represented at the annual meeting.

     If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote for the approval of the bank holding company recommended by the bank's board of directors, as well as a vote for the director-nominees and the ratification of auditors.

     If you fail to return your proxy card and fail to vote at the annual meeting, the effect will be a vote against the proposed bank holding company.

     If you sign a proxy, you may revoke it at any time before it is exercised at the annual meeting by (1) giving written notice of revocation to the Secretary of Capital Bank before the proxy is voted, (2) properly submitting to Capital Bank a duly executed proxy bearing a later date, or (3) attending the annual meeting and voting in person. You cannot vote shares of Capital Bank common stock held in "street name"; only your broker can. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them, and your shares will be treated as votes against the bank holding company and the share exchange.

     If you intend to dissent, be sure to either not send in a proxy or to vote against the share exchange. Otherwise, you will likely lose your right to dissent. See "Dissenters' Rights."

RECOMMENDATIONS TO STOCKHOLDERS (SEE PAGE 17)

     Capital Bank's board of directors thinks that a bank holding company for the bank is a positive development for the bank and its shareholders. The board has approved the Share Exchange Agreement. The bank's board of directors unanimously recommends that you vote in favor of the holding company by voting FOR approval of the Share Exchange Agreement.

     The bank's board of directors also recommends unanimously that you vote:

     o    FOR the five nominees to the bank's board of directors; and

     o FOR the ratification of the bank board's selection of Maggart & Associates, P.C., Certified Public Accountants located in Nashville, Tennessee, as the bank's independent auditors for the fiscal year ending December 31, 2001.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (SEE PAGE 70)

     On the record date, Capital Bank's directors and executive officers, their immediate family members and entities they control owned 246,003 shares [not including unexercised options], or approximately 15.8% of the outstanding shares of Capital Bank common stock. This number of shares amounts to 31.5% [not including unexercised options] of the 780,136 shares required for approval of the share exchange.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE THAT MAY BE DIFFERENT FROM YOURS (SEE PAGE 40)

     Capital Bank's directors have stock options, and certain officers have employment agreements and rights under stock options and other benefit plans and other arrangements, that may provide them with interests in and benefits from the share exchange that are different from yours. The Capital Bank board of directors was aware of these interests and considered them in approving and recommending the Share Exchange Agreement, the related plan of share exchange, and the transactions contemplated thereby, including the share exchange itself. The formation of the holding company for the bank through the share exchange will not constitute a "change in control" for the purpose of any Capital Bank employment agreement.

EFFECTIVE TIME (SEE PAGE 42)

     The share exchange will become final at the time specified in the Articles of Share Exchange to be filed with the Secretary of State of the State of Tennessee. If Capital Bank stockholders approve the share exchange at the annual meeting, and the holding company obtains all required regulatory approvals, we currently anticipate that the share exchange will be completed by the end of the second quarter of 2001. Capital Bank and the holding company cannot assure you that we can obtain the necessary stockholder and regulatory approvals or that the other conditions to the share exchange can or will be satisfied.

EXCHANGE OF STOCK CERTIFICATES (SEE PAGE 41)

     You should not send Capital Bank, the holding company, or their transfer agent any stock certificates at this time. After completion of the share exchange, you will automatically become a shareholder of the holding company and your stock certificates will evidence ownership in Capital Bancorp, Inc., not in Capital Bank. However, initially, the holding company does not plan to request that shareholders exchange their Capital Bank stock certificates for holding company stock certificates. Instead, the holding company plans simply to issue stickers or to change over to holding company stock certificates as shares are transferred or reissued in the ordinary course of business. This will generally be handled by the bank's and the holding company's transfer agent. However, after the reorganization, the holding company may elect to send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. Thereafter, the holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

After the share exchange is complete, of course, you may contact our transfer agent for assistance and for additional information. The transfer agent can be contacted as follows:

Registrar & Transfer Company
10 Commerce Drive
Cranford, New Jersey  07016-3572
Telephone 1-800-368-5948

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER AND INSTRUCTIONS ON HOW TO SURRENDER THEM.

REGULATORY APPROVAL AND OTHER CONDITIONS (SEE PAGES 38 AND 41)


     The holding company is required to notify and obtain approvals from certain government regulatory agencies before the share exchange may be completed, including the Federal Reserve Board and other federal and state banking regulators. We expect that the holding company will obtain all required regulatory approvals, but we cannot assure you that these regulatory approvals will be obtained.

     In addition to the required regulatory approvals, the share exchange will be completed only if certain conditions, including, but not limited to the following, are met or, if waivable, waived:

     (1) Capital Bank stockholders approve the Share Exchange Agreement and the related plan of share exchange at the 2001 annual meeting;

     (2) Capital Bank and the holding company each receive an opinion of counsel that the share exchange will qualify as a tax-free reorganization; and

     (3)  Capital Bank has not terminated the Share Exchange Agreement.

In addition to these conditions, the Share Exchange Agreement, attached to this proxy statement/prospectus as Appendix A, describes other conditions that must be met before the share exchange may be completed.

     Capital Bank and the holding company cannot assure you that the conditions to the share exchange can or will be satisfied.

WAIVER, AMENDMENT OR TERMINATION OF THE SHARE EXCHANGE AGREEMENT (SEE PAGE 39)

     The holding company and Capital Bank may agree to terminate the Share Exchange Agreement or elect not to complete the share exchange at any time before the share exchange is completed. The bank has the right to terminate the Share Exchange Agreement at any time in its sole discretion.

     The Share Exchange Agreement may be amended by the written agreement of Capital Bank and the holding company. The parties may amend the Share Exchange Agreement without stockholder approval, even if Capital Bank stockholders have already approved the share exchange. However, Capital Bank stockholders must approve any amendments that would modify, in a material respect, the type or amount of consideration that they will receive in the share exchange.

ACCOUNTING TREATMENT (SEE PAGE 45)

     The holding company intends to account for the share exchange as a pooling of interests transaction for accounting and financial reporting purposes. The pooling of interests method of accounting means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS (SEE PAGE 46)

     When the share exchange is completed you will automatically become a holding company stockholder. The rights of the holding company stockholders differ from the rights of Capital Bank stockholders in certain significant ways. Many of these differences have to do with provisions in the holding company's charter, bylaws, and Tennessee law. Certain of these provisions are intended to make a takeover of the holding company more difficult if the holding company board of directors does not approve it.

Historical and Pro Forma Per Share Data

     The book value of Capital Bank at December 31, 2000, was $9.79 per share. The pro forma book value per share of Capital Bancorp, using the December 31, 2000 date, would also be $9.79 assuming for purposes of this calculation that the share exchange had been completed on that date.

     The cash dividends declared per share and the earnings and earning per share data for Capital Bank for the five-years ended December 31, 2000, is shown under the caption "Selected Consolidated Financial Data." Pro forma data for Capital Bancorp would be substantially the same as that shown for Capital Bank.

     We present the pro forma data for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had the holding company completed the share exchange at the times indicated, and it does not necessarily indicate what future results of operations or combined financial position will be.

     You should read the information shown below in conjunction with the historical consolidated financial statements of Capital Bank and the notes provided with them and related financial information appearing elsewhere in this proxy statement/prospectus. See " - Selected Consolidated

Financial Data," "Description of the Holding Company" and "Where You Can Find More Information."

Selected Consolidated Financial Data

     The following table presents for Capital Bank selected consolidated financial data for the five-year period ended December 31, 2000. The information is based in part on the consolidated financial statements contained in reports Capital Bank has filed with the FDIC under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). See "Where You Can Find More Information." You should read the following table in conjunction with the consolidated financial statements of Capital Bank described above and with the notes to them. Historical results are not necessarily indicative of results to be expected for any future period.

                  [Remainder of Page Left Blank Intentionally.]

                          Capital Bank & Trust Company
                              Selected Consolidated

                                 Financial Data

                                                            IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                                                                        AS OF DECEMBER 31,
                                                --------------------------------------------------------------------
                                                   2000          1999          1998          1997         1996
                                                -----------   -----------   -----------   ----------   -----------
CONSOLIDATED BALANCE SHEETS:

Total assets end of year                          $166,942       136,313        113,687        81,616       62,450

Loans, net                                        $114,703       102,912         73,691        54,096       36,709

Securities                                        $ 25,990        24,926         18,146        18,301       16,681

Deposits                                          $144,093       100,978         90,705        66,392       53,952

Stockholders' equity                              $ 15,282        19,062         14,216        13,294        7,961


CONSOLIDATED STATEMENT OF EARNINGS:                                          Years Ended December 31
                                                ---------------------------------------------------------------------
                                                   2000          1999          1998         1997          1996
                                                -----------   -----------   -----------   ----------   --------------
Interest income                                  $   13,338       10,084         7,945         5,989        4,133
Interest expense                                      6,997        4,520         3,687         2,761        1,885
                                                -----------   ----------   -----------    ----------   -----------
      Net interest income                             6,341        5,564         4,258         3,228        2,248
Provision for possible loan losses                      792          450           280           180          180
                                                -----------   ----------   -----------    ----------   -----------
Net interest income after provision for
   possible loan losses                               5,549        5,114         3,978         3,048        2,068
Non-interest income                                     812          762           659           357          316
Non-interest expense                                  5,095        4,201         3,101         2,380        1,852
                                                -----------   -----------  -----------    ----------   -----------
Earnings before income taxes                          1,266        1,675         1,536         1,025          532
Income taxes                                            179          637           598           189            -
                                                -----------   -----------   -----------   ----------   -----------
Net earnings                                    $     1,087        1,038           938           836          532
                                                ===========   ===========   ===========   ==========   ===========
Comprehensive earnings                          $     1,520          384           914           891          412
                                                ===========   ===========   ===========   ==========   ===========
Cash dividends declared                         $         -            -             -             -            -
                                                ===========   ===========   ===========   ==========   ===========

PER SHARE DATA                                     2000          1999          1998          1997         1996
                                                -----------   -----------   -----------   ----------   -----------
Basic earnings per common share                 $       0.68         0.64         0.69         0.70         0.58

Diluted earnings per common share               $       0.65         0.59         0.56         0.59         0.50

Cash dividends                                  $          -            -            -            -            -

Book value                                      $       9.79        10.53        10.42         9.75         8.66


RATIOS:
Return on average stockholders' equity                  7.26%        6.06%        6.81%        7.62%        6.94%
Return on average assets                                0.72%        0.86%        1.00%        1.18%        1.07%
Capital to assets                                       9.15%       13.98%       12.50%       16.29%       12.75%
Dividends declared per share as percentage of
basic earnings per share                                   -%           -%           -%           -%           -%
                                                        ====         ====         ====         ====         ====

                                  RISK FACTORS

General

     You should carefully consider all information in this document, especially the risk factors below, in determining how to vote.

     If the share exchange is consummated, you will receive shares of holding company common stock in exchange for your shares of Capital Bank common stock. You should be aware of particular risks and uncertainties that are applicable to an investment in holding company common stock. Specifically, there are risks and uncertainties that bear on the holding company's future financial results and that may cause the holding company's future earnings and financial condition to be less than the holding company's expectations.

     Some of the risks and uncertainties involved in an investment in holding company common stock relate to economic conditions generally and could be expected to affect other financial institutions in similar ways. These aspects are discussed previously in this proxy statement/prospectus under the heading "A Warning about Forward-Looking Statements." This section addresses particular risks and uncertainties that are specific to the holding company.

Risks Relating to the Share Exchange

     The holding company has no operating history and it cannot guarantee that it will have a positive impact on the profitability of the bank. There is no established market for the holding company's securities, including the common stock to be issued to bank shareholders if the share exchange is completed, and trading is expected to continue in the local, thinly traded, over-the-counter market and in privately negotiated transactions. However, management continues to work to interest securities firms in the bank's common stock. Currently, three brokerage firms have expressed a willingness to "facilitate" an accommodation market in the bank's stock (which we believe will be carried over to the holding company's common stock).

     The holding company's issuance of additional shares of common stock could dilute or depress the value of your shares of the holding company's common stock.

     We anticipate that the holding company will issue approximately 1,560,271 shares of common stock, if the reorganization is completed, so that over 18 million shares of common stock will remain unissued. Sales of additional shares of common stock, or the perception that shares may be sold, could possibly negatively affect the market price of the holding company's common stock.

     The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders. Shareholders of the holding company, like shareholders of the bank, will not have preemptive rights, which is the right to subscribe for additional shares being offered on a proportional basis to their stock ownership percentage.

     The holding company may not be able to accomplish the goals set for it by its board of directors and management. For example, one of the reasons for forming the holding company for the bank is the belief that the holding company may be able to raise capital more easily than the bank, such as by borrowing funds and pledging the stock of the bank as collateral. This may not prove to be correct. Or, the holding company may not be able to redeem its own stock in order to create and/or to preserve the type of liquidity that the bank's management and board of directors currently believe needs to be accomplished.

     The value of Capital Bank common stock may vary in the future. If the share exchange is not completed, the value of Capital Bank common stock could increase or decrease in the future. Such value could be either higher or lower than the share price that will be available for holding company common stock.

     The holding company's authorized capital consists of 20.0 million shares of common stock, just as the bank's does. Like the bank's charter, the holding company's charter also authorizes 20.0 million shares of preferred stock, which can be issued on terms satisfactory to the holding company's board of directors. A large number of authorized shares will generally permit the board of directors to have as much flexibility as possible to issue additional shares, without prior shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. These additional shares could also be used by the board of directors to delay or prevent a third party's attempt to gain control over the holding company, with the result that a premium for your shares over their market value might be lost. This could be accomplished by issuing new shares to a management-friendly party. By comparison, the bank has exactly the same number of authorized shares of common stock and preferred stock. As of March 19, 2001, the bank had 1,560,271 issued and outstanding shares of common stock and no shares of its preferred issued or outstanding. (The holding company does not have any commitments or plans to issue preferred stock.)

     The Tennessee Business Corporation Act contains strong anti-takeover provisions that apply to corporations registered under Section 12 of the Securities Exchange Act and which could delay or prevent an acquisition. Presently, the bank's common stock is registered under Section 12 of that Act. The holding company's common stock is expected to be registered under that law. See the sections "Description of the Holding Company's Capital Securities - Anti-Takeover Effect of Provisions in Charter and Bylaws."

     Reorganizing the bank into a holding company structure will add an additional layer of government regulation that will result in additional costs.

     The bank is already subject to extensive governmental supervision, regulation and control, and the reorganization will result in additional regulation. For example, the holding company will assume the bank's filing and reporting requirements under the Securities Exchange Act of 1934, which include:

o After completion of the reorganization, as an SEC reporting company, the holding company will file periodic financial reports, proxy statements and other information with the SEC.

o The holding company must also file registration statements with the SEC under the Securities Act of 1933 (the "Securities Act"), as well as with state securities commissions under state securities laws, for the offer and sale of its securities to the public. Presently, the bank's securities are generally exempt from the registration requirements of the Securities Act and from many state registration requirements because of exemptions for bank securities.

     Although the bank currently files its periodic reports, proxies and other materials with the Federal Deposit Insurance Corporation ("FDIC"), as its "primary federal regulator," the holding company will file its periodic reports, proxies and other materials with the Securities and Exchange Commission (the "SEC"). These filings under both the Securities Act and the Securities Exchange Act can be expected to involve additional costs, including staff, accounting, and legal fees.

     The holding company will also be subject to the provisions and restrictions of the Bank Holding Company Act of 1956 and to supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). It must file an annual report with the Federal Reserve Board, which may also conduct examinations of the holding company. These requirements are designed to protect the safety and soundness of the bank subsidiaries of holding companies. As a result, the holding company will incur legal and other costs. See "Description of the Holding Company - Supervision and Regulation of the Holding Company."

     The forward-looking statements we make in this document are inherently uncertain.

     This proxy statement/prospectus contains forward-looking statements including statements regarding intent, belief, anticipation or current expectations about matters that may or may not occur in the future. A forward-looking statement is any statement that is not an historical fact. These statements are subject to risks, uncertainties and assumptions. These include the risk that projected trends for the continued growth of the bank will not occur. If one or more of these risks or uncertainties occurs or if underlying assumptions prove incorrect, actual results, performance or achievements in 2001 and beyond could differ materially from those stated. You should not assume that statements about matters that are projected, estimated, or approximated, or made on a comparable basis, are anything but informed guesses about the future. We have attempted to use our experience and best judgment but no one can reliably predict the future.

     You should not assume that the information in this proxy statement/prospectus or any supplement is accurate as of any other date than the date indicated on those documents.

     This proxy statement/prospectus does not constitute an offer of securities in any jurisdiction in which, or to any person to whom, it is not permitted. Neither does this proxy statement/prospectus cover resales of shares of holding company common stock after completion of the proposed share exchange, and no person is authorized to make use of this proxy statement/prospectus in connection with any resale.

                  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

     This proxy statement/prospectus is being furnished to you in connection with the proxy solicitation by Capital Bank's board of directors. The Capital Bank board of directors will use the proxies at the 2001 annual meeting of stockholders of Capital Bank and at any adjournments or postponements of that meeting.

     You are requested to promptly sign, date, and return the accompanying proxy card to Capital Bank in the enclosed postage-paid, addressed envelope. If you do not return your properly executed card, or if you do not attend and cast your vote at the annual meeting, the effect will be a vote against the share exchange.

Time and Place of Annual Meeting

     The 2001 annual meeting is scheduled to be held at the bank's Community Room located at 1816 Hayes Street, Nashville, Tennessee 37203, on Tuesday, April 24, 2001, at 4:30 p.m., local time in Nashville, Tennessee (Central Time).

Purpose of the 2001 Annual Meeting

     At the 2001 annual meeting of Capital Bank's shareholders, the board of directors of the bank will request that the bank's shareholders:

o Consider and act upon a proposal to create a holding company for the bank by approving and adopting the Share Exchange Agreement, providing for:

     o The creation of a bank holding company structure for Capital Bank & Trust Company through the use of a statutory share exchange procedure; and

     o The exchange of each whole share of common stock of Capital Bank for one whole share of common stock of Capital Bancorp;

o Elect five directors to the bank's board of directors to serve for three-year terms and until their successors have been elected and duly qualified;

o Ratify the selection of Maggart & Associates, P.C., Certified Public Accountants, of Nashville, Tennessee as the bank's independent auditors for the year ending December 31, 2001;

o Consider any adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the meeting to constitute a quorum or to approve the Share Exchange Agreement; and

o Transact any other business that may properly come before the annual meeting and any adjournment of the meeting.

                                VOTING PROCEDURES

Voting Securities and the Record Date

     The board of directors of the bank has fixed March 19, 2001, as the record date for the determination of shareholders of the bank entitled to receive notice of and to vote at the annual meeting. On the record date, the bank had approximately 1,560,271 shares of common stock, par value $4.00 per share, issued and outstanding. This is the only class of bank securities with shares outstanding. Approximately 600 shareholders hold these shares.

Voting Rights

     At the annual meeting, Capital Bank stockholders will have one vote for each share of bank common stock owned on the record date.

Quorum

     The holders of a majority of the 1,560,271 outstanding shares of common stock, or 780,136 shares, must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." "Broker non-votes" will not be counted in determining the presence of a quorum for the particular matter. "Broker non-votes" are shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until a quorum is present.

Shares in Street Name

     Only a broker can vote shares of Capital Bank common stock held in street name for customers who are beneficial owners of such shares. Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares to approve the share exchange without specific instructions from their customers. Each broker will provide instructions on how to vote to each of its customers. Any abstention, non-voting share or "broker non-vote" will have the same effect as a vote AGAINST the approval of the share exchange. Therefore, it is imperative that you provide your broker with voting instructions. If your shares are held in a street name and you plan to attend the annual meeting and vote in person, you must contact your broker for instructions on how to vote in person.

Votes Required for the Proposals

     Proposal No. 1: Share Exchange - Description of the Transaction. Assuming the presence of a quorum, the required vote for the approval of the share exchange reorganization is the affirmative vote of at least a majority of the total outstanding shares of common stock (that is, a minimum of 780,136 shares). Although abstentions and broker non-votes are not treated as votes cast, they have the practical effect of votes against the bank holding company proposal that is being recommended by the bank's board of directors.

     If you do not strictly follow the requirements for dissenters' rights, and if at least a majority of the outstanding shares of bank common stock vote in favor of the reorganization and the share exchange is completed, you will automatically, without any further action on your part, receive one share of holding company common stock in exchange for each whole share of bank common stock you hold.

     Proposal No. 2 - Election of Directors. Assuming the presence of a quorum, the five nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. There are only five nominees and no further nominees are permitted at this time by the bank's bylaws. Votes withheld and broker non-votes will count neither for nor against the election of a nominee.

         Cumulative voting is not permitted. (The absence of cumulative voting means that you may only vote that number of shares that you have the power to vote; and that you may not "multiply" the number of votes to which you may be entitled by the number of directors to be elected.)

     Proposal No. 3 - Ratification of Independent Auditors. A greater number of affirmative votes than negative votes, in person or by proxy, is necessary to ratify the bank's selection of independent auditors.

Solicitation of Proxies

     The bank's board of directors is soliciting the proxies of the bank's shareholders. The bank's board is first sending this combination proxy statement/prospectus and the enclosed form of proxy to shareholders of the bank on or about March 27, 2001.

     In connection with the solicitation of proxies, the bank will:

     o    Bear the cost of soliciting proxies and

     o Reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable forwarding expenses to the beneficial owners of the stock.

     Directors, officers and employees of Capital Bank may solicit proxies by mail, in person, or by telephone, telegraph, or other means. They will receive no additional compensation for such services. Capital Bank may, however, hire a professional proxy solicitor who will receive a fee for its services. Capital Bank may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Capital Bank common stock held of record by such persons. Capital Bank will reimburse any such brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them for such services. Capital Bank will pay its own expenses in connection with the share exchange, including the printing costs incurred in connection with the printing of the registration statement and this proxy statement/prospectus, as provided in the Share Exchange Agreement. We estimate that the total amount spent by us on the proxy solicitation will be no more than $10,000. As of March 27, 2001, we have not spent any funds on proxy solicitation.
See "Description of the Transaction - Expenses and Fees."

Voting by Proxy

     By properly completing and signing a proxy form, you will be appointing the proxy holders to vote your shares at the annual meeting according to your instructions on the proxy form. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

o FOR the approval and adoption of the holding company proposal and the Share Exchange Agreement;

o    FOR the election of the five nominees for bank director named below;

o FOR the ratification of Maggart & Associates, P.C., Certified Public Accountants of Nashville, Tennessee as the bank's independent auditors for the year ending December 31, 2001; and

o FOR the adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal.

     However, the proxy holders will not vote any proxy that withholds authority or that is voted against the reorganization in favor of any adjournment of the meeting.

     A proxy also gives the persons named as proxy holders the right to vote on other business, including new business that may properly come before the annual meeting or matters incidental to the conduct of the meeting. (Presently, the bank is unaware of any new business that may be properly brought up at the meeting.) If other matters are properly brought before the meeting, the proxy holders will vote your proxy in his discretion on such other business. It is expected that the proxy holders will consult with the bank's management in connection with such discretionary voting.

Revocation of Proxies

     Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person if you first give notice to H. Edward Jackson, III, Executive Vice President and Secretary of the bank. A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is first voted:

o By giving written notice of revocation to H. Edward Jackson, III, Executive Vice President and Secretary, Capital Bank & Trust Company, 1820 West End Avenue, Nashville, Tennessee 37203;

o By delivering a properly executed proxy bearing a later date to the Secretary of the bank; or

o By voting in person after giving written notice to the Secretary of the bank.

     Attendance by a shareholder at the annual meeting will NOT by itself revoke a proxy.

     A form of proxy for the bank's common stock is enclosed with this proxy statement/prospectus. Holders of the common stock are requested to sign, date and return the proxy in the postage paid envelope as soon as possible. Please refer also to the important impact of returning a signed proxy in the event that the holder intends to dissent from the share exchange. See "Dissenters' Rights" starting on page 59.

Properly executed proxies that Capital Bank receives before the vote at the annual meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SHARE EXCHANGE, FOR THE ELECTION OF DIRECTORS, AND FOR THE RATIFICATION OF INDEPENDENT AUDITORS, AND THE PROXY HOLDERS MAY VOTE THE PROXY IN THEIR DISCRETION AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE ANNUAL MEETING, AS DIRECTED BY CAPITAL BANK'S BOARD OF DIRECTORS. IF NECESSARY, THE PROXY HOLDERS MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE ANNUAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE PROPOSAL AT THE TIME OF THE ANNUAL MEETING. HOWEVER, NO PROXY HOLDER WILL VOTE ANY PROXIES VOTED AGAINST APPROVAL OF THE SHARE EXCHANGE IN FAVOR OF A PROPOSAL TO ADJOURN THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES.

ALL WRITTEN NOTICES OF REVOCATION AND OTHER COMMUNICATIONS WITH RESPECT TO REVOCATION OF PROXIES SHOULD BE SENT TO: CAPITAL BANK & TRUST COMPANY, 1820 WEST END AVENUE, NASHVILLE, TENNESSEE 37203, ATTENTION: H. EDWARD JACKSON, III, EXECUTIVE VICE PRESIDENT AND SECRETARY.

Dissenters' Rights

     As a Capital Bank stockholder, you will have statutory dissenters' rights in connection with the formation of the holding company for the bank if you take the proper steps. See "Dissenters' Rights."

RECOMMENDATIONS

     Capital Bank's board of directors has unanimously approved the formation of a bank holding company for the bank. The board believes that the Share Exchange Agreement and the transactions contemplated thereby, including the plan of share exchange, are in the best interests of Capital Bank and its stockholders. Capital Bank's board of directors recommends that you vote FOR approval of the bank holding company and, thus, FOR the Share Exchange Agreement (Proposal No. 1:The Share Exchange - Description of the Transaction"). In addition, the bank's board recommends that you vote FOR the five director nominees ("Proposal No. 2:
Election of Bank Directors") and FOR the ratification of the board's selection of Maggart & Associates, P.C., Certified Public Accounts, as the bank's independent auditors ("Proposal No. 3: Ratification of Independent Auditors").

                             STATISTICAL DISCLOSURES

The following are statistical disclosures for Capital Bank.

                  [Remainder of page left blank intentionally.]

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000



I.       Distribution of Assets, Liabilities and Stockholders' Equity:
         Interest Rate and Interest Differential

         The Schedule which follows indicates the average balances for each major balance sheet item, an analysis of net interest income and the change in interest income and interest expense attributable to changes in volume and changes in rates.

         The difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities is net interest income, which is the Bank's gross margin. Analysis of net interest income is more meaningful when income from tax-exempt earning assets is adjusted to a tax equivalent basis. Accordingly, the following schedule includes a tax equivalent adjustment of tax-exempt earning assets, assuming a weighted average Federal income tax rate of 34%.

         In this Schedule "change due to volume" is the change in volume multiplied by the interest rate for the prior year. "Change due to rate" is the change in interest rate multiplied by the volume for the current year. Changes in interest income and expense not due solely to volume or rate changes are included in the "change due to rate" category.

         Non-accrual loans have been included in the loan category. Loan fees of $504,000, $510,000 and $373,000 for 2000, 1999 and 1998, respectively, are included in loan income and represent an adjustment of the yield on these loans.

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000


                                                                 IN THOUSANDS, EXCEPT INTEREST RATES
                                       ---------------------------------------------------------------------------------------
                                                   2000                          1999                    2000/1999 CHANGE
                                       ---------------------------     -------------------------    --------------------------
                                        Average  Interest  Income/     Average Interest   Income/   Due to    Due to
                                        Balance    Rate    Expense     Balance   Rate     Expense   Volume     Rate      Total
                                       ---------------------------    ---------------------------   --------------------------

Loans, net of unearned interest        $ 113,461   9.99%    11,335     86,198    9.61%     8,287     2,620      428      3,048

Investment securities - taxable           23,714   6.70      1,589     20,972    6.51      1,366       179       44        223

Investment securities -
   tax exempt                              1,102   4.63         51        871    4.59         40        11       --         11

Taxable equivalent adjustment                 --   2.36         26         --    2.41         21         5       --          5
                                       ---------------------------    ---------------------------                        -----
       Total tax-exempt
        investment securities              1,102   6.99         77        871    7.00         61        16       --         16
                                       ---------------------------    ---------------------------                        -----

Total investment securities               24,816   6.71      1,666     21,843    6.53      1,427       194       45        239
                                       ---------------------------    ---------------------------                        -----

Loans held for sale                        1,121   7.40         83      1,783    7.85        140       (52)      (5)       (57)

Federal funds sold                         3,966   6.58        261      3,668    4.85        178        14       69         83

Interest-bearing deposits in
   financial institutions                    344   5.52         19      1,579    4.62         73       (57)       3        (54)
                                       ---------------------------    ---------------------------                        -----

       Total earning assets              143,708   9.30     13,364    115,071    8.78     10,105     2,514      745      3,259
                                       ---------------------------    ---------------------------                        -----

Cash and due from banks                    3,086                        3,114

Allowance for possible loan
   losses                                 (1,624)                      (1,193)

Bank premises and equipment                3,356                        1,406

Other assets                               2,997                        1,668
                                       ---------                      -------

       Total assets                    $ 151,523                      120,066
                                       =========                      =======

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000


                                                                 IN THOUSANDS, EXCEPT INTEREST RATES
                                       ---------------------------------------------------------------------------------------
                                                   2000                          1999                    2000/1999 CHANGE
                                       ---------------------------     -------------------------    --------------------------
                                        Average  Interest  Income/     Average Interest   Income/   Due to    Due to
                                        Balance    Rate    Expense     Balance   Rate     Expense   Volume     Rate      Total
                                       ---------------------------    ---------------------------   --------------------------

Deposits:
  Negotiable order of
    withdrawal accounts                $   6,015   2.31%       139      4,624    1.30%        60        18       61         79
  Money market demand
    accounts                              55,813   5.54      3,094     34,471    4.59      1,581       980      533      1,513
  Individual retirement                    1,565   6.07         95        944    5.51         52        34        9         43
    accounts
  Other savings deposits                     808   1.36         11        770    1.95         15         1       (5)        (4)
  Certificates of deposit
    $100,000 and over                     20,740   6.05      1,254     13,262    5.23        693       391      170        561
  Certificates of deposit
    under $100,000                        28,835   5.84      1,685     29,472    5.36      1,580       (34)     139        105
                                       ---------------------------    ---------------------------                       ------
      Total interest-bearing
        deposits                         113,776   5.52      6,278     83,543    4.77      3,981     1,442      855      2,297

  Demand                                   9,679     --         --      8,533      --         --        --       --         --
                                       ---------------------------    ---------------------------                       ------
      Total deposits                     123,455   5.09      6,278     92,076    4.32      3,981     1,356      941      2,297
                                       ---------------------------    ---------------------------                       ------

Advances from Federal Home
  Loan Bank                                9,496   5.92        562      9,010    5.37        484        26       52         78
Securities sold under
  repurchase agreements                    1,884   4.35         82        795    4.28         34        47        1         48
Federal funds purchased                    1,139   6.58         75        363    5.79         21        45        9         54
                                       ---------------------------    ---------------------------                       ------
      Total deposits and
        borrowed funds                   135,974   5.15      6,997    102,244    4.42      4,520     1,491      986      2,477
                                       ---------------------------    ---------------------------                       ------

Other liabilities                            583                          695

Stockholders' equity                      14,966                       17,127
                                       ---------                      -------
      Total liabilities and
        stockholders' equity           $ 151,523                      120,066
                                       =========                      =======

Net interest income                                          6,367                         5,585
                                                           =======                        =======

Net yield on earning assets                        4.43%                         4.85%
                                                  =====                         =====

Net interest spread                                4.15%                         4.36%
                                                  =====                         =====

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000


                                                                 IN THOUSANDS, EXCEPT INTEREST RATES
                                       ---------------------------------------------------------------------------------------
                                                   1999                          1998                    1999/1998 CHANGE
                                       ---------------------------     -------------------------    --------------------------
                                        Average  Interest  Income/     Average Interest   Income/   Due to    Due to
                                        Balance    Rate    Expense     Balance   Rate     Expense   Volume     Rate      Total
                                       ---------------------------    ---------------------------   --------------------------

Loans, net of unearned interest        $  86,198   9.61%     8,287     62,831    9.96%     6,258     2,327     (298)     2,029

Investment securities -- taxable          20,972   6.51      1,366     17,448    6.73      1,174       237      (45)       192

Investment securities --
   tax exempt                                871   4.59         40        446    4.71         21        20       (1)        19

Taxable equivalent adjustment                 --   2.41         21         --    2.47         11        10       --         10
                                       ---------------------------    ---------------------------                       ------
       Total tax-exempt
        investment securities                871   7.00         61        446    7.17         32        30       (1)        29
                                       ---------------------------    ---------------------------                       ------

Total investment securities               21,843   6.53      1,427     17,894    6.74      1,206       266      (45)       221
                                       ---------------------------    ---------------------------                       ------

Loans held for sale                        1,783   7.85        140      2,381    4.96        118       (30)      52         22

Federal funds sold                         3,668   4.85        178      6,235    5.18        323      (133)     (12)      (145)

Interest-bearing deposits in
   financial institutions                  1,579   4.62         73      1,020    5.00         51        28       (6)        22
                                       ---------------------------    ---------------------------                       ------

       Total earning assets              115,071   8.78     10,105     90,361    8.80      7,956     2,174      (25)     2,149
                                       ---------------------------    ---------------------------                       ------

Cash and due from banks                    3,114                        2,971

Allowance for possible loan
   losses                                 (1,193)                        (901)

Bank premises and equipment                1,406                          668

Other assets                               1,668                        1,079
                                      ----------                      -------

       Total assets                    $ 120,066                       94,178
                                       =========                      =======

                          CAPITAL BANK & TRUST COMPANY

                               December 31, 2000

                                                                 IN THOUSANDS, EXCEPT INTEREST RATES
                                       ---------------------------------------------------------------------------------------
                                                   1999                          1998                    1999/1998 CHANGE
                                       ---------------------------     -------------------------    --------------------------
                                        Average  Interest  Income/     Average Interest   Income/   Due to    Due to
                                        Balance    Rate    Expense     Balance   Rate     Expense   Volume     Rate      Total
                                       ---------------------------    ---------------------------   --------------------------

Deposits:
  Negotiable order of
    withdrawal accounts                $   4,624   1.30%        60      4,129    1.55%        64         8      (12)        (4)
  Money market demand
    accounts                              34,471   4.59      1,581     16,818    4.60        774       812       (5)       807
  Individual retirement                      944   5.51         52        566    5.65         32        21       (1)        20
    accounts
  Other savings deposits                     770   1.95         15        576    2.08         12         4       (1)         3
  Certificates of deposit
    $100,000 and over                     13,262   5.23        693     12,080    5.57        673        66      (46)        20
  Certificates of deposit
    under $100,000                        29,472   5.36      1,580     29,971    5.82      1,743       (29)    (134)      (163)
                                       ---------------------------    ---------------------------                       ------
      Total interest-bearing
        deposits                          83,543   4.77      3,981     64,140    5.14      3,298       997     (314)       683

  Demand                                   8,533     --         --      8,209      --         --        --       --         --
                                       ---------------------------    ---------------------------                       ------
      Total deposits                      92,076   4.32      3,981     72,349    4.56      3,298       900     (217)       683
                                       ---------------------------    ---------------------------                       ------

Advances from Federal Home
  Loan Bank                                9,010   5.37        484      7,234    5.36        388        95        1         96
Securities sold under
  repurchase agreements                      795   4.28         34         --      --         --        34       --         34
Federal funds purchased                      363   5.79         21         11    9.09          1        32      (12)        20
                                       ---------------------------    ---------------------------                       ------
      Total deposits and
        borrowed funds                   102,244   4.42      4,520     79,594    4.63      3,687     1,049     (216)       833
                                       ---------------------------    ---------------------------                       ------

Other liabilities                            695                          817

Stockholders' equity                      17,127                       13,767
                                       ---------                      -------
      Total liabilities and
        stockholders' equity           $ 120,066                       94,178
                                       =========                      =======

Net interest income                                          5,585                         4,269
                                                           =======                        =======

Net yield on earning assets                        4.85%                         4.72%
                                                  =====                         =====

Net interest spread                                4.36%                         4.17%
                                                  =====                         =====

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000


II.      Investment Portfolio:

         A.     Securities at December 31, 2000 consist of the following:

                                                                                  SECURITIES AVAILABLE-FOR-SALE
                                                                  ------------------------------------------------------------
                                                                                         (In Thousands)
                                                                                     Gross           Gross           Estimated
                                                                  Amortized        Unrealized      Unrealized          Market
                                                                    Cost             Gains           Losses            Value
                                                                  ---------        ----------      ----------        ---------

                U.S. Treasury and other
                   U.S. Government agencies
                   and corporations                               $  21,031             16               267            20,780
                Obligations of states and
                   political subdivisions                             1,103             14                 4             1,113
                Mortgage-backed securities                            3,112              5                58             3,059
                Corporate and other securities                        1,038             --                --             1,038
                                                                  ---------          -----          --------          --------
                                                                  $  26,284             35               329            25,990
                                                                  =========          =====          ========          ========

                Securities at December 31, 1999 consist of the following:

                                                                                  SECURITIES AVAILABLE-FOR-SALE
                                                                  ------------------------------------------------------------
                                                                                         (In Thousands)
                                                                                     Gross           Gross           Estimated
                                                                  Amortized        Unrealized      Unrealized          Market
                                                                    Cost             Gains           Losses            Value
                                                                  ---------        ----------      ----------        ---------

                U.S. Treasury and other
                   U.S. Government agencies
                   and corporations                               $  20,081             --               830            19,251
                Obligations of states and
                   political subdivisions                             1,102             --                34             1,068
                Mortgage-backed securities                            3,889              1               128             3,762
                Corporate and other securities                          845             --                --               845
                                                                  ---------          -----          --------          --------
                                                                  $  25,917              1               992            24,926
                                                                  =========          =====          ========          ========

                Securities at December 31, 1998 consist of the following:

                                                                                  SECURITIES AVAILABLE-FOR-SALE
                                                                  ------------------------------------------------------------
                                                                                         (In Thousands)
                                                                                     Gross           Gross           Estimated
                                                                  Amortized        Unrealized      Unrealized          Market
                                                                    Cost             Gains           Losses            Value
                                                                  ---------        ----------      ----------        ---------

                U.S. Treasury and other
                   U.S. Government agencies
                   and corporations                               $  13,777             95                12            13,860
                Obligations of states and
                   political subdivisions                               638             16                --               654
                Mortgage-backed securities                            2,875             --                36             2,839
                Corporate and other securities                          793             --                --               793
                                                                  ---------          -----          --------          --------
                                                                  $  18,083            111                48            18,146
                                                                  =========          =====          ========          ========

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000


II.      Investment Portfolio, Continued:

         B. The following schedule details the estimated maturities and weighted average yields of investment securities (including mortgage-backed securities) of the Bank at December 31, 2000:

                                                                                       Estimated             Weighted
                                                                     Amortized           Market               Average
                Available-For-Sale Securities                           Cost             Value                Yields
                -----------------------------                       -----------        ---------             --------
                                                                             (In Thousands, Except Yields)

                U.S. Treasury and other U. S. Government
                   agencies and corporations, including
                   mortgage-backed securities:
                     Less than one year                             $       300              299                5.57%
                     One to five years                                   11,520           11,440                6.09
                     Five to ten years                                    6,952            6,925                6.92
                     More than ten years                                  5,371            5,175                6.61
                                                                    -----------         --------              ------
                         Total securities of U.S. Treasury
                           and other U.S. Government
                           agencies and corporations                     24,143           23,839                6.44
                                                                    -----------         --------              ------

                Obligations of states and political subdivisions*:
                     One to five years                                      314              317                6.49
                     Five to ten years                                      325              324                6.21
                     More than ten years                                    464              472                7.15
                                                                    -----------         --------              ------
                         Total obligations of states and
                           political subdivisions                         1,103            1,113                6.68
                                                                    -----------         --------              ------

                Other:
                   Federal Home Loan Bank stock                             844              844                7.32
                   Bankers Bank stock                                       194              194                3.48
                                                                    -----------         --------              ------

                         Total investment securities                $    26,284           25,990                6.45%
                                                                    ============        ========              ======

* Weighted average yield is stated on a tax-equivalent basis, assuming a weighted average Federal income tax rate of 34%.

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000



III.     Loan Portfolio:

         A.     Loan Types

                The following schedule details the loans of the Bank at December 31, 2000, 1999, 1998, 1997 and 1996:

                                                                                       In Thousands
                                                      --------------------------------------------------------------------------
                                                        2000              1999            1998            1997            1996
                                                      ---------         --------         -------         -------         -------

                Commercial, financial and
                   agricultural                       $  69,402           53,832          42,117          29,931          26,288
                Real estate - construction                8,289           12,625          10,738           7,091           2,669
                Real estate - mortgage                   34,269           33,572          19,155          15,517           6,075
                Installment                               4,629            4,213           2,707           2,352           2,305
                                                      ---------         --------         -------         -------         -------
                     Total loans                        116,589          104,242          74,717          54,891          37,337

                Less unearned interest                       --               --              --              --              --
                                                      ---------         --------         -------         -------         -------

                     Total loans, net of
                      unearned interest                 116,589          104,242          74,717          54,891          37,337

                Less allowance for
                  possible loan losses                   (1,886)          (1,330)         (1,026)           (795)           (628)
                                                      ---------         --------         -------         -------         -------

                     Net loans                        $ 114,703          102,912          73,691          54,096          36,709
                                                      =========         ========         =======         =======         =======

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000


III.     Loan Portfolio, Continued:

         B.     Maturities and Sensitivities of Loans to Changes in Interest
                Rates

                The following schedule details maturities and sensitivity to interest rates changes for commercial loans of the Bank at December 31, 2000:

                                                                          1 Year to
                                                       Less Than          Less Than         After 5
                                                        1 Year             5 Years           Years            Total
                                                       ---------          ---------         -------          --------

                Maturity Distribution:

                   Commercial, financial
                     and agricultural                  $  22,167            42,735            4,500            69,402

                   Real estate - construction              8,217                72               --             8,289
                                                       ---------          --------          -------          --------

                                                       $  30,384            42,807            4,500            77,691
                                                       =========          ========         ========          ========

                Interest-Rate Sensitivity:

                   Fixed interest rates                $   7,723            29,946            2,406            40,075

                   Floating or adjustable
                     interest rates                       22,661            12,861            2,094            37,616
                                                       ---------          --------          -------          --------

                        Total commercial,
                          financial and
                          agricultural loans
                          plus real estate -
                          construction loans           $  30,384            42,807            4,500            77,691
                                                       =========          ========         ========          ========

*Includes demand loans, bankers acceptances, commercial paper and deposit notes.

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000

III.     Loan Portfolio, Continued:

         C.     Risk Elements

                The following schedule details selected information as to non-performing loans of the Bank at December 31, 2000, 1999, 1998, 1997 and 1996:

                                                                             In Thousands, Except Percentages
                                                      --------------------------------------------------------------------------
                                                        2000              1999             1998            1997            1996
                                                      ---------         --------         -------         -------         -------

                Non-accrual loans:
                 Commercial, financial and
                   agricultural                       $     873              438             167              --              --
                 Real estate - construction                  --               --              --              --              --
                 Real estate - mortgage                     574               --              --              --              66
                 Installment                                 --               --              --               3              10
                 Lease financing receivable                  --               --              --              --              --
                                                      ---------         --------         -------         -------         -------
                     Total non-accrual                $   1,447              438             167               3              76
                                                      =========         ========         =======         =======         =======

                Loans 90 days past due:
                 Commercial, financial and
                   agricultural                       $      45               51              --              --              --
                 Real estate - construction                  --               --              --              --              --
                 Real estate - mortgage                      81              415              --              --              --
                 Installment                                  6                6              --              --              --
                 Lease financing receivable                  --               --              --              --              --
                                                      ---------         --------         -------         -------         -------
                     Total loans 90 days past
                      due                             $     132              472              --              --              --
                                                      =========         ========         =======         =======         =======

                Renegotiated loans:
                 Commercial, financial and
                   agricultural                       $      --               --              --              --              --
                 Real estate - construction                  --               --              --              --              --
                 Real estate - mortgage                      --               --              --              --              --
                 Installment                                 --               --              --              --              --
                 Lease financing receivable                  --               --              --              --              --
                                                      ---------         --------         -------         -------         -------
                     Total renegotiated
                      loans past due                  $      --               --              --              --              --
                                                      =========         ========         =======         =======         =======

                Loans current - considered
                 uncollectible                        $      --               --              --              --              --
                                                      =========         ========         =======         =======         =======

                     Total non-performing
                      loans                           $   1,579              910             167               3              76
                                                      =========         ========         =======         =======         =======

                     Total loans, net of
                      unearned interest               $ 116,589          104,242          74,717          54,891          37,337
                                                      =========         ========         =======         =======         =======

                     Percent of total loans
                      outstanding, net of
                      unearned interest                    1.35%            0.87            0.22            0.01            0.20
                                                      =========         ========         =======         =======         =======

                Other real estate                     $     493              402              --              --              --
                                                      =========         ========         =======         =======         =======

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000



III.     Loan Portfolio, Continued:

         C.     Risk Elements, Continued

                The accrual of interest income is discontinued when it is determined that collection of interest is less than probable or the collection of any amount of principal is doubtful. The decision to place a loan on a non-accrual status is based on an evaluation of the borrower's financial condition, collateral liquidation value, economic and business conditions and other factors that affect the borrower's ability to pay. At the time a loan is placed on a non-accrual status, the accrued but unpaid interest is also evaluated as to collectibility. If collectibility is doubtful, the unpaid interest is charged off. Thereafter, interest on non-accrual loans is recognized only as received. Non-accrual loans totaled $1,447,000 at December 31, 2000, $438,000 at December 31, 1999, $167,000 at December 31,
                1998, $3,000 at December 31, 1997 and $76,000 at December 31,
                1996. Gross interest income on non-accrual loans, that would have been recorded for the year ended December 31, 2000 if the loans had been current totaled $34,000 as compared to $20,000 in 1999, $6,000 in 1998 and $1,000 in 1996. The amount of interest income recognized on total loans during 2000 totaled $11,335,000 as compared to $8,287,000 in 1999, $6,258,000 in 1998,
                $4,441,000 in 1997 and $3,085,000 in 1996.

                At December 31, 2000, loans, which include the above, totaling $2,067,000 were included in the Bank's internal classified loan list. Of these loans $910,000 are real estate and $1,157,000 are various other types of loans. The collateral values securing these loans total approximately $2,640,000, ($1,135,000 related to real property and $1,505,000 related to the various other types of loans). Such loans are listed as classified when information obtained about possible credit problems of the borrowers has prompted management to question the ability of the borrower to comply with the repayment terms of the loan agreement. The loan classifications do not represent or result from trends or uncertainties which management expects will materially impact future operating results, liquidity or capital resources.

                At December 31, 2000 there were no loan concentrations that exceeded ten percent of total loans other than as included in the preceding table of types of loans. Loan concentrations are amounts loaned to a multiple number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions.

                At December 31, 2000 and 1999 other real estate totaled $493,000 and $402,000, respectively.

                There were no material amounts of other interest-bearing assets (interest-bearing deposits with other banks, municipal bonds, etc.) at December 31, 2000 which would be required to be disclosed as past due, non-accrual, restructured or potential problem loans, if such interest-bearing assets were loans.

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000



IV.      Summary of Loan Loss Experience:

         The following schedule details selected information related to the allowance for possible loan loss account of the Company at December 31, 2000, 1999, 1998, 1997 and 1996 and the years then ended:

                                                                             In Thousands, Except Percentages
                                                     -----------------------------------------------------------------------------
                                                        2000               1999             1998           1997            1996
                                                     ----------         ----------       ---------       ---------       ---------
          Allowance for loan losses
           at beginning of period                    $    1,330              1,026             795             628             449
                                                     ----------         ----------       ---------       ---------       ---------

          Less: net of loan charge-offs:
           Charge-offs:
             Commercial, financial and
              agricultural                                 (231)              (143)            (33)             --              --
             Real estate construction                        --                 --              --              --              --
             Real estate - mortgage                          --                 --              --              --              --
             Installment                                    (16)                (8)            (18)            (14)
             Lease financing                                 --                 --              --              --              --
                                                     ----------         ----------       ---------       ---------       ---------
                                                           (247)              (151)            (51)            (14)             (1)
                                                     ----------         ----------       ---------       ---------       ---------

           Recoveries:
             Commercial, financial and
              agricultural                                    7                 --               1              --              --
             Real estate construction                        --                 --              --              --              --
             Real estate - mortgage                           4                 --              --              --              --
             Installment                                     --                  5               1               1              --
             Lease financing                                 --                 --              --              --              --
                                                     ----------         ----------       ---------       ---------       ---------
                                                             11                  5               2               1              --
                                                     ----------         ----------       ---------       ---------       ---------
                Net loan charge-offs                       (236)              (146)            (49)            (13)             (1)
                                                     ----------         ----------       ---------       ---------       ---------

          Provision for loan losses
           charged to expense                               792                450             280             180             180
                                                     ----------         ----------       ---------       ---------       ---------

          Allowance for loan losses at
           end of period                             $    1,886              1,330           1,026             795             628
                                                     ==========         ==========       =========       =========       =========

          Total loans, net of unearned
           interest, at end of year                  $  116,589            104,242          74,717          54,891          37,337
                                                     ==========         ==========       =========       =========       =========

          Average total loans out-
           standing, net of unearned
           interest, during year                     $  113,461             86,198          62,831          44,526          31,111
                                                     ==========         ==========       =========       =========       =========

          Net charge-offs as a
           percentage of average total
           loans outstanding, net of
           unearned interest, during
           year                                            0.21%              0.17            0.08           0.03               --
                                                     ==========         ==========       =========       =========       =========

          Ending allowance for loan
           losses as a percentage of
           total loans outstanding net
           of unearned interest, at
           end of year                                     1.62%              1.28            1.37            1.45            1.68
                                                     ==========         ==========       =========       =========       =========

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000

IV.      Summary of Loan Loss Experience, Continued:

         The allowance for possible loan losses is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible. The provision for possible loan losses charged to operating expense is based on past loan loss experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such other factors considered by management include growth and composition of the loan portfolio, review of specific loan problems, the relationship of the allowance for possible loan losses to outstanding loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions that may affect the borrower's ability to pay.

         Management conducts a continuous review of all loans that are delinquent, previously charged down or loans which are determined to be potentially uncollectible. Loan classifications are reviewed periodically by a person independent of the lending function. The Board of Directors periodically reviews the adequacy of the allowance for possible loan losses.

         The breakdown of the allowance by loan category is based in part on evaluations of specific loans, past history and economic conditions within specific industries or geographic areas. Accordingly, since all of these conditions are subject to change, the allocation is not necessarily indicative of the breakdown of the future losses.

         The following detail provides a breakdown of the allocation of the allowance for possible loan losses:

                                                         December 31, 2000                December 31, 1999
                                                   -----------------------------    -----------------------------
                                                                    Percent of                       Percent of
                                                                     Loans In                         Loans In
                                                       In          Each Category        In          Each Category
                                                   Thousands      To Total Loans    Thousands      To Total Loans
                                                   ---------      --------------    ---------      --------------
                  Commercial, financial and
                   agricultural                      $1,179            59.5%          $  962            51.6%
                  Real estate construction              283             7.1               95            12.1
                  Real estate mortgage                  283            29.4              168            32.2
                  Installment                           141             4.0              105             4.1
                                                     ------           -----           ------           -----
                                                     $1,886           100.0%          $1,330           100.0%
                                                     ======           =====           ======           =====

                                                         December 31, 1998                December 31, 1997
                                                   -----------------------------    -----------------------------
                                                                    Percent of                       Percent of
                                                                     Loans In                         Loans In
                                                       In          Each Category        In          Each Category
                                                   Thousands      To Total Loans    Thousands      To Total Loans
                                                   ---------      --------------    ---------      --------------
                  Commercial, financial and
                   agricultural                      $  795            56.4%          $617            54.5%
                  Real estate construction               81            14.4             53            12.9
                  Real estate mortgage                   96            25.6             78            28.3
                  Installment                            54             3.6             47             4.3
                                                     ------           -----           ----           -----
                                                     $1,026           100.0%          $795           100.0%
                                                     ======           =====           ====           =====

                                                         December 31, 1996
                                                   -----------------------------
                                                                    Percent of
                                                                     Loans In
                                                       In          Each Category
                                                   Thousands      To Total Loans
                                                   ---------      --------------
                Commercial, financial and
                 agricultural                        $ 532             70.4%
                Real estate construction                20              7.1
                Real estate mortgage                    30             16.3
                Installment                             46              6.2
                                                     -----            -----
                                                     $ 628            100.0%
                                                     =====            =====

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000

V.       Deposits:

         The average amounts and average interest rates for deposits for 2000, 1999 and 1998 are detailed in the following schedule:

                                                     2000                           1999                           1998
                                           -----------------------        -----------------------        -----------------------
                                            Average                        Average                        Average
                                            Balance                        Balance                        Balance
                                              In           Average           In           Average           In           Average
                                           Thousands         Rate         Thousands        Rate          Thousands        Rate
                                           ---------       -------        ---------       -------        ---------       -------
           Non-interest bearing
              deposits                      $  9,679            --%          8,533            --%          8,209            --%
           Negotiable order of
              withdrawal accounts              6,015          2.31%          4,624          1.30%          4,129          1.55%
           Money market demand
              accounts                        55,813          5.54%         34,471          4.59%         16,818          4.60%
           Individual retirement
              accounts                         1,565          6.07%            944          5.51%            566          5.65%
           Other savings                         808          1.36%            770          1.95%            576          2.08%
           Certificates of deposit
              $100,000 and over               20,740          6.05%         13,262          5.23%         12,080          5.57%
           Certificates of deposit
              under $100,000                  28,835          5.84%         29,472          5.36%         29,971          5.82%
                                            --------         -----          ------         -----          ------         -----

                                            $123,455          5.09%         92,076          4.32%         72,349          4.56%
                                            ========         =====          ======         =====          ======         =====

         The following schedule details the maturities of certificates of deposit and individual retirement accounts of $100,000 and over at December 31, 2000:

                                                            In Thousands
                                              -----------------------------------
                                              Certificates   Individual
                                                  of         Retirement
                                                Deposit       Accounts     Total
                                              ------------   ----------   -------
               Less than three months           $11,983           --       11,983

               Three to six months                2,451           --        2,451

               Six to twelve months               3,802          119        3,921

               More than twelve months            6,052          252        6,304
                                                -------          ---      -------

                                                $24,288          371       24,659
                                                =======          ===      =======

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000



VI.      Return on Equity and Assets:

         The following schedule details selected key ratios of the Bank as of or for the year ended December 31, 2000, 1999 and 1998:

                                                                            2000              1999              1998
                                                                           ------            ------            ------
               Return on assets                                             0.72%             0.86%             1.00%
                  (Net income divided by average total assets)

               Return on equity                                             7.26%             6.06%             6.81%
                  (Net income divided by average equity)

               Dividend payout ratio                                          --%               --%               --%
                  (Dividends declared per share divided by
                    net income per share)

               Equity to asset ratio                                        9.88%            14.26%            14.62%
                  (Average equity divided by average total
                    assets)

               Leverage capital ratio                                       9.38%            14.86%            12.88%
                  (Equity divided by fourth quarter
                    average total assets, excluding the net
                    unrealized loss on available-for-sale
                    securities)

         The minimum leverage capital ratio required by the regulatory agencies is 4%.

         Beginning January 1, 1991, new risk-based capital guidelines were adopted by regulatory agencies. Under these guidelines, a credit risk is assigned to various categories of assets and commitments ranging from 0% to 100% based on the risk associated with the asset.

                          CAPITAL & BANK TRUST COMPANY

                                December 31, 2000

VI.      Return on Equity and Assets, Continued:

         The following schedule details the Bank's risk-based capital at December 31, 2000 excluding the net unrealized loss on available-for-sale securities which is shown as a deduction in stockholders' equity in the consolidated financial statements:

                                                                                        In Thousands
                                                                                        ------------
                Tier I capital:
                   Stockholders' equity, excluding the net unrealized
                     loss on available-for-sale securities                                $  15,464

                Total capital:
                   Allowable allowance for loan losses (limited to 1.25%
                     of risk-weighted assets)                                                 1,554
                                                                                          ---------

                         Total risk-based capital                                         $  17,018
                                                                                          =========

                Risk-weighted assets                                                      $ 124,340
                                                                                          ---------

                Risk-based capital ratios:
                   Tier I capital ratio                                                       12.44%
                                                                                          ---------

                   Total risk-based capital ratio                                             13.69%
                                                                                          =========

         The Bank is required to maintain a Total capital to risk-weighted asset ratio of 8% and a Tier I capital to risk-weighted asset ratio of 4%. At December 31, 2000, the Bank was in compliance with these requirements.

                          CAPITAL BANK & TRUST COMPANY

                                December 31, 2000

VI.      Return on Equity and Assets, Continued:

         The following schedule details the Bank's interest rate sensitivity at December 31, 2000:


                                                                              Repricing Within
                                          ----------------------------------------------------------------------------------------
         (In Thousands)                     Total        0-30 Days      31-90 Days     91-180 Days     181-365 Days    Over 1 Year
                                          --------       ---------      ----------     -----------     ------------    -----------
         Earning assets:
          Loans, net of
           unearned interest              $116,589         54,197            436             986           5,278         55,692
          Securities                        25,990          1,622            299             495              --         23,574
          Loans held for sale                  765            765             --              --              --             --
          Interest-bearing deposits
           in financial institutions           496             99            397              --              --             --
          Federal funds sold                11,415         11,415             --              --              --             --
                                          --------        -------        -------         -------         -------         ------
                Total earning
                 assets                    155,255         68,098          1,132           1,481           5,278         79,266
                                          ========        =======        =======         =======         =======         ======

         Interest-bearing
          liabilities:
           Negotiable order
            of withdrawal
            accounts                        11,167         11,167             --              --              --             --
           Money market demand
            accounts                        67,056         67,056             --              --              --             --
           Individual retirement
            accounts                         1,918              6            390             245             123          1,154
           Other savings                       985            985             --              --              --             --
           Certificates of deposit,
            $100,000 and over               24,288          4,363          7,500           2,451           3,921          6,053
           Certificates of deposit,
            under $100,000                  28,144          2,608          7,141           3,584           2,688         12,123
           Securities sold
            under repurchase
            agreements                       1,545          1,545             --              --              --             --
           Advances from Federal
            Home Loan Bank                   5,000             --             --                              --          5,000
                                          --------        -------        -------         -------         -------         ------
                                           140,103         87,730         15,031           6,280           6,732         24,330
                                          --------        -------        -------         -------         -------         ------

         Interest-sensitivity gap         $ 15,152        (19,632)       (13,899)         (4,799)         (1,454)        54,936
                                          ========        =======        =======         =======         =======         ======

         Cumulative gap                                   (19,632)       (33,531)        (38,330)        (39,784)        15,152
                                                          =======        =======         =======         =======         ======

         Interest-sensitivity gap
          as % of total assets                             (11.76)         (8.33)          (2.87)          (0.87)         32.91
                                                          =======        =======         =======         =======         ======

         Cumulative gap as %
          of total assets                                  (11.76)        (20.09)         (22.96)         (23.83)          9.08
                                                          =======        =======         =======         =======         ======

         The Bank presently maintains a liability sensitive position over the next twelve months. However, management expects that liabilities of a demand nature will renew and that it will not be necessary to replace them with significantly higher cost funds.

                          CAPITAL & BANK TRUST COMPANY

                                December 31, 2000

VII.     Short-Term Borrowings:

         Information related to short-term borrowings in excess of 30% of stockholders' equity is as follows:

                                                                                             2000              1999
                                                                                            -------           ------
                                                                                       (In Thousands, Except Percentages)
                  Advances from Federal Home Loan Bank:

                     Balance outstanding -- end of year                                     $ 5,000           13,275

                     Weighted average interest rate on balance outstanding
                       at end of year                                                          5.48%            5.84%

                     Maximum amount of borrowings at any month end                          $14,700           13,275

                     Average amounts outstanding during each year                           $ 9,496            9,010

                     Weighted average interest rate on average amounts outstanding
                       during the year                                                         5.92%            5.37%

                      PROPOSAL NO. 1: THE SHARE EXCHANGE -

                         DESCRIPTION OF THE TRANSACTION

         The following information describes material aspects of the share exchange. This description does not provide a complete description of all the terms and conditions of the Share Exchange Agreement and the plan of share exchange. It is qualified in its entirety by the Appendices hereto, including the text of the Share Exchange Agreement. The Share Exchange Agreement (which includes the plan of share exchange) is incorporated herein by reference and is attached as Appendix A to this proxy statement/prospectus. . You are urged to read the Share Exchange Agreement and all of the other Appendices in their entirety.

General

         The Share Exchange Agreement provides for the creation of a bank holding company for Capital Bank pursuant to a statutory share exchange. Upon completion of the share exchange, Capital Bank will be the wholly-owned subsidiary of the holding company and current shareholders of Capital Bank will own all of the holding company's outstanding stock.

Background of the Proposed Share Exchange

         After lengthy consideration of the possible benefits and detriments of forming a bank holding company for the bank, the bank's board of directors has determined that a holding company structure can benefit the bank and its shareholders. There exists a wide variety of things that a bank holding company can do, but the primary attributes of the holding company structure that will likely be helpful to the bank are two. First, we believe that a bank holding company can raise capital more easily than the bank itself. Second, we believe that the holding company will have greater flexibility in redeeming and otherwise creating or preserving liquidity for its own shares than the bank can. We intend to take advantage of other holding company attributes in the future, but these are the two that seem most beneficial to the bank at the present time.

         We cannot over emphasize the fact that this is not a sale of the bank or a precursor of a sale. Indeed, we believe that the holding company structure that we have created may help us either to remain independent or to participate in an acquisition at a later date as your board of directors determines at the time. But for now, we are simply putting the bank holding company structure into place. The ultimate ownership and management of the bank are not being affected, although the direct ownership of bank shareholders is being converted into an indirect ownership (that is, assuming that the share exchange is completed, the bank's shareholders will own the holding company and the holding company will own the bank).

Reasons for the Proposed Share Exchange

         In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

o        Raising capital and other financing activities,

o        Stock redemptions when and as determined by the board of directors;

o        Acquiring other companies;

o        Engaging in non-banking activities, and

o        Responding to changes in law.


         Financing. In order for the bank to continue to grow, we believe that additional capital may be necessary. It is generally believed that one of the advantages of formation of a holding company is the greater number of alternatives for raising capital. When used, these alternatives as described briefly below may support the growth of the bank and holding company.

         Capital Stock. First, as with the bank, the authorized capitalization of the holding company is 20 million shares of common stock and 20 million shares of so-called "blank-check" preferred stock (where the board of directors sets the terms and preferences, including voting rights, at the time of authorization for issuance). Pursuant to the share exchange, we anticipate that the holding company will issue approximately 1,560,271 shares of its common stock in the reorganization. As a result, the holding company is expected to have in excess of eighteen million authorized but unissued shares of common stock and all of the authorized shares of preferred stock remaining for issuance.

         Although we have no current plans to approve future issuances of additional shares of common stock, we think that having this large number of shares of common stock available will provide us with additional business and financing flexibility in the future. The board of directors may use the additional shares without further shareholder approval to issue stock dividends and effect stock splits, to raise capital, to provide equity incentives to employees, officers or directors, and others, to establish strategic relationships with other companies, to expand the holding company's business through the acquisition of other businesses, and/or to oppose a hostile takeover attempt or delay or prevent an acquisition (or, conversely, to facilitate an acquisition of the holding company). However, the further issuance of common stock could dilute the voting rights and book value per share of the common stock of the holding company. See "Risk Factors."

         Debt Financing. The ability to incur indebtedness at the holding company level and to contribute the proceeds to the bank as equity capital provides further flexibility. Generally speaking, it is easier for a bank holding company to borrow capital than it is for the bank to do so. This is often so because the holding company can pledge the stock of the bank as collateral for the borrowing if need be.

         Non-Banking Activities. Under the Bank Holding Company Act of 1956, as amended, with the prior approval of the Federal Reserve Board, the holding company may organize or acquire other financially oriented businesses without shareholder approval. The holding company has no present plans to expand in this way. Subsidiaries of the holding company not engaged in banking, but rather in activities related to banking, are not subject to geographic restrictions.

         Flexibility in Responding to Changes in Law. Management believes that the holding company structure can provide more flexibility in responding to changes in banking and corporate law. For example, the Gramm-Leach-Bliley Act (the "Financial Services Modernization Act") became law on November 12, 1999. The law repeals provisions in the Banking Act of 1933, also known as the Glass-Steagall Act, to permit a special type of bank holding company, namely, a financial holding company, that may engage in any financial activities that are "financial in nature or incidental to such activities," to include insurance underwriting, agency and brokerage services and investment banking and securities brokerage services.

         Bank Acquisitions. Although we currently have no firm plans to acquire other banks, the holding company structure will permit greater flexibility in acquiring other banking institutions in the future, if we decide to do so. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, adequately capitalized and well-managed bank holding companies may acquire banks in any state, subject to deposit concentration limits and approval by the Federal Reserve Board. The Act also permits interstate share exchanges between adequately capitalized and managed banks, subject to approval by the appropriate regulators. The Act further permits the establishment of new branches in another state if the law of the state where the new branch is located expressly permits it. However, the ability to acquire another bank, either within Tennessee or outside Tennessee, as an additional subsidiary of the holding company, without merging Capital Bank & Trust Company and the target bank, gives us more options for prudent growth.

What You Will Receive in the Share Exchange

         If we complete the share exchange, each Capital Bank stockholder will receive one whole share of holding company common stock for each whole share of Capital Bank common stock held by such stockholder at the date the share exchange is completed. Those who properly perfect their dissenters' rights will receive cash, as will any holder of a fractional share.

         The actual market value of a share of holding company common stock at the effective time of the share exchange may be more or less than the book value of those shares or the "market" price at the date of this document. See "Per Share Price Information" starting on page 70.

Effective Time of the Share Exchange

         Subject to the conditions to the obligations of the parties to effect the share exchange, the share exchange will become effective on the date and at the time specified in the Articles of Share Exchange reflecting the share exchange to be filed with the Secretary of State of the state of Tennessee. It is currently anticipated that the share exchange will be completed by the end of the second quarter of 2001.

         We cannot assure you that the necessary stockholder and regulatory approvals of the share exchange will be obtained or that other conditions to consummation of the share exchange can or will be satisfied. Capital Bank can terminate the Share Exchange Agreement at any time in its sole discretion. See "- Conditions to the Share Exchange" and "- Waiver, Amendment or Termination of the Share Exchange Agreement." The bank can terminate the share exchange at any time in its sole and absolute discretion.

Description of the Reorganization Process

         We are asking that you approve the Share Exchange Agreement, which includes a plan of share exchange, for the reorganization of the bank as a subsidiary of Capital Bancorp, Inc. The reorganization involves various steps and stages. First, we incorporated Capital Bancorp, Inc. under the Tennessee Business Corporation Act to be the holding company for the bank. Capital Bancorp, Inc., is a Tennessee business corporation. (We refer to it from time to time in this document as the "holding company" or as "Capital Bancorp.") The holding company will not conduct any material business prior to the completion of the share exchange. The holding company and the bank have executed an Agreement and Plan of Share Exchange ("Share Exchange Agreement"). That agreement sets forth the plan for the share exchange as well as all of the terms and conditions for the transaction. We are attaching it to this document as Appendix A. Please read the entire Share Exchange Agreement carefully.

         Next, under the terms of the Share Exchange Agreement, if the bank's shareholders approve the transaction and other conditions are met, the common stock of the bank will be deemed to be exchanged for common stock of the holding company. That is, in effect, your bank stock will be converted, without any action on your part, into holding company common stock, on a 1-for-1 exchange ratio, at the effective time of the reorganization. The bank will then be the wholly owned subsidiary of Capital Bancorp and the holding company will be wholly-owned by shareholders of the bank. This happens automatically upon the filing of so-called "Articles of Share Exchange" with the Tennessee Secretary of State.

         Each whole outstanding share of the bank's common stock will automatically represent one whole share of the holding company's common stock. The prior shareholders of the bank will cease to have any rights as shareholders of the bank, and their rights will be based solely on their shares of holding company common stock. Alternatively, if demanded in accordance with Chapter 23 of the Tennessee Business Corporation Act (sometimes call the "TBCA"), a shareholder of the bank will have the right to receive cash in the amount of the appraised value of his or her shares of the bank's common stock. See "Dissenters' Rights" below. After the share exchange is completed, it is expected that the bank will continue its banking business substantially unchanged and under the same management.

         Assuming that no shareholder exercises his or her dissenter's rights, the number of shares of the holding company outstanding immediately after the reorganization will be approximately the same as the number of shares of the bank outstanding prior to the reorganization.

Conditions To the Share Exchange

         The share exchange reorganization will not occur unless the following conditions are met:

o At least a majority of all of the outstanding common shares vote to approve the transaction,

o The holding company and the bank receive the tax opinions that they believe needed in order to consummate the transaction;

o The holding company's application to become a bank holding company is approved by the Federal Reserve Board and, to the extent necessary, by the FDIC, and by the Tennessee Department of Financial Institutions; and

o The Share Exchange Agreement is not terminated by either the bank or the holding company (or by both together).

Waiver, Amendment or Termination of the Share Exchange Agreement

         The boards of directors of the holding company and the bank may amend the Share Exchange Agreement by mutual consent either before or after approval by the bank's shareholders or waive any provision or condition therein. However, no amendments or waivers can be made to the provisions relating to the exchange of shares of the bank for shares of the holding company without shareholder approval. To be effective, a waiver must be in writing and signed by an authorized officer of Capital Bank and the holding company.

         At any time before the share exchange becomes effective, the boards of directors of the holding company and Capital Bank may agree to terminate the Share Exchange Agreement. In addition, the bank's board may terminate it, either before or after approval by the bank's shareholders, in its sole discretion.

Exchange of Stock, 1-for-1 Exchange Ratio

         On the effective date of the reorganization, shareholders of the bank who have not perfected dissenters' rights will become shareholders of the holding company without any action by the shareholders. Generally, they will automatically own the same number of shares of the holding company's common stock as they previously owned of the bank's common stock. Each whole outstanding share of the bank's common stock, par value $4.00 per share, will become one share of common stock, par value $4.00 per share, of the holding company. Options for the bank's common shares pursuant to the 1995 Capital Bank & Trust Company Stock Option Plan, as amended (the "bank's stock option plan"), will become options for shares of holding company stock and not for bank stock. See "Description of the Holding Company - Holding Company Stock Option Plan" and "Description of the Bank - Effect of the Share Exchange on Capital Bank's Stock Options." We believe that immediately after the reorganization each share of common stock of the holding company will have a market value approximately equal to that of each share of bank common stock prior to the share exchange.

         The holding company will not issue fractional shares. The holding company will pay each holder of fractional shares of the bank cash in an amount equal to the book value of any such fractional share interest, and no holding company fractional shares will be issued. There could be tax consequences in respect of any fractional shares. See "- Federal Tax Consequences" and "Certain Other Tax Considerations" under Proposal No. 1: The Share Exchange - Description of the Transaction."

Conduct of Business Before and After the Share Exchange

         Capital Bank does not intend to change its conduct of business during the pendency of the share exchange. However, the bank does not intend to take any action that would (1) materially adversely affect its ability to obtain any consents required for the share exchange, or (2) materially adversely affect its ability to perform its agreements under the Share Exchange Agreement.

         Assuming that the share exchange is completed, the bank does not foresee any material changes in its method operations. However, the bank will have the support of the holding company thereafter, especially as to the possibilities of raising additional capital and redeeming stock to preserve liquidity for the shareholders.

         The share exchange will not change the present management team or board of directors of Capital Bank. Information concerning the management of the bank and the holding company is included elsewhere in this proxy statement/ prospectus. You may refer also to "Where You Can Find More Information." For additional information regarding the interests of certain persons in the share exchange, see "- Interests of Certain Persons in the Share Exchange."

Interests of Certain Persons in the Share Exchange

         General. Certain members of Capital Bank's management and Capital Bank's board of directors may be deemed to have certain interests in the share exchange that are in addition to their interests as stockholders of Capital Bank generally. Capital Bank's board of directors was aware of these interests and considered them, among other matters, in approving the Share Exchange Agreement.

         Stock Options. Certain directors and officers of Capital Bank hold options to purchase Capital Bank common stock. These options were issued under Capital Bank's stock option plan. If the share exchange is consummated, those options (whether or not they are exercisable at that time) will be converted into options to purchase a like number of shares of holding company common stock. See "Description of the Bank - Effect of the Share Exchange on Capital Bank Options."

         For additional information concerning the options held by each of the directors and executive officers of the bank, please refer to the section entitled "Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management."


         Employment Agreements. Capital Bank has employment agreements with certain of its key executive officers. These agreements contain "change in control" provisions that provide ceratin rights to the executives. However, although the exact terms of the Capital Bank employment agreements may vary, none of their change in control provisions is triggered by the proposed share exchange.

Expenses and Fees

         Capital Bank will pay its own expenses in connection with the share exchange, including filing, registration and application fees, and fees and expenses of its own financial or other consultants, accountants, and counsel, the printing costs incurred in connection with the registration statement and this proxy statement/prospectus. The holding company will also pay its own expenses.

Resales of Holding Company Common Stock

         The holding company common stock to be issued to Capital Bank stockholders in the share exchange will be registered under the Securities Act of 1933, as amended (the "Securities Act"). All shares of holding company common stock received by Capital Bank stockholders in the share exchange will be freely transferable after the share exchange by those Capital Bank stockholders who are not considered to be "affiliates" of Capital Bank or the holding company. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Capital Bank or the holding company (generally, executive officers, directors, and 10% or greater stockholders).

         Rule 145, promulgated under the Securities Act restricts the sale of holding company common stock received in the share exchange by affiliates of Capital Bank and certain of their family members and related entities. Under the rule, during the first calendar year after the share exchange becomes effective, affiliates of Capital Bank or the holding company may resell publicly the holding company common stock they receive in the share exchange but only within certain limitations as to the amount of holding company common stock they can sell in any three- month period and as to the manner of sale. After the one-year period, affiliates of Capital Bank who are not affiliates of the holding company may resell their shares without restriction. The holding company must continue to satisfy its reporting requirements under the Securities Exchange Act in order for affiliates to resell, under Rule 145, shares of holding company common stock received in the share exchange. Affiliates also would be permitted to resell the holding company common stock received in the share exchange pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from the Securities Act registration requirements. This proxy statement/prospectus does not cover any resales of holding company common stock received by persons who may be deemed to be affiliates of Capital Bank or the holding company.

         Capital Bank has agreed to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Capital Bank to execute and deliver to the holding company prior to the effective time of the share exchange, an affiliate agreement intended to ensure compliance with the Securities Act. Under such affiliate agreement, each Capital Bank affiliate must agree not to sell, pledge, transfer, or otherwise dispose of any Capital Bank common stock held by the affiliate except as contemplated by the Share Exchange Agreement or the affiliate agreement. In addition, each Capital Bank affiliate must agree not to sell, pledge, transfer or otherwise dispose of any holding company common stock received in the share exchange except in compliance with the Securities Act, and the rules and regulations under the Securities Act. The stock certificates representing holding company common stock issued to affiliates in the share exchange may bear a legend summarizing these restrictions on transfer. See "- Conditions to the Share Exchange."

Exchange of Stock Certificates

         Following the share exchange and until properly surrendered, each outstanding stock certificate of the bank will, for all corporate purposes, represent the number of whole shares of the holding company that the holder would be entitled to receive upon its surrender.

         Initially, the holding company does not plan to request that shareholders exchange their Capital Bank stock certificates for holding company stock certificates. Instead, the holding company plans simply to issue stickers or to change over to holding company stock certificates as shares are transferred or reissued in the ordinary course of business. This will generally be handled by the bank's and the holding company's transfer agent. However, after the reorganization, the bank and the holding company may elect to send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. Thereafter, the holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

Availability of Dissenters' Rights

         Capital Bank shareholders who wish to dissent from the share exchange and receive the fair value of their shares may do so if the strictly follow the procedures specified by Tennessee law. See "Dissenters' Rights."


Regulatory Approval

         The holding company must receive certain regulatory approvals before the share exchange can be completed. The holding company and Capital Bank have agreed to cooperate to obtain all required regulatory approvals. There is no assurance that these regulatory approvals will be obtained, when they will be obtained, or, if obtained, that there will not be litigation challenging these approvals. There can likewise be no assurance that the U.S. Department of Justice or "DOJ" or the Tennessee state attorney general will not attempt to challenge the share exchange on antitrust grounds, or, if a challenge is made, the result of the challenge. However, we believe that such a regulatory or legal challenge to the formation of a one bank holding company for Capital Bank is extremely unlikely.

         It is a condition to the completion of the share exchange that the holding company and Capital Bank receive all necessary regulatory approvals to the share exchange without the imposition by any regulator of any condition that, in the reasonable judgment of the holding company board of directors, would so materially adversely impact the financial or economic benefits of the share exchange as to make consummation of the share exchange inadvisable. There can be no assurance that the regulatory approvals of the share exchange will not contain terms, conditions or requirements which would have such an impact.

         Capital Bank and the holding company are not aware of any material governmental approvals or actions that are required to complete the share exchange, except as described below. Should any other approval or action be required, Capital Bank and the holding company contemplate that they would seek such approval or action.

         The share exchange is subject to approval by the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended (the "BANK HOLDING COMPANY Act"). The holding company will file the required notification with the Federal Reserve Bank of Atlanta for approval of the share exchange. Generally, for these types of applications, the Federal Reserve Board or the appropriate Federal Reserve Bank will consider the financial and managerial resources of the applicant and the bank, the effect of the proposed transaction on those resources, Community Reinvestment Act compliance, the management expertise, internal control and risk-management systems, and capital of the proposed holding company. Both the FDIC and the Tennessee Department of Financial Institutions will have an opportunity to comment on the application to the Federal Reserve Board.

         Tennessee law generally prohibits a share exchange or acquisition of a financial institution when the resulting holding company subsidiaries would control more than 30% of the insured deposits in the state. The deposits controlled by the bank and the holding company would not exceed the statutory ceiling after consummation of the share exchange.

         In general, the bank regulatory authorities may disapprove this transaction if the share exchange and the reorganization of the bank into a one-bank holding company would not be, in their judgment, consistent with adequate sound banking practices and would not be in the public interest.

         In addition, the share exchange may not occur for up to thirty days from the date of the approval by the Federal Reserve Board. If the United States Department of Justice has issued a challenge on antitrust grounds, the regulators may extend the waiting period. The share exchange and the reorganization of the bank into a one-bank holding company cannot proceed in the absence of these regulatory approvals. We cannot assure you that the bank regulatory authorities will issue all necessary approvals for the reorganization and share exchange, or that they will issue the approvals in a timely manner. If the regulators issue the necessary approvals in time, the bank and holding company anticipate completing the reorganization soon after obtaining shareholder approval, by June 30, 2001.

         The approval of the bank regulatory authorities reflects only their view that the transaction does not violate the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the banking system. You should not interpret their approval as an opinion by the bank regulatory authorities that the reorganization is favorable to shareholders from a financial point of view or that the terms of the exchange are fair. The bank regulatory authorities' approval is not an endorsement or recommendation of the share exchange.

Effective Date

         After all regulatory approvals have been issued, the share exchange will take place at the time the Tennessee Department of Financial Institutions files (or permits the filing of) Articles of Share Exchange with the Tennessee Secretary of State. Presently, the holding company expects to request that the Department of Financial Institutions file the Articles of Share Exchange by no later than June 30, 2001. The Department of Financial Institutions will not file the Articles of Share Exchange until the holders of at least a majority of the issued and outstanding shares of common stock of the bank have approved and adopted the Share Exchange Agreement.

Federal Tax Consequences

         McLemore & Rollins, P.C., Special Counsel to the bank and holding company, issued a tax opinion dated March 5, 2001, regarding federal tax consequences of the proposed transaction, the contents of which are summarized below. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part. This is only a general description of the material federal income tax consequences of the reorganization. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of this transaction. We do not anticipate that the law will change before closing.

         Capital Bancorp and Capital Bank have not requested, and do not intend to seek, a ruling from the Internal Revenue Service as to the federal income tax consequences of the share exchange. The opinion of the special tax counsel is an exhibit to this proxy statement/prospectus and supports the following discussion of the anticipated federal income tax consequences of the share exchange to stockholders of Capital Bank. The opinion is based in part upon certain factual assumptions and upon certain factual representations made by the holding company and Capital Bank, which representations tax counsel has relied upon and assumed to be true, correct and complete. If such representations are inaccurate, the opinion could be adversely affected. Opinions of tax counsel are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. This discussion is based on current law. Future legislative, judicial or administrative interpretations, which may be retroactive, could alter or modify the statements set forth herein. This discussion does not address, among other matters:

o        State, local, or foreign tax consequences of the share exchange;

o The tax consequences to Capital Bank stockholders who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who hold their stock in a hedging transaction or as part of a straddle or conversion transaction;

o The tax consequences affecting shares of Capital Bank common stock acquired upon the exercise of stock options, stock purchase plan rights, or otherwise as compensation;

o The tax consequences to holders of options to acquire shares of Capital Bank common stock; and

o The tax consequences to the holding company and Capital Bank of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

         Assuming that the share exchange reorganization is consummated in accordance with the Share Exchange Agreement and the plan of share exchange contained in that contract, it is anticipated that the following federal income tax consequences will occur:

o The share exchange will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

o No gain or loss will be recognized by the Capital Bank stockholders who exchange of all of their shares of Capital Bank common stock for holding company common stock pursuant to the share exchange, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share.

o The tax basis of the holding company common stock to be received by the Capital Bank stockholders, who exchange all of their shares of Capital Bank common stock solely for holding company common stock (including a fractional share interest in the holding company common stock deemed received and redeemed) in the share exchange, will be the same as the tax basis of the Capital Bank common stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

o The holding period of the holding company common stock to be received by Capital Bank stockholders, who exchange all of their Capital Bank common stock solely for the holding company common stock (including a fractional share interest in the holding company common stock deemed received and redeemed) in the share exchange, will include the holding period of the Capital Bank common stock surrendered in exchange therefor, provided that such Capital Bank shares were held as a capital asset by the Capital Bank stockholders on the date of the exchange.

         The obligation of the holding company and Capital Bank to complete the share exchange is conditioned on, among other things, receipt by the holding company and the bank of an opinion of McLemore & Rollins, P.C., special tax counsel, with respect to certain of the federal income tax consequences of the share exchange. The conditions relating to the receipt of the tax opinion may be waived by both the holding company and Capital Bank. Neither the holding company nor Capital Bank currently intends to waive the conditions relating to the receipt of the tax opinion. If the conditions relating to the receipt of the tax opinion were waived and the material federal income tax consequences of the share exchange were substantially different from those described in this proxy statement/prospectus, Capital Bank would resolicit the approval of its stockholders prior to completing the share exchange or terminate the Share Exchange Agreement.

         Tax consequences of the share exchange may vary depending upon the particular circumstances of each Capital Bank stockholder. Accordingly, you are urged to consult with your own tax advisors as to the specific tax consequences to you because of the share exchange, including the applicability and effect of state, local, and foreign tax laws.

         In general, under Section 302(a) of the Internal Revenue Code, dissenting shareholders will treat any cash they receive from the bank in redemption of their bank common stock as a capital gain or loss, if the shares are held as a capital asset. Otherwise, the tax law would generally require shareholders to treat cash received as substantially equivalent to a dividend and taxed as ordinary income. It is possible, however, that the provisions of
Section 302(a) will not apply to a particular dissenting shareholder due to rules that treat some shareholders as owning shares actually owned by other individuals and entities, including certain individuals related to the shareholder and certain partnerships, estates, trusts and corporations in which the shareholder has an interest. If these rules apply, the amounts the bank pays to the dissenting shareholder may be taxable as dividends.

Certain Other Tax Considerations

         Shareholders subject to Tennessee tax laws will not recognize a gain or loss under current Tennessee tax laws on the exchange of the bank's common stock for the holding company's common stock. Also, individual shareholders who are subject to Tennessee tax laws will not recognize a gain or loss under Tennessee tax laws (i) on their receipt of cash payments in lieu of fractional shares, or
(ii) on their receipt of any cash or other property through exercise of their dissenters' rights unless their receipt of such cash or other property is deemed substantially equivalent to a dividend, in which case the cash or other property would likely be subject to Tennessee taxation. Dividends distributed by the holding company to stockholders subject to Tennessee tax laws will be subject to a six percent (6%) Tennessee tax. The above discussion of Tennessee tax law is based on the current law, and there is no certainty that the Tennessee tax law will not be materially changed in the future.

         In some jurisdictions, the state and local law treats shares of common stock of a business corporation like the holding company differently from shares of stock of a banking institution. We urge you to consult your own tax advisors to make an individual appraisal of the federal, state and local income tax and personal property and other tax consequences of the reorganization and the exercise of dissenters' rights.

         Again, as stated above, the foregoing tax discussions do not constitute legal, tax, accounting, financial or investment advice.

Accounting Treatment

         We intend to treat the proposed share exchange reorganization as a pooling-of-interests for financial accounting purposes. The pooling-of-interest method of accounting for a business combination reflects the union of ownership between the entities involved. Results of operations are restated for prior periods as if the entities involved had always been combined. Immediately after the reorganization, the consolidated financial statements of the holding company will be substantially equivalent to the bank's financial statements prior to the reorganization. The holding company's parent-only financial statements will reflect its investment in 100% of the shares of the bank's common stock.

Capitalization

         We set forth in the table below the capitalization of the bank on December 31, 2000 and of the holding company at initial formation on March 5, 2001 before the share exchange. The capitalization for the bank and the holding company on a pro forma basis, assuming that the share exchange has been completed, is set forth in the second column.

               CAPITALIZATION BEFORE AND AFTER THE SHARE EXCHANGE

                                                               Capitalization      Capitalization
                                                                 Before the           After the
                                                                  Exchange            Exchange
                                                               ----------------    --------------
                                                                 (In Thousands)    (In Thousands)
Capital Bancorp, Inc.:
   Preferred stock, no par value, authorized 20,000,000
      shares, no shares issued ...........................         $     -             $    -
   Common stock, par value $4 per share, authorized
      20,000,000 shares, 250 shares issued and outstanding
      before the exchange and 1,560,271 shares issued
      after the exchange(1)(2)(3) ........................               1 (4)           6,241
   Additional paid-in capital ............................               -               5,879
   Retained earnings .....................................               -               3,344
   Net unrealized losses on available-for-sale securities,
      net of income tax benefits of $112,000 .............               -                (182)
                                                                   -------             -------
                     Total stockholders' equity ...........        $     1 (4)         $15,282
                                                                   =======             =======
Capital Bank:
   Preferred stock, no par value, authorized
      20,000,000 shares, no shares issued ................         $     -                  -
   Common stock, par value $4 per share, authorized
      20,000,000 shares, 1,560,271 shares issued
      and outstanding ....................................           6,241               6,241 (5)
   Additional paid-in capital ............................           5,879               5,879 (5)
   Retained earnings .....................................           3,344               3,344 (5)
   Net unrealized losses on available-for-sale securities,
      net of income tax benefits of $112,000
                                                                      (182)               (182)(5)
                                                                   -------             -------
                    Total stockholders' equity(5) ........         $15,282             $15,282 (5)
                                                                   =======             =======

                                     NOTES

(1) Represents and assumes a 1-for-1 exchange of holding company shares for the 1,560,271 shares of Capital Bank common stock issued and outstanding as of the record date.

(2) Represents 250 shares issued to the incorporators of the holding company for $4.00 per share. At the time of the share exchange, Capital Bancorp will repurchase these shares at the same purchase price, $4.00 per share, and they will then constitute authorized but unissued shares.

(3) Represents the maximum number of shares to be issued to the holders of common stock of the bank as the result of the share exchange. No fractional shares of holding company common stock will be issued in the reorganization. The holding company will pay for any fractional interests in cash. The payment of cash to holders of fractions and to shareholders who exercise their dissenters' rights can be expected to reduce the number of outstanding shares the holding company issues.

(4) These accounts will be eliminated when consolidated with the proposed parent, Capital Bancorp, Inc.

(5)      Amounts after the share exchange are on a consolidated basis.

Other Financial Information

         Immediately following the effective time of the reorganization, the consolidated financial statements of Capital Bancorp will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, the holding company will not have commenced operations and will have no material assets or liabilities.

         Please refer to the bank's 2000 Annual Report to Stockholders, which is being delivered to bank shareholders with this proxy statement/prospectus, for additional financial information about the bank.

             EFFECT OF THE SHARE EXCHANGE ON RIGHTS OF STOCKHOLDERS

         In the share exchange, you will exchange your shares of Capital Bank common stock for shares of Capital Bancorp common stock. Capital Bank is a Tennessee banking corporation governed by the Tennessee Banking Act and the Tennessee Business Corporation Act, as well as by its charter and bylaws. The holding company is a Tennessee business corporation governed by the Tennessee Business Corporation Act and it's charter and bylaws. There are material differences between the rights of Capital Bank stockholders and holding company stockholders. The following is a summary of relevant provisions of the charter and bylaws of Capital Bank and the charter and bylaws of Capital Bancorp setting forth the current rights of Capital Bank stockholders and those of the holding company's stockholders. We have tried to call attention to any significant differences to Capital Bank's stockholders as a result of the share exchange.

         The following summary is not intended to be complete and is qualified in its entirety by reference to the Tennessee Banking Act and to the Tennessee Business Corporation Act, as well as the holding company's charter and bylaws and Capital Bank's charter and bylaws.

Anti-Takeover Provisions Generally

         The holding company's charter and bylaws contain certain provisions designed to assist the holding company's board of directors in playing a role if any group or person attempts to acquire control of the holding company so that the holding company's board of directors can protect the interests of the holding company and its stockholders under the circumstances. These provisions may help the holding company's board of directors determine whether a sale of control is in the best interests of the holding company's stockholders, or enhance the holding company's board of directors's ability to maximize the value to be received by the stockholders upon a sale of control of the holding company.

         Although the holding company's management believes that these provisions are beneficial to the holding company's stockholders, they also may tend to discourage some takeover bids. As a result, the holding company's stockholders may be deprived of opportunities to sell their shares of holding company common stock at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time- consuming process. To the extent that these provisions discourage undesirable proposals, the holding company may be able to avoid those expenditures of time and money.



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


         These provisions also may discourage open market purchases by a company that may desire to acquire the holding company. Open market purchases could increase the market price of holding company common stock temporarily, and enable some stockholders to sell their shares at a price higher than that they might otherwise obtain. In addition, these provisions may decrease the market price of holding company common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions may also make it more difficult and time consuming for a potential acquirer to obtain control of the holding company by replacing the board of directors and management. Furthermore, the provisions may make it more difficult for holding company stockholders to replace the holding company's board of directors or management, even if a majority of the holding company stockholders believe that replacing the holding company's board of directors or management is in the best interests of the holding company. Because of these factors, these provisions may tend to perpetuate the incumbent board of directors and management. Capital Bank charter's bylaws also contain certain anti-takeover provisions which are described below. For more information about these provisions, please complete this part of the document and refer also to "Effect of the Share Exchange on Rights of Stockholders," "Description of the Holding Company," "Description of the Holding Company's Capital Securities," "Description of the Bank," and "Description of the Bank's Capital Securities."

Authorized Capital Stock

         As will be seen in this section, the bank's board of directors intended that the structure of the holding company's capital stock would be essentially identical to that of the bank's as far as the number and types of securities authorized.

         The Holding Company. Capital Bancorp's charter authorizes the issuance of up to (1) 20,000,000 shares of the holding company's common stock, par value $4.00 per share of which only 250 organizational shares were issued and outstanding as of March 27, 2001, and (2) 20,000,000 shares of preferred stock, the terms of which are to be set by the holding company's board of directors, of which no shares were issued and outstanding (or committed) as of that date. The holding company's board of directors may authorize the issuance of additional shares of the holding company's common stock without further action by the holding company's stockholders.

         The holding company may issue, without a stockholder vote, shares of its preferred stock, in one or more classes or series, with voting, conversion, dividend, and liquidation rights as determined by the holding company's board of directors. The holding company board of directors may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of the holding company capital stock, the voting powers, if any, of such series, and any other preferences, privileges, and powers of such series. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the holding company, holders of preferred stock will have priority over holders of common stock.

         The authority to issue additional shares of common stock or preferred stock provides the holding company with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of common stock and preferred stock may be issued from time to time for any corporate purpose, including, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. The shares could be used to dilute the stock ownership of persons seeking to obtain control of the holding company. The sale of a substantial number of shares of voting stock to persons who have an understanding with the holding company concerning the voting of such shares, or the distribution or declaration of a dividend of shares of voting stock (or the right to receive voting stock) to its stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the holding company.

         Capital Bank. The authorized capital stock of Capital Bank consists of
(1) 20,000,000 shares of common stock, par value $4.00 per share, of which 1,560,271 shares were issued and outstanding as of March 27, 2001, and (2) 20,000,000 shares of preferred stock, the terms of which are to be set

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
by the bank's board of directors, of which no shares were issued and outstanding (or committed) as of that date. The bank's board of directors may authorize the issuance of additional shares of the bank's common stock without further action by the bank's stockholders.

         Capital Bank's board of directors may authorize the issuance of additional shares of Capital Bank common stock without any further action by the Capital Bank stockholders. The Capital Bank board of directors may issue, without a stockholder vote, shares of its preferred stock, in one or more classes or series, with voting, conversion, dividend and liquidation rights as determined by the bank's board of directors. Capital Bank's board of directors may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of Capital Bank capital stock, the voting powers, if any, of such series, and any other preferences, privileges, and powers of such series.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of Capital Bank, holders of preferred stock will have priority over holders of common stock.

Preemptive Rights

         The Holding Company. The Tennessee Business Corporation Act provides that, unless a Tennessee corporation's charter expressly provides for preemptive rights, stockholders of a Tennessee corporation do not have a preemptive right to acquire proportional amounts of the corporation's unissued shares upon a decision of the board of directors to issue shares. The holding company's charter does not provide for preemptive rights to its stockholders.

         Capital Bank. Capital Bank's charter expressly provides that no stockholder of Capital Bank will have preemptive rights.

Amendment of Charter and Bylaws

         The Holding Company. Capital Bancorp may amend its charter in any manner permitted by Tennessee law. The Tennessee Business Corporation Act provides that a corporation's charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the stockholders. Unless the board of directors otherwise determines, the holding company's charter requires a vote of seventy- five percent or more of the shares of capital stock entitled to vote in an election of directors to amend the provisions of the charter governing directors, removal of directors, anti-takeover provisions, and indemnification provisions. The bank's charter does not contain these types of "supermajority" provisions.

         The holding company's board of directors may adopt, amend, or repeal the holding company's bylaws by a majority vote of the entire board of directors. The bylaws may also be amended or repealed by action of the holding company's stockholders, but only by a "supermajority vote" of not less than seventy-five percent of all outstanding shares of the holding company entitled to vote at the meeting. Again, the bank's bylaws do not contain this type of supermajority provision.

         The holding company's charter requires that the holding company's board of directors must exercise all powers unless otherwise provided by law. The board of directors may designate an executive committee consisting of three or more directors and may, subject to certain exceptions, authorize that committee to exercise all of the authority of the board of directors. The bank's charter may be more flexible in this regard.

         Capital Bank. To amend the charter of a Tennessee banking corporation like the bank, the Tennessee Banking Act generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of (1) all shares entitled to vote on the amendment and (2) the shares of each class of stock entitled to vote on the amendment as a class is required, unless the corporation's charter provides for a greater voting requirement, together with
(3) the approval of the Tennessee Department of Financial Institutions. (No such regulatory approval is necessary for the holding company to amend its charter in most cases.) Capital Bank's charter has specific


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
requirements regarding meetings of stockholders and for nominations to the bank's board of directors, including a requirement that the stockholder give detailed information concerning the nominee(s) to the bank not less than ten, and not more than forty-five, days in advance of the meeting. However, the bank's charter does not contain detailed provisions concerning shareholder proposals, removal of directors, the bank's acquisition of its own capital stock (although these are limited by state and federal law), the approval required for certain business combinations, distributions or liquidations, and amendments of bylaws and charter. In these matters, Tennessee banking and corporate laws would govern.

         Capital Bank's charter also states that Capital Bank's board of directors has the power to adopt, amend or repeal its bylaws. A bylaw may also be adopted, amended or repealed by stockholders of Capital Bank.

Classified Board of Directors and Absence of Cumulative Voting

         The Holding Company. The holding company's charter provides that the holding company's board of directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of the holding company having a classified board of directors is that only approximately one third of the members of the holding company's board of directors are elected each year, which effectively requires two annual meetings for the holding company stockholders to change a majority of the members of the holding company's board of directors.

         The purpose of dividing the holding company's board of directors into classes is to facilitate continuity and stability of leadership of the holding company by ensuring that experienced personnel familiar with the holding company will be represented on the holding company's board of directors at all times, and to permit the holding company's management to plan for the future for a reasonable time. However, by potentially delaying the time within which an acquirer could obtain working control of the holding company's board of directors, this provision may discourage some potential share exchanges, tender offers, or takeover attempts.

         Pursuant to the holding company's charter, each stockholder generally is entitled to one vote for each share of holding company common stock held and is not entitled to cumulative voting rights in the election of directors. The same is true of the bank's charter. Neither the bank nor the holding company permits cumulative voting.

         Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the board of directors. Without cumulative voting, the holders of more than 50% of the shares of the holding company common stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining shares of holding company common stock effectively may not be able to elect any person to the holding company's board of directors. The absence of cumulative voting makes it more difficult for a holding company stockholder who acquires less than a majority of the shares of the holding company common stock to obtain representation on the holding company's board of directors.

         Capital Bank. Capital Bank's charter prohibits cumulative voting. Capital Bank's charter also provides for a classified board of directors that is substantially similar to the classified board of directors for the holding company. However, currently the bank has ten directors and the holding company proposes to commence business with three (all of whom are bank directors).

Director Removal and Vacancies

         The Holding Company. The holding company's charter provides that: (1) a director may be removed by the holding company stockholders only if the holders of seventy-five percent of the voting power of all shares of the holding company capital stock entitled to vote generally in the election of directors vote for such removal and "cause" for removal exists; and (2) vacancies on the holding company's board of directors may be filled only by the holding company's board of directors. The purpose of these provisions is to prevent a majority stockholder from circumventing the classified

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


board system by removing directors and filling the vacancies with new individuals selected by that stockholder. Accordingly, the provisions may have the effect of impeding efforts to gain control of the holding company's board of directors by anyone who obtains a controlling interest in the holding company's common stock. The term of a director appointed to fill a vacancy expires at the next meeting of stockholders at which that Class of directors is elected.

         Capital Bank. Capital Bank's charter is silent as to the method or reasons for removing a director. Thus a director can be removed with or without cause. If a director is elected by a voting group of shareholders, such as a series of preferred stock, he may be removed only by that group.

Limitations on Director Liability

         The Holding Company. The holding company's charter eliminates a director's liability to the holding company or its shareholders for monetary damages to the maximum extent permitted by law. Section 48-18-301 of the Tennessee Business Corporation Act provides that a director shall not be liable for any action, or failure to take action if he or she discharges his or her duties:

o        In good faith;

o With the care of an ordinarily prudent person in a like position under similar circumstances; and

o In a manner the director reasonably believes to be in the best interests of the corporation.

In discharging her or his duties, a director may rely on the information, opinions, reports, or statements, including financial statements, if prepared or presented by officers or employees of the corporation whom the director reasonably believes to be reliable. The director may also rely on such information prepared or presented by legal counsel, public accountants or other persons as to matters that the director reasonably believes are within the person's competence.

         Capital Bank. Capital Bank's charter does not address the liability of a director to the bank. Thus the foregoing provision of the Tennessee Business Corporation Act should govern (T.C.A. ss.48- 18-301). However, under the Tennessee Banking Act, directors can be guilty of a misdemeanor in the event that they take or participate in certain actions, such as improper dividends or unlawfully increasing the bank's capital (see, for example, T.C.A.ss.45-2-1714 and ss.45-2-1715).

Indemnification

         The Holding Company. Under the Tennessee Business Corporation Act, a corporation may indemnify any director against liability if the director:

o        Conducted himself or herself in good faith;

o Reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation;

o Reasonably believed, in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

o In the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless limited by its charter, a Tennessee corporation must indemnify, against reasonable expenses incurred by him or her, a director who was wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she is or was a director of the corporation. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if three conditions are met:

o The director must furnish the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct as set forth above;

o The director must furnish the corporation a written undertaking by or on behalf of a director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses; and

o A determination must be made that the facts then known to those making the determination would not preclude indemnification.

         A director may apply for court-ordered indemnification under certain circumstances. Unless a corporation's charter provides otherwise,

o An officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director,

o The corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director, and

o A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

         The holding company's charter and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by Tennessee law. Amendment of this provision requires a vote of seventy-five percent (75%) of the outstanding holding company shares unless a majority vote is expressly permitted by the board of directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the holding company under the provisions described above, the holding company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Capital Bank. Capital Bank's charter and bylaws also provide for broad indemnity of officers and directors. However, no indemnification is permitted by the bank's charter in the case of an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties against a director, officer, or employee of the bank.

Special Meetings of Stockholders

         The Holding Company. Special meetings of the holding company's stockholders may be called for any purpose or purposes, at any time, by the Chairman of the board of directors, the Chief Executive Officer, not less than eighty percent (80%) of the members of the board of directors, or by the holders of not less than seventy-five percent of the shares entitled to vote at such meeting.

         Capital Bank. Special meetings of Capital Bank's stockholders may be called for any purpose or purposes by the Commissioner of the Tennessee Department of Financial Institutions, the Chairperson of the board of directors, the Chief Executive Officer, not fewer than one-third (1/3) of the members of the bank's board of directors, or by one or more shareholders owning in the aggregate not less than twenty percent (20%) of the outstanding shares of the bank's stock.

Stockholder Nominations and Proposals

         The Holding Company. Holders of holding company common stock are entitled to submit proposals to be presented at an annual meeting of the holding company stockholders. The holding company's charter and bylaws provide that any proposal of a stockholder which is to be presented at any meeting of stockholders must be sent so it is to be received by the holding company in advance of the meeting. All such proposals must meet the strict criteria set forth in the charter and the bylaws of Capital Bancorp.

         Only persons who are nominated in accordance with the procedures set forth in the charter and bylaws are eligible to serve as directors. Nominations to the board of directors of the Holding company may be made at a meeting of shareholders (i) by or at the direction of the board of directors or (ii) by any shareholder of the holding company who was a shareholder of record at the time of the giving of notice of the applicable meeting who is entitled to vote for the election of directors at the meeting if such person has fully and completely complied with the notice procedures set forth in the charter and described below.

         In order for a shareholder to nominate a person for election to the board of directors of the holding company at a meeting of shareholders, such shareholder shall have delivered timely notice of such shareholder's intent to make such nomination in writing to the secretary of the holding company. To be timely, unless otherwise provided by applicable law (including, without limitation, federal securities laws), a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the holding company (i) in the case of an annual meeting, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii) as to the shareholder giving the notice (A) the name and address, as they appear on the holding company's books, of such shareholder and (B) the class and number of shares of the holding company which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the holding company which are beneficially owned by such person. In addition, the nominating shareholder is responsible for providing to the holding company all of the information as to each nominee as is required by paragraphs (a), (d), (e) and (f) of Item 401 of the SEC's Regulation S-K (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the holding company), together with each such person's signed consent to serve as a director of the holding company if elected. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the holding company that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. It is the express intention that the foregoing information be provided to the board of directors and the shareholders so that adequate disclosure can be made to the shareholders. Accordingly, such information shall be provided notwithstanding that the holding company is not at the time of the adoption of these bylaws, or at any other time, subject either to the Exchange Act or to the rules and regulations of the SEC.

         The chairperson of the meeting is required, if the facts so warrant, to determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the charter. If so, the chairperson must declare nomination defective and disregard it. A shareholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Exchange Act, together with the rules and regulations thereunder, to the extent applicable to the holding company or any transaction brought before the holding company's shareholders.

         Capital Bank. Any stockholder of Capital Bank wishing to nominate one or more directors or bring any other business before a meeting of stockholders must provide notice in writing to Capital Bank at least ten (10) days before, and no more than forty-five (45) days prior to the meeting, provided that if less than twenty-one (21) days notice of the meeting is given, stockholders have up to seven (7) days after the notice to provide the required written notice. The bank's charter requires that such notification contain the following information to the extent known to the notifying shareholder:




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

o        The name and address of each proposed nominee.

o        The principal occupation of each proposed nominee.

o The total number of shares of capital stock of the bank that will be voted for each proposed nominee.

o        The name and residence address of the notifying shareholder.

o The number of shares of capital stock of the bank owned by the notifying shareholder.

If nominations are not made in accordance with the foregoing provisions, the chairperson of the meeting, in his/her discretion, may disregard the nomination, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Business Combinations

         The Holding Company. Capital Bancorp's charter provides that, unless more restrictively required by applicable law, the affirmative vote of the holders of seventy-five (75%) percent or more of the outstanding shares entitled to vote for the election of directors is required to authorize (1) any merger, share exchange or consolidation of the holding company with or into another entity or (2) any sale, lease, or other disposition of all or substantially all of the holding company's assets to another person or entity, except where any of these transactions will occur between the holding company and any of its majority-owned, direct or indirect, subsidiaries.

         The requirement of a supermajority vote of stockholders to approve certain business transactions may discourage a change in control of the holding company by allowing a minority of the holding company's stockholders to prevent a transaction favored by the majority of the stockholders. A seventy-five percent (75%) vote of all issued and outstanding shares of holding company common stock is required to approve a business combination transaction, unless there is an affirmative vote by seventy-five percent of the members of the board of directors to recommend the transaction to the shareholders, in which event a majority of the outstanding shares of the holding company would be sufficient to approve the proposed transaction. This provision of the charter my enable management to retain substantial control over the affairs of the holding company. The primary purpose of the supermajority vote requirement is to encourage negotiations with the holding company's management and board of directors by groups or companies interested in acquiring control of the holding company and to reduce the danger of a forced share exchange or sale of assets.

         As a Tennessee corporation, the holding company is or could be subject to certain restrictions on business combinations under Tennessee law, including, but not limited to, combinations with interested stockholders.

         Tennessee has multiple anti-takeover acts that are or may become applicable to the holding company. These are the Tennessee Business Combination Act, the Tennessee Greenmail Act, and the Tennessee Investor Protection Act. The Tennessee Control Share Acquisition Act applies to the holding company because the holding company's charter includes an express provision electing to be covered by that act.

         The Tennessee Business Combination Act. The Tennessee Business Combination Act generally prohibits a "business combination" by the holding company or a subsidiary with an "interested stockholder" within 5 years after the stockholder becomes an interested stockholder. But the holding company or a subsidiary can enter into a business combination within that period if, before the interested stockholder became such, the holding company board of directors approved:

o        The business combination; or

o The transaction in which the interested stockholder became an interested stockholder.

After that 5 year moratorium, the business combination with the interested stockholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds of the other stockholders.

         For purposes of the Tennessee Business Combination Act, a "business combination" includes mergers share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An "interested stockholder" is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of the holding company stock.

         Tennessee law also severely limits the extent to which the holding company or any of its officers or directors could be held liable for resisting any business combination. Under the Tennessee Business Corporation Act, neither a Tennessee corporation having any stock registered or traded on a national securities exchange, nor any of its officers or directors, may be held liable for:

o Failing to approve the acquisition of shares by an interested stockholder on or before the date the stockholder acquired such shares;

o        Seeking to enforce or implement the provisions of Tennessee law;

o Failing to adopt or recommend any charter or by-law amendment or provision relating to such provisions of Tennessee law; or

o Opposing any share exchange, exchange, tender offer, or significant asset sale because of a good faith belief that such transaction would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or any other relevant factor.

         But the officers and directors can only consider such factors if the corporation's charter permits the board to do so in connection with the transaction. The holding company's charter expressly permits the board to consider these factors.

         The Tennessee Greenmail Act. The Tennessee Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act. Under the Tennessee Greenmail Act, the holding company may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the holding company or the holding company makes an offer, of at least equal value per share, to all stockholders of such class.

         The Tennessee Investor Protection Act. The Tennessee Investor Protection Act generally requires the registration, or an exemption from registration, before a person can make a tender offer for shares of a Tennessee corporation which, if successful, will result in the offeror beneficially owning more than 10% of any class of shares. Registration requires the filing with the Tennessee Commissioner of Commerce and Insurance of a registration statement, a copy of which must be sent to the target company, and the public disclosure of the material terms of the proposed offer. Additional requirements are imposed under that act if the offeror beneficially owns 5% or more of any class of equity securities of the target company, any of which was purchased within one year prior to the proposed takeover offer. The Tennessee Investor Protection Act also prohibits fraudulent and deceptive practices in connection with takeover offers, and provides remedies for violations. By its terms, this law is inapplicable to the bank and to bank holding companies. However, the holding company's charter provides that this law shall be applicable to the holding company to the extent now or hereafter permitted by law.

         The Tennessee Investor Protection Act does not apply to an offer involving a vote by holders of equity securities of the offeree company, pursuant to its charter, on a share exchange, consolidation or sale of corporate assets in consideration of the issuance of securities of another corporation, or on a sale of its securities in exchange for cash or securities of another corporation. Also excepted from the Tennessee Investor Protection Act are tender offers which are open on substantially equal terms to all stockholders, are recommended by the board of directors of the target company and include full disclosure of all terms.

         The Tennessee Investor Protection Act applies to tender offers for corporations with substantial ties in Tennessee, including corporations incorporated in Tennessee or which have their principal offices in the state. The United States Court of Appeals for the Sixth Circuit has held that the application of this Act, and Tennessee's other takeover statutes, to a target company that wasn't organized under Tennessee law is unconstitutional. This happened in the case of Tyson Foods, Inc. v. McReynolds, 865 F.2d 99 (6th Cir.
1989).

         The laws described above, together with provisions of the holding company's charter and bylaws, regarding business combinations might be deemed to make the holding company less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than seventy-five percent (75%) of the outstanding shares of the holding company's common stock, the acquirer would not thereby obtain the ability to replace a majority of the holding company board of directors until at least the second annual meeting of stockholders following the acquisition. Furthermore the acquirer would not obtain the ability immediately to effect a share exchange, consolidation, or other similar business combination unless the described conditions were met.

         As a result, the holding company's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for the holding company's stockholders to replace the holding company board of directors or management, even if the holders of a majority of the holding company's common stock should believe that such replacement is in the interests of the holding company. As a result, such provisions may tend to perpetuate the incumbent holding company board of directors and management.

         Capital Bancorp's charter provides that the affirmative vote of the holders of not less than 75% of the outstanding shares of its common stock is required to approve certain transactions with the holding company or any of its affiliates specified therein, including any merger, consolidation, sale of all or substantially all of its assets, share exchange, or dissolution. The supermajority provision is inapplicable if the transaction has been approved (or in the case of a dissolution recommended for stockholder approval) by seventy-five (75%) of all directors of the holding company then in office or if the other entity is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the holding company or its affiliates. The share exchange was unanimously approved by Capital Bancorp's board of directors, making the supermajority provision inapplicable to it.
         Capital Bank. The bank's charter contains no "supermajority" provisions. However, in some bank merger or conversion transactions, Tennessee law prescribes a minimum two-thirds of each outstanding class entitled to vote in order for such transaction to be approved.

         As a Tennessee banking corporation with its common stock registered under Section 12 of the Securities Exchange Act, Capital Bank is or could be subject to certain restrictions on business combinations with interested stockholders under Tennessee law. These are for all intents and purposes identical to those applicable to the holding company.

Dividends

         Capital Bancorp. The holding company's ability to pay dividends on its common stock is governed by the Tennessee Business Corporation Act. Under the Tennessee Business Corporation Act, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to stockholders whose preferential rights are superior to those receiving the distribution.

         Capital Bank. Capital Bank's ability to pay dividends on Capital Bank common stock is limited by both Tennessee and federal laws. Under Tennessee law, the directors of a state bank, after making proper deduction for all expenditures, expenses, taxes, losses, bad debts, and any write- offs or other deductions required by the Tennessee Department of Financial Institutions, may credit net profits to the bank's retained earnings ("undivided profits") account, and may not more frequently than quarterly declare a dividend, provided that certain requirements have been met and provided that the bank is adequately reserved against deposits and such reserves will not be impaired by the declaration of the dividend. However, the payment of dividends could, depending upon the financial condition of the bank, be deemed to constitute such an unsafe or unsound practice. Tennessee law prohibits state banks from paying dividends other than from undivided profits, and when the surplus account is less than the capital stock account, imposes certain other restrictions on dividends. The Federal Deposit Insurance Act ("FDIA") prohibits a state bank, the deposits of which are insured by the FDIC, from paying dividends if it is in default in the payment of any assessments due the FDIC. See "Supervision and Regulation of Capital Bank & Trust Company - Restrictions on Dividends Payable by the Bank." There exist various statutory limitations on the ability of the holding company's banking subsidiaries to pay dividends to the holding company. See "Certain Regulatory Considerations - Payment of Dividends."

                       DESCRIPTION OF THE HOLDING COMPANY

Organization and Description of Business

         We organized the holding company as a Tennessee business corporation on March 5, 2001, in anticipation of the formation of a bank holding company for Capital Bank. The holding company's charter authorizes the issuance of up to
20.0 million shares of common stock, $4.00 par value, and up to 20.0 million shares of preferred stock, the terms of which are to be set by the board of directors of the holding company. These are identical to the authorizations for the bank. Presently, the holding company has issued 250 shares of its common stock to its incorporators for $1,000. These shares will be redeemed from the incorporators, without interest, upon the completion or termination of the share exchange.

         We expect that the primary function of the holding company will be to own all of the bank's common stock. As a newly formed company, the holding company has no earnings. The holding company expects to earn all, or substantially all, of its consolidated total operating income from the commercial banking line of business. The holding company's profitability will depend on the financial results of its operating subsidiary, the bank. In the future, we may decide to acquire or form additional subsidiaries, which could include other banks.

         At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's space and employees for payment of a small sum. After the reorganization, it will reimburse the bank on a fair and reasonable basis for all services furnished to it and for all expenses which the bank advances on its behalf. Section 23A and 23B of the Federal Reserve Board Act limit transactions between the bank and the holding company. See "Supervision and Regulation of the Holding Company."

         Copies of the charter, bylaws, and stock option plan of the holding company are available to you on request. They have been filed as part of the Registration Statement filed by the holding company with the SEC. Copies of the exhibits to the Registration Statement are available to record shareholders as of the record date on request without charge. Please contact Mrs. Sally P. Kimble, Senior Vice President, Treasurer, and Chief Accounting and Financial Officer, P.O. Box 24120, Nashville, Tennessee 37202. The terms of the holding company's stock option plan are essentially identical to that of the bank's plan except that the holding company has reserved 500,000 shares for issuance under its plan. The options available under the bank's stock option plan are intended to be exchanged by the holders for options under the holding company's stock option plan and those options will count against (and will not be in addition to) the 500,000 shares reserved for the holding company's stock option plan.

Properties

         The holding company does not own or lease any properties. For information about properties which the bank owns or leases, see "Description of the Bank - Offices and Properties."

Legal Proceedings

         The nature of the holding company's business can be expected to generate some litigation involving matters arising in the ordinary course of business. Presently, however, to the best knowledge of management of the holding company, there is no litigation or other type of proceeding pending against the holding company.

Management

         The three directors of the holding company are also directors of the bank. See "Description of the Bank - Information as to Nominees and Directors" below. After the reorganization, the holding company will be the sole shareholder of the bank and will elect approximately one-third of the directors of the bank annually to serve for a three-year term. The board of directors of the holding company will appoint the officers of the holding company annually, subject only to the provisions of certain employment contracts. See "Description of the Bank - Employment Contracts."

         The following table provides information about the current officers of the holding company. All of these officers also serve as officers of the bank and are employees of the bank.

Capital Bancorp Officers

Name                                 Age                 Position
----                                 ---                 --------
R. Rick Hart                         52                  Chairman, President & CEO
Capital Bancorp Officers

John W. Gregory, Jr.                 50                  Executive Vice President

H. Edward Jackson, III               42                  Executive Vice President and Secretary

Sally P. Kimble                      47                  Senior Vice President, Treasurer, and Chief
                                                         Accounting and Financial Officer


Executive Officer and Director Compensation

         Because the holding company was not in existence in 2000, it paid no compensation to its directors and officers for that year. Further, the holding company has paid no compensation to its directors or officers to date in 2001. We anticipate that the holding company and the bank will pay directors and officers for their services. We expect that the bank will continue to compensate directors and officers for their attendance at bank board meetings.

Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers

         After the reorganization, we anticipate that the percentage ownership of the holding company by each of its significant shareholders, directors and executive officers will be approximately the same as each such individual's percentage ownership of the bank immediately prior to the reorganization. See "Beneficial Ownership of the Bank's Common Stock by Principal Shareholders and Management."

Certain Relationships and Related Transactions

         It is expected that the officers and directors of the holding company will transact business with the bank on the same terms and conditions as other customers of the bank. See "Compensation of Directors and Executive Officers - Certain Relationships and Related Transactions."

Holding Company Stock Option Plan

         The Holding Company has adopted the 2001 Capital Bancorp Stock Option Plan (the "holding company's stock option plan"). It allocates 500,000 shares of holding company stock to the plan. In other provisions, it is essentially comparable to the bank's stock option plan. The holding company's directors and shareholders have voted to approve and adopt the holding company's stock option plan.

Directors' and Officers' Indemnification and Limits on Liability

         The holding company's charter and bylaws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company, to the fullest extent permitted under Tennessee corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

         We expect to extend the present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the holding company. The provisions of the insurance policy would probably not indemnify any of the holding company's officers and directors against liability arising under the Securities Act. In the opinion of the SEC, indemnification of officers, directors or persons controlling the holding company for liabilities arising under the Securities Act is against public policy and unenforceable.

         The holding company's charter and bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of wrongful distributions. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the holding company.

Supervision and Regulation of the Holding Company

         The Securities Act of 1933 - The Offer and Sale of Securities. Under the Securities Act, the holding company will be subject to the jurisdiction of the SEC for matters relating to the offer and sale of its securities. Presently, the bank is exempt from the SEC registration requirements and most state registration requirements because of exemptions for bank stock. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration, absent any exemption from registration. Registration will result in additional costs that the bank does not presently have to incur.

         The Securities Exchange Act of 1934 - Periodic Reporting Requirements. The bank's common stock is registered under Section 12 of the Securities Exchange Act of 1934 and is, accordingly, subject to the Securities Exchange Act periodic reporting requirements and to regulations regarding proxy solicitations or tender offers. After the reorganization, the holding company is expected to be subject to the Securities Exchange Act requirements (rather than the bank), and the holding company will file periodic reports, proxy statements and other information with the SEC. The holding company's common stock will be registered with the SEC under Section 12 of the Securities Exchange Act. The reports will include consolidated financial information about the holding company and the bank.

         The Bank Holding Company Act of 1956 - Supervision by the Federal Reserve Board. On the Effective Date of the reorganization, the holding company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The Federal Reserve Board will have extensive supervisory and regulatory powers over the holding company and also, to some extent, over the bank and any future subsidiaries.

         For more detailed regulatory information concerning the holding company, please refer to the section below entitled "Certain Regulatory Considerations."

                               DISSENTERS' RIGHTS

         General. Under the Tennessee Banking Act, which directs that dissenters' rights are governed by the Tennessee Business Corporation Act, shareholders of the bank's common stock have the right to dissent from the share exchange and to obtain payment of the "fair value" of their shares in the event we complete the reorganization. Strict compliance with the dissent procedures is mandatory.

         The term "fair value" means the value of a share of the bank's common stock immediately before the Effective Date of the share exchange, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization .

         If you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Chapter 23 of the Tennessee Business Corporation Act, which is attached to this proxy statement/prospectus as Appendix B. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read both this summary and the full text of the law. We cannot give you legal advice. To completely understand this law, you may want, and we encourage you, to consult with your legal advisor. Do not send in a signed proxy unless you vote against the share exchange or you will lose the right to dissent.

         Address for Notices. Send or deliver any written notice or demand required concerning your exercise of dissenters' rights to R. Rick Hart, Chairman, Capital Bank & Trust Company, 1820 West End Avenue, Nashville, Tennessee 37203. If you mail such notices, you may send them to R. Rick Hart, Chairman, Capital Bank & Trust Company, P.O. Box 24120, Nashville, Tennessee 37202.

         We urge you to act carefully. We cannot and do not accept the risk of late or undelivered demands. You may call the bank at (615) 327-9000 and ask for Shareholder Services to receive confirmation that your notice has been received. If your notices are not timely received by the bank, then you will not be entitled to exercise your dissenters' rights. The shareholders bear the risk of non-delivery and of untimely delivery.

Summary of Chapter 23 of the Tennessee Business Corporation Act

         The following is a summary of Chapter 23 of the Tennessee Business Corporation Act and the procedures that a Capital Bank shareholder must follow to dissent from the share exchange, perfect his or her dissenters' rights and receive cash rather than shares of holding company common stock in the share exchange. This summary is qualified in its entirety by reference to Chapter 23, which is reprinted in full as Appendix B to this proxy statement/prospectus. Appendix B should be reviewed carefully by any Capital Bank shareholder who wishes to perfect his or her dissenters' rights. Failure to strictly comply with the procedures set forth in Chapter 23 will result in the loss of dissenters' rights.

         If the Share Exchange Agreement and the transactions contemplated thereby are consummated, any Capital Bank shareholder who properly perfects his or her statutory dissenters' rights in accordance with Chapter 23 has the right to obtain, in cash, payment of the fair value of such bank shareholder's shares of bank common stock. Fair value is determined immediately prior to the consummation of the share exchange and excludes any appreciation or depreciation in anticipation of the share exchange.

         To exercise dissenters' rights under Chapter 23, a Capital Bank shareholder must:

o deliver to the bank, before the annual meeting, written notice of her, his or its intent to demand payment for her, his or its shares of bank common stock if the share exchange is consummated, and

o not vote her, his or its shares in favor of approving and adopting the share exchange agreement.

A bank shareholder who fails to satisfy both of these two requirements is not entitled to payment for her, his or its shares of bank common stock under Chapter 23. In addition, any bank shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of approving and adopting the share exchange agreement and will not be entitled to assert dissenters' rights.

         A Capital Bank shareholder may assert dissenters' rights as to fewer than all the shares registered in her, his or its name only if such she, he or it dissents with respect to all shares beneficially owned by any one beneficial Capital Bank shareholder and notifies the bank in writing of the name and address of each person on whose behalf she, he or it is asserting dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which she, he or it dissents and her, his or its other shares are registered in the names of different bank shareholders.

         If the share exchange agreement is approved and adopted at the annual meeting, the bank must deliver a written dissenters' notice (the "Dissenters' Notice") to all Capital Bank shareholders who satisfied the two requirements of Chapter 23 described above. The Dissenters' Notice must be sent no later than 10 days after the Effective Time and must:

o State where the demand for payment must be sent and where and when certificates for certificated shares must be deposited;

o Inform holders of uncertificated shares to what extent transfer of those shares will be restricted after the demand for payment is received;

o Supply a form for demanding payment that includes the date of the announcement of the share exchange to the public (March 20, 2001) and requires that the bank shareholder asserting dissenters' rights certify whether or not she, he or it acquired beneficial ownership of such shares prior to said March 20, 2001;

o Set a date by which the bank must receive the demand for payment (which date may not be fewer than one nor more than two months after the Dissenters' Notice is delivered); and

o Be accompanied by a copy of Chapter 23, if not previously provided to such shareholder.

         A record Capital Bank shareholder who receives the Dissenters' Notice must demand payment, certify that she, he or it acquired beneficial ownership of such shares prior to the date set forth in the Dissenters' Notice and deposit her, his or its certificates in accordance with the terms of the Dissenters' Notice. The bank may elect to withhold payment required by Chapter 23 from the dissenting bank shareholder unless such the bank shareholder was the beneficial owner of the shares prior to the public announcement of the share exchange on March 20, 2001. A dissenting Capital Bank shareholder will retain all other rights of a bank shareholder until those rights are canceled or modified by the completion of the share exchange. A record bank shareholder who does not demand payment or deposit her, his or its share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Chapter 23. A demand for payment may not be withdrawn unless consented to by Capital Bank or by the holding company.

         The bank may restrict the transfer of any uncertificated shares from the date the demand for their payment is received until the share exchange is completed. A Capital Bank shareholder for whom dissenters' rights are asserted as to uncertificated shares of bank common stock retains all other rights of a bank shareholder until these rights are canceled or modified by the consummation of the share exchange.

         At the Effective Time or upon receipt of a demand for payment, whichever is later, Capital Bank must offer to pay each dissenting bank shareholder who complied with Chapter 23 the amount that the bank estimates to be the fair value of her, his or its shares, plus accrued interest from the Effective Time. The offer of payment must be accompanied by:

o        Certain recent Capital Bank financial statements;

o Capital Bank's estimate of the fair value of the shares and interest due;

o        An explanation of how the interest was calculated;

o        A statement of the dissenter's right to demand payment under Chapter
         23; and

o        A copy of Chapter 23, if not previously provided to such shareholder.

         If the share exchange is not completed within two months after the date set for demanding payment and depositing share certificates, the bank must return the deposited certificates and release the transfer restrictions imposed on the uncertificated shares. If, after such return or release, the share exchange is completed, Capital Bank must send a new Dissenters' Notice and repeat the payment procedure described above.

         If the Capital Bank shareholder is dissatisfied with or rejects the bank's calculation of fair value, such dissenting bank shareholder must notify Capital Bank in writing of her, his or its own estimate of the fair value of those shares and the interest due, and may demand payment of her, his or its estimate, if:

o She, he or it believes that the amount offered by Capital Bank is less than the fair value of her, his or its shares or that the interest due has been calculated incorrectly;

o The bank fails to make payment within two months after the date set forth for demanding payment; or

o The bank, having failed to consummate the share exchange, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two months after the date set for demanding payment.

         A dissenting Capital Bank shareholder waives her, his or its right to dispute the bank's calculation of fair value unless she, he or it notifies Capital Bank of her, his or its demand in writing within one month after the bank makes or offers payment for her, his or its shares.

         If a demand for payment by a Capital Bank shareholder remains unsettled, the bank must commence a proceeding in the appropriate court, as specified in Chapter 23, within two months after receiving the demand for payment, and petition the court to determine the fair value of the shares and accrued interest. If the bank does not commence the proceeding within two months, the bank is required to pay each dissenting Capital Bank shareholder whose demand remains unsettled, the amount demanded. Capital Bank is required to make all dissenting bank shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting bank shareholder. The court may appoint one or more appraisers to receive evidence and to recommend a decision on fair value. Each dissenting bank shareholder made a party to the proceeding is entitled to judgment for the fair value of her, his or its shares plus interest to the date of judgment.

         In an appraisal proceeding commenced under Chapter 23, the court must determine the costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess these costs against the bank, except that the court may assess the costs against all or some of the dissenting bank shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Chapter 23. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Capital Bank if the court finds that the bank did not substantially comply with the requirements of Chapter 23, or against either Capital Bank or a dissenting bank shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 23.

         If the court finds that the services of the attorneys for any dissenting bank shareholder were of substantial benefit to other dissenting bank shareholders similarly situated, and that the fees for those services should not be assessed against Capital Bank, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting bank shareholders who were benefitted.

                        CERTAIN REGULATORY CONSIDERATIONS

         Capital Bancorp is a proposed bank holding company that is applying to the Federal Reserve Board for permission to become a bank holding company. As a bank holding company, Capital Bancorp and its future non-bank subsidiaries (if any) will become subject to the supervision, examination, and reporting requirements of the BANK HOLDING COMPANY Act and the regulations of the Federal Reserve Board. Capital Bank is a Tennessee banking corporation that is not a member of the Federal Reserve System. Consequently, it is subject to the supervision, examination and reporting requirements of the Tennessee Banking Act and the Federal Deposit Insurance Act, among others, and the regulations of the Tennessee Department of Financial Institutions and the FDIC. The bank will remain subject to supervision and examinations by federal banking authorities after completion of the share exchange.

         The following discussion summarizes the regulatory framework applicable to banks, savings banks, and their respective holding companies and provides specific information related to the holding company.

         In determining whether a particular activity is permissible, the Federal Reserve Board must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public that outweigh possible adverse effects. Possible benefits the Federal Reserve Board considers include greater convenience, increased competition, or gains in efficiency. Possible adverse effects include undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. Despite prior approval, the Federal Reserve Board has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company may result from such activity.

         Capital Bank, which is to be owned by the holding company, is a member of the Federal Deposit Insurance Corporation ("FDIC"). Its deposits are insured by the FDIC to the extent provided by law. The bank is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

         The FDIC supervises and regularly examines the operations of the bank. Appropriate state regulators also have comparable authority over the bank. Capital Bank does not have any subsidiaries that are regulated by state regulatory authorities. The federal and state regulators have authority to approve or disapprove share exchanges, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

         The Bank Holding Company Act of 1956 prohibits the holding company from:

(1) engaging in activities other than banking, managing, or controlling banks or other permissible subsidiaries; and

(2) acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

As explained in "Description of the Transaction - Regulatory Approval," above, the acquiring of control of a savings and loan holding company by a bank holding company is a non-banking activity that requires prior approval of the Federal Reserve Bank of Atlanta. The Federal Reserve Bank applies several criteria to this kind of acquisition, and, while the holding company believes it can satisfy the Federal Reserve Bank, there can be no assurance that approval will be granted. Although the state banking regulators in Tennessee will have an opportunity to comment on the application to the Federal Reserve Board, only the prior approval of the Federal Reserve Board is required to consummate the share exchange. There can be no assurance that the state banking regulators will comment favorably on the application to the Federal Reserve Board, although the holding company and Capital Bank have no reason to believe that those comments will be adverse to the share exchange.

         Under the Gramm-Leach-Bliley Act (also known as the "Financial Services Modernization Act") which became effective in March 2000 and significantly relaxed prior restrictions on bank holding company activities, an eligible bank holding company may elect to be a "financial holding company" and thereafter may engage in a range of activities that are financial in nature and that were not previously permissible for banks and bank holding companies. For a bank holding company to be eligible for financial holding company status, all of its subsidiary financial institutions must be well- capitalized and well managed. A bank holding company may effect financial holding company status by filing a declaration with the Federal Reserve Board that it elects to be a financial holding company. A financial holding company may engage directly or through a subsidiary in the statutorily authorized activities of securities dealing, underwriting, and market making, insurance underwriting and agency activities, merchant banking, and insurance company portfolio investments, and in any activity that the Federal Reserve Board determines by rule or order to be financial in nature or incidental to such financial activity. The Federal Reserve Board has proposed limits on certain securities and merchant banking activities. The Federal Reserve Board must deny expanded authority to any bank holding company that seeks to effect financial holding company status if that bank holding company received less than a satisfactory rating on its most recent Community Reinvestment Act review as of the time it submits its declaration. The holding company currently has no plans to seek financial holding company status.

         The Gramm-Leach-Bliley Act also permits securities brokerage firms and insurance companies to own banks and bank holding companies. The Act also seeks to streamline and coordinate regulation of integrated financial holding companies, providing generally for "umbrella" regulation of financial holding companies by the Federal Reserve Board, and for functional regulation of banking activities by bank regulators, securities activities by securities regulators, and insurance activities by insurance regulators.

         Transactions in which bank holding companies acquire other bank holding companies and their subsidiary banks are subject to certain restrictions under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. Tennessee law prohibits acquisitions in which subsidiaries of the resulting holding company would control more than 30% of the total deposits in the state. However, the deposits controlled by the holding company and Capital Bank after completion of the share exchange would not exceed that ceiling after consummation of the transaction.

Payment of Dividends

         The holding company is a legal entity separate and distinct from the bank and from any future banking, thrift, or other types of subsidiaries. The principal sources of cash flow of the holding company, including cash flow to pay dividends to its stockholders, are dividends from its subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to the holding company, as well as by the holding company and Capital Bank to its stockholders.

         As to the payment of dividends, the bank is subject to the laws and regulations of the state of Tennessee and to the regulations of the FDIC, which is Capital Bank's primary federal regulator.

         If the federal banking regulator determines that a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulator may require, after notice and hearing, that the institution cease and desist from such practice. Depending on the financial condition of the depository institution, an unsafe or unsound practice could include the payment of dividends. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice.

         Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "- Prompt Corrective Action." The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         The payment of dividends by the holding company and its future bank subsidiary (or subsidiaries) is restricted by state and federal law and may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. Historically, the bank has not paid dividends to its shareholders but has chosen, instead, to reinvest those funds into the bank's growth. For the foreseeable future, the holding company intends to pursue the same strategy.

Capital Adequacy

         The holding company and Capital Bank are required to comply with the capital adequacy standards established by the Federal Reserve Board in the case of the holding company, and the appropriate federal banking regulator in the case of the bank. There are two basic measures of capital adequacy for bank holding companies and depository institutions like the bank: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among depository institutions and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Total Capital Ratio") of total capital to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At December 31, 2000, the bank's Total Capital Ratio and its Tier 1 Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 13.7% and 12.4% respectively.

         In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "leverage ratio") of Tier 1 Capital to average total assets for the most recent quarter, less goodwill and certain other intangible assets, of 5% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 4%. The holding company's pro forma leverage ratio at December 31, 2000, was 9.4 %. The guidelines also provide that bank holding companies that experience internal growth or make acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Reserve Board will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Capital Bank is now and will remain after completion of the share exchange subject to risk- based and leverage capital requirements adopted by the FDIC, which is its primary federal regulator. Those requirements are similar to the ones adopted by the Federal Reserve Board for bank holding companies. At December 31, 2000, the bank was in compliance with those minimum capital requirements. No federal banking agency has advised the holding company or Capital Bank of any higher specific minimum capital ratio requirement applicable to it.

         A bank or thrift that fails to meet its capital guidelines may be subject to a variety of enforcement remedies and certain other restrictions on its business. Remedies could include the issuance of a capital directive, the termination of deposit insurance by the FDIC, and a prohibition on the taking of brokered deposits. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet their capital requirements. See "- Prompt Corrective Action."

         The federal bank regulators continue to indicate their desire to raise the capital requirements that apply to banks beyond their current levels. The Federal Reserve Board, the FDIC, and the Office of the Comptroller of the Currency ("OCC" have proposed an amendment to the risk-based capital standards that would calculate the change in a bank's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The Office of Thrift Supervision has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

Support of Subsidiary Institutions

         Under Federal Reserve Board policy, the holding company is expected to act as a source of financial strength for, and commit its resources to support, each the holding company's bank subsidiary. This support may be required at times when the holding company may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The holding company will be subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any future holding company bank subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of estimated losses against the holding company's banking or thrift affiliates (if any besides the bank), and a potential loss of the holding company's investments in its other banking subsidiaries.

Prompt Corrective Action

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized). With respect to institutions in the three undercapitalized categories, the regulators must take certain supervisory actions, and are authorized to take other discretionary actions. The severity of the actions will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified the relevant capital level for each category.

         A depository institution is deemed to be well capitalized if it:

o        Has a Total Capital Ratio of 10.0% or greater;

o        Has a Tier 1 Capital Ratio of 6.0% or greater;

o        Has a leverage ratio of 5.0% or greater; and

o Is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by its federal banking agency.

         A depository institution is considered to be adequately capitalized if it has:

o        A Total Capital Ratio of 8.0% or greater;

o        A Tier 1 Capital Ratio of 4.0% or greater; and

o        A leverage ratio of 4.0% or greater.

         A depository institution is considered to be undercapitalized if it has:

o        A Total Capital Ratio of less than 8.0%;

o        A Tier 1 Capital Ratio of less than 4.0%; or

o        A leverage ratio of less than 4.0%.

         A depository institution is considered to be significantly undercapitalized if it has:

o        A Total Capital Ratio of less than 6.0%;

o        A Tier 1 Capital Ratio of less than 3.0%; or

o        A leverage ratio of less than 3.0%.

         AT DECEMBER 31, 2000, THE BANK'S CAPITALIZATION WAS IN THE "WELL CAPITALIZED" CATEGORY, WITH TIER 1 CAPITAL OF 12.4% AND WITH A TOTAL CAPITAL RATIO OF 13.7%.

         An institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. "Tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets, with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its primary federal regulator. In addition, a bank holding company must guarantee that a subsidiary bank meet its capital restoration plan. This obligation to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. Except in accordance with an accepted capital restoration plan or with the approval of the FDIC, an undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business. In addition, its primary federal regulator is given authority with respect to any undercapitalized institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

         For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, its primary federal regulator must require the institution to:

         (1) sell enough shares, including voting shares, to become adequately capitalized;

         (2) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver;

         (3)      restrict certain transactions with its banking affiliates;

         (4)      restrict transactions with bank or non-bank affiliates;

         (5) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region";

         (6)      restrict asset growth or reduce total assets;

         (7)      alter, reduce, or terminate activities;

         (8)      hold a new election of directors;

         (9) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution;

         (10)     employ "qualified" senior executive officers;

         (11) cease accepting deposits from correspondent depository institutions;

         (12) divest certain nondepository affiliates which pose a danger to the institution; or

         (13)     be divested by a parent holding company.

In addition, without the prior approval of its primary federal regulator, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

             DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES

Common Stock

         The authorized capital stock of Capital Bancorp consists of 20.0 million shares of common stock, $4.00 par value. If the share exchange had been completed on December 31, 2000, the holding company would have approximately 1,560,271 shares outstanding, which is equal to the number of shares of bank common stock outstanding on that date. Except for the common stock issued in the share exchange, upon completion of the transaction, no other shares of capital stock will be issued or outstanding in connection with the share exchange. The holding company has no commitments to issue common stock except pursuant to its agreement to issue 203,500 options for shares of its common stock in exchange for all outstanding options under the bank's stock option plan and its commitment under the Capital Bancorp, Inc. 2001 Stock Option Plan. The holding company has reserved 500,000 shares for issuance pursuant to that plan and all options issued in exchange for bank options will be deemed to be outstanding under the Capital Bancorp, Inc. 2001 Stock Option Plan and will serve to reduce the options that remain available for grant under that plan. Please refer to "Description of the Holding Company - Holding Company Stock Option Plan" for additional information concerning that plan.

THE CAPITAL STOCK OF THE HOLDING COMPANY DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENTAL AGENCY.

         Voting Rights. Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of common stock are not entitled to cumulate votes in the election of directors.

         Preemptive Rights. The holding company's common stock does not carry preemptive rights.

Preferred Stock

         The holding company's charter authorizes the holding company's issuance of up to 20,000,000 shares of its preferred stock. The preferred stock may be issued by vote of the board of directors without shareholder approval. Holding company preferred stock is not subject in any manner to approval by the Commissioner of Financial Institutions (under the provisions of T.C.A. ss. 45-2-207 or otherwise). The preferred stock may be issued in one or more classes and series, with such designations, full or limited voting rights (or without voting rights), redemption, conversion, or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment. The preferred stock may be issued by the board of directors for a variety of reasons. The holding company has no present plans or commitments to issue any of its preferred stock.

         The preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of common stock, including the shares of the common stock being issued pursuant to this share exchange reorganization. The issuance of shares of the preferred stock could serve to dilute the voting rights or ownership percentage of holders of the common shares. The issuance of shares of the preferred stock might also serve to deter or block any attempt to obtain control of the holding company, and thus of the bank, or to facilitate any such attempt, thus having, potentially, an "anti-takeover" (or "pro- takeover") effect.

General Terms and Provisions Applicable to the Holding Company's Common Stock

         Liquidation. In the event of liquidation, dissolution or winding up of the holding company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.


         Liability for Further Assessments. The holding company's shares will not be subject to further assessments.

         Sinking Fund Provision. The common stock does not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

         Redemption or Conversion Rights. The holders of common stock do not have a right of redemption, which is the right to sell their shares back to the holding company, nor do they have a right to convert their shares into other classes or series of stock.

         Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. As a new company, the holding company has not paid any dividends. Dividends depend upon future earnings, financial condition, appropriate legal restrictions, the board's desire to husband or grow capital, and other relevant factors.

         Under the Tennessee Business Corporation Act, the holding company may not pay a dividend if afterwards:

o The holding company would be unable to pay its debts as they become due, or

o The holding company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders.

         Cash available for dividend distribution to shareholders of the holding company must initially come from dividends which the bank pays the holding company. As a result, the legal restrictions on the bank's dividend payments also affect the ability of the holding company to pay dividends. See "Description of the Bank's Capital Securities - Common Stock."

Issuance of Additional Securities

         The holding company has authorized common stock substantially in excess of the number of shares that it will issue in connection with the reorganization. As a result, we will have the flexibility to raise additional capital and to make acquisitions through the issuance of holding company common stock without prior approval by the holding company's shareholders. Issuance of these shares could dilute the book value per share and the voting power of the prior shareholders because the holding company has the right to issue new shares without first offering the shares to shareholders in proportion to their current ownership percentages. We currently have no plans for issuing additional shares of common stock.

Legal Opinion

         Daniel W. Small, Esq., Attorney at Law, 323 Union Street, Suite 300, Nashville, Tennessee 37219-0608, Special Counsel to the bank and the holding company, has delivered an opinion stating that the shares of common stock of the holding company to be issued in connection with the reorganization will be duly authorized, fully paid and non-assessable by the holding company. "Non-assessable" means that the holding company will not be able to assess fees for ownership of the shares. The opinion is attached as an exhibit to the Registration Statement, filed with the SEC, of which this proxy statement/prospectus forms a part.

Anti-Takeover Effect of Provisions in Charter and Bylaws

         The holding company's charter and bylaws contain provisions that could be considered anti- takeover in purpose or effect. These are described elsewhere in this document under the caption "Effect of the Share Exchange on Rights of Stockholders - Business Combinations."

         The classified board structure may also have an anti-takeover effect. Like the charter of the bank, the charter of the holding company provides for a staggered board. A classified or staggered board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. The charter of the holding company provides that at its 2001 initial meeting of shareholders, the shareholders shall elect three directors as follows:

o One Class I director to serve until the 2002 annual meeting of shareholders,

o One Class II director to serve until the 2003 annual meeting of shareholders, and

o One Class III director to serve until the 2004 annual meeting of shareholders.

The organizing shareholders have elected R. Rick Hart (Class I) to serve until the 2002 annual meeting, Michael D. Shmerling (Class II) to serve until the 2003 annual meeting, and Albert J. Dale, III (Class III) to serve until the 2004 annual meeting of shareholders. If additional directors are added in the future, they will typically be assigned to a Class with a view towards keeping the number of directors evenly distributed among the Classes.

         Shareholders shall elect each class in a separate election. At each following annual meeting, shareholders will elect successors to the class of directors whose term is then expiring to hold office for a term of 3 years. Under the holding company's bylaws, the board of directors fills vacancies that occur during the year until the next annual meeting of shareholders to elect that Class.

         Please refer to the section "Effect of the Share Exchange on Rights of Stockholders."

                           PER SHARE PRICE INFORMATION

         Capital Bank common stock is sometimes thinly traded in the local over-the-counter market from time to time. Many transactions are believed to be privately negotiated. The bank's management is working to interest locally represented brokerage firms in making a market in the bank's stock. Three such firms have indicated an interest in facilitating an accommodation market in the bank's (and ultimately, the holding company's) common stock. (This means that the brokers would assist in putting buyers and sellers together and perhaps occasionally purchasing or selling for their own accounts.) The last reported sale of bank common stock prior to the public announcement of the planned share occurred in February of 2001 and involved a trade reported at $15.00 per share. Due to the limited volume of trading currently and the fact that these trades generally involve private transactions, we are unable to determine with absolute accuracy the actual trading prices on any given date. The information concerning transactions in the bank's common stock are believed to be generally accurate but are not guaranteed.

         Because Capital Bancorp has only recently been chartered, its common stock has no known or ascertainable market value. We anticipate that after the share exchange reorganization, the per share market value of the holding company's common stock will be approximately equal to the per share market value of the bank's common stock immediately before the reorganization, based on the 1-for-1 stock exchange ratio.

                 BENEFICIAL OWNERSHIP OF THE BANK'S COMMON STOCK
                    BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table provides information, as of March 19, 2001, with respect to the following beneficial owners of the bank's common stock:

o Each shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a "beneficial" owner,

o        Each director of the bank,

o        Each nominee for director, and

o        All bank executive officers and directors as a group.

         We determined beneficial ownership by applying the General Rules and Regulations of the SEC, particularly Rule 13d-3 under the Securities Exchange Act, which state that a person may be credited with the ownership of common stock:

o Owned by or for the person's spouse, minor children or any other relative sharing the person's home;

o Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

o Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

Also, a person who has the right to acquire beneficial ownership of shares within 60 days after March 19, 2001, will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals or in conjunction with their spouses.


                                                  AMOUNT AND NATURE OF               PERCENT OF
NAME OF BENEFICIAL OWNER(1)(2)                    BENEFICIAL OWNERSHIP(1)(2)         CLASS(1)(2)
------------------------------                    --------------------------         -----------

(A) Name and Address of each shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a "beneficial" owner

Robert W. Doyle                                                95,500                     6.07
1111 17th Avenue South
Nashville, Tennessee 37212


(B) Name of Each Director and Nominee

Robert P. Alexander, Sr.(3)                                    30,000                     1.91

Clenna G. Ashley                                               10,000                      *

Albert J. Dale, III (4)                                        35,000                     2.23

Robert W. Doyle                                                95,500                     6.07

John W. Gregory, Jr.(5)                                        40,462                     2.54

R. Rick Hart                                                   44,766                     2.81

Frances Caldwell Jackson                                       32,834                     2.09

H. Edward Jackson, III (6)                                     47,667                     2.99

H. Newton Lovvorn, Jr., M.D.(7)                                27,500                     1.75

Michael D. Shmerling                                           25,450                     1.63

(C)  Directors and Executive Officers                         420,003(1)                 26.63(1)
(including Director-Nominees as a Group,
comprised of 15 individuals)


*  Represents beneficial ownership of less than 1% of the bank's common stock.

                            NOTES TO PRECEDING TABLE

(1) The percentages shown are based on 1,746,171 total shares outstanding on a pro forma basis including all of the options exercisable within 60 days (with shares actually outstanding) as of March 19, 2001. The shares shown in each director's column, and in the group total, include shares beneficially owned at March 19, 2001 by the named individual and those obtainable by the exercise of options by such person within the next 60 days. Eight of these individuals hold options pursuant to the 1995 Capital Bank & Trust Company Stock Option Plan: Mr. Alexander (12,500), Mr. Dale (12,500), Mr. Doyle (12,500), Mr. Gregory (31,667),
Mr. Hart (31,666), Mr. Jackson (31,667), Mrs. Jackson (12,500), and Dr. Lovvorn (12,500). The percentages have been calculated based on the pro forma number of shares of common stock deemed to be owned beneficially by such holder pursuant to Rule 13d-3 under the Exchange Act, thus including all options exercisable within the next

60 days in such person's total as if such person had already exercised all of her or his respective options.

(2) This information has been furnished by the directors and the bank. Unless otherwise indicated, a shareholder possesses sole voting and investment power with respect to all of the shares shown opposite her or his name, including shares held in her or his individual retirement account. Shares held in self-directed Individual Retirement Accounts have been shown in each director's total, and classified as subject to the director's sole voting and dispositive authority.

(3) Of the shares indicated, 5,000 shares are held in the name of R. P. Alexander & Co. Inc. Profit Sharing Plan in which Mr. Alexander has an interest.

(4) Of the shares indicated, all shares other than options are held in the name of Dale Insulation, Inc., 401(k) Profit Sharing Plan As Owner for the Benefit of Albert J. Dale, III. Mr. Dale exercises voting and investment authority with respect to these shares.

(5) Of the shares indicated, Mr. Gregory shares voting and investment authority with respect to 2,250 shares held jointly with Olivia O. Gregory and as custodian for each of his children for 685 shares. In addition, 3,945 of the shares are held in an individual retirement account in which Mr. Gregory has an interest.

(6) Of the shares indicated, 1,200 shares are held in custodial capacity for Mr. Jackson's three minor children.

(7) A plan (within the meaning of the Employee Retirement Income Security Act of
1974) of Dr. Lovvorn's private practice owns 9,000 of the shares shown. Of the shares indicated, 3,000 are held in custodial capacity for Dr. Lovvorn's minor children.

                                       ***

         In terms of the number of shares, as of March 19, 2001, the affirmative votes of at least 780,136 shares will result in the approval of the proposed reorganization and formation of a bank holding company for Capital Bank. The officers and directors, as a group, own beneficially 246,003 shares [excluding any unexercised options they hold], or approximately 31.5% of the shares representing affirmative votes needed to approve the reorganization.

                                 PROPOSAL NO. 2:

                           ELECTION OF BANK DIRECTORS

         Capital Bank's bylaws provide for a classified board of directors with staggered three-year terms of office. At the 2001 annual meeting of shareholders, five directors shall be elected to serve for a three year term and until their successors have been elected and duly qualified. The nominees are the current directors whose terms expire in 2001, namely,

o        Clenna G. Ashley, Director;

o        Albert J. Dale, III, Director;

o        John W. Gregory, Jr., Executive Vice President, and Director;

o        H. Edward Jackson, III, Executive Vice President, Secretary, and
         Director;

o        R. Rick Hart, Chairman, President, CEO, and Director.

         The bylaws provide that the term of each director shall be for three years, with as nearly as possible, one-third of the directors elected each year. The board of directors has determined that, in order to have about one-third of the directors elected in future years for three-year terms, the above terms of office are necessary.

         Unless otherwise instructed, the proxy holders will vote the proxies for the election of the above-named nominees. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the board of directors shall determine. The board of directors has no reason to believe the nominees named will be unable to serve, if elected. Between annual meetings, a majority of directors in office may fill any vacancy occurring on the board of directors for any reason.


Information as to Nominees and Directors

         The bank's current board of directors consists of ten members divided into three "Classes." The terms of each Class expire as follows: as to Class I Directors, 2001, as to Class II Directors, 2002, and as to Class III Directors, 2003. Directors in each "Class" are to be elected for three year terms at the expiration of the terms of the "Class" in which such directors are included. By way of example, Directors included in "Class I" will be elected for terms ending in 2004, to serve until his or her successor has been elected and has been duly qualified. The directors have nominated for election the individuals named herein to serve as members of "Class I". (If any Nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of the other Director-Nominees. At this time the board of directors has no reason to believe that any Director- Nominee might be unavailable to serve if elected.) End Of Moved Text

         Three members of the bank's board of directors (Messrs. Dale, Hart and Shmerling) currently serve as the holding company's board of directors. After the reorganization, the shareholders of the bank will become shareholders of the holding company and will elect the board of directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's board of directors. We do not anticipate making any changes in the membership of the bank's board of directors as a result of the creation of the bank holding company.

         THE DIRECTOR NOMINEES ARE ALL OF THOSE PERSONS NAMED AS
CLASS I DIRECTORS, TO-WIT: R. RICK HART, CLENNA G. ASHLEY, ALBERT J. DALE, III, JOHN W. GREGORY, JR., AND H. EDWARD JACKSON, III.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE DIRECTOR NOMINEES.

         The following table provides selected information about the directors of the bank, as of March 19, 2001, including the names of the directors and Director-Nominees for election as the board of directors of the bank. Information is provided concerning each such person's age, principal occupation(s) during the past five years and the respective "Class" of directors of each. Nominees for election are denoted by an asterisk (*).

NAME/CLASS                               AGE          PRINCIPAL OCCUPATION
----------                               ---          --------------------
Robert P. Alexander, Sr.                 51        Owner of R. P. Alexander Company; Broker -
Class III                                          Security Insurance, Inc.

Clenna G. Ashley*                        49        Attorney.
Class I

Albert J. Dale, III*                     50        President of Dale Insulation Company.
Class I

Robert W. Doyle                          53        Music Publisher.
Class III

John W. Gregory, Jr.*                    50        Executive Vice President of Capital Bank & Trust
Class I                                            Company.

R. Rick Hart *                           52        Chairman, President and Chief Executive Officer of
Class I                                            Capital Bank & Trust Company.

Frances Caldwell Jackson                 67        Active local civic leader; Member - board of directors
Class III                                          of H.G. Hill Company.

H. Edward Jackson, III*                  42        Executive Vice President of Capital Bank & Trust
Class I                                            Company.

NAME/CLASS                               AGE          PRINCIPAL OCCUPATION
----------                               ---          --------------------
H. Newton Lovvorn, Jr.,                  62        Physician; Former Chief of Staff of Baptist Hospital.
M.D.
Class II

Michael D. Shmerling                     45        Chief Operating Officer, Kroll-Background America,
Class II                                           Inc. (2000-Present); President, Corporate Services
                                                   Division, Kroll-O'Gara Company (1999-2000);
                                                   Chairman & CEO, Background America, Inc. (1996 -
                                                   1999).

                    EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

         The following are the executive and senior management officers of the bank. Messrs. Hart, Gregory and Jackson have served in the indicated capacities during the last five years through the date hereof, except that Mr. Hart has served as Chairman since February, 2000. Mrs. Kimble has served in the indicated capacity since January 2, 2000. (Prior to January of 2000, Ms. Kimble had served in a comparable capacity for another bank holding company in Middle Tennessee for more than five years.) The executive officers of the bank will also serve in similar capacities for the holding company.

Name                                  Age    Office and Business Experience
----                                  ---    ------------------------------
EXECUTIVE OFFICERS
R. Rick Hart                          52     Chairman, President and Chief Executive Officer.

John W. Gregory, Jr.                  50     Executive Vice President and Senior Loan Officer.

H. Edward Jackson, III                42     Executive Vice President and Secretary.

Sally P. Kimble                       47     Senior Vice President, Chief Financial and Accounting
                                             Officer.

SENIOR MANAGEMENT
Kevin D. Busbey                       37     Vice President, Cashier and Controller.

Stephen Gregory                       45     Senior Vice President.

Jeffrey A. Irwin                      39     Senior Vice President

Scott E. Ractliffe                    40     Vice President.

Billy D. Seals                        42     Senior Vice President.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Board Meetings and Compensation of Directors

         The board of directors held eleven regular meetings in 2000. Each of the directors attended at least 75% of the combined total number of meetings of the board of directors and the committees of which she or he was a member.

         Effective April, 2000, each director receives $250 for each meeting of the board of directors. In addition, each director who attends all board of directors' meetings in a given quarter receives an additional $550 for that quarter. Each non-employee director receives $100 for each Committee meeting that such person attends, and the chairperson of such Committee receives $125 for each Committee meeting attended. Non-employee members of the Executive Committee received $150 for each meeting of that committee.

         The bank provides its directors a deferred compensation plan. The plan was established in 1999 to reward the directors for past performance and to provide retirement and death benefits. There were nine directors participating in the plan at December 31, 2000.


         The plan provides retirement benefits for a period of 120 months after the director reaches the age of 65. The bank has purchased insurance policies to provide the benefits listed above. The insurance policies remain the sole property of the bank and are payable to the bank. At December 31, 2000, the deferred compensation liability totaled $72,000 (as opposed to $21,000 at year end 1999), the cash surrender value of life insurance was $776,000 (as opposed to $385,000 at year end 1999), and the face amount of the insurance policies in force approximated $6,625,000 (as opposed to $6,555,000 at year end 1999). The deferred compensation plan is not qualified under Section 401 of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

         The compensation subcommittee of the bank's Executive Committee during the fiscal year ended December 31, 2000 consisted of Directors Dale, Lovvorn, and Shmerling. From time to time, the bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features. The Company relies upon its directors and executive officers for identification of their respective associates and affiliates (as those terms are defined in the Exchange Act).

         No member of the Committee is, or was during 2000, an executive officer of another bank or company whose board of directors has a comparable committee on which one of the bank's executive officers serves. None of the executive officers of the bank is, or was during 2000, a member of a comparable compensation committee of a financial institution or other company of which any of the directors of the bank is an executive officer.

2001 Report of the Compensation Committee on Executive Compensation

         The Executive Committee reviews compensation paid to the chief executive officer. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable stockholder institutions in and around the bank's market areas, including institutions with total assets of between $150 million and $1 billion. Although the Committee does not specifically set compensation levels for the chief executive officer based on whether particular financial goals have been achieved by the bank, the Committee does consider the overall profitability of the bank when making these decisions. The Compensation Committee has the following goals for compensation programs impacting the chief executive officer of the bank:

o To provide motivation for the chief executive officer to enhance stockholder value by linking compensation to the future value of the bank's stock;

o To retain the chief executive officer who has led the bank and bank in building its existing market franchise and to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the bank's level of performance; and

o To maintain reasonable fixed compensation costs by targeting the base salary at a competitive average.

         During the year ended December 31, 2000, R. Rick Hart, Chairman, President and Chief Executive Officer, received a base salary of $175,000 and $37,000 in bonus in recognition of his continued leadership in the management of the bank, as well as his assumption of the additional duties of Chairman of the bank. The Compensation Committee will consider the annual compensation paid to the presidents and chief executive officers of publicly owned financial institutions nationally, in the State of Tennessee and surrounding states with assets of between $150 million and $1 billion and the individual job performance of such individual in consideration of its specific salary increase decision with respect to compensation to be paid to the bank's chief executive officer in the future.

Impact of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. Based on the amounts earned by the employees of the bank, the bank does not believe that the $1 million limitation will affect the bank. In addition, this limitation generally does not apply to compensation based on performance goals if certain requirements are met. The bank believes its stock incentive plans and payments of certain incentive payments are "performance-based" and satisfy Section 162(m). The Compensation Committee intends for all compensation paid to our executives to be fully deductible under federal tax laws and intends to take such steps as are reasonably necessary to ensure continuing deductibility, consistent with existing employment contracts. See "- Employment Contracts."

Compensation Committee:
         Albert J. Dale, III
         Dr. H. Newton Lovvorn, Jr.
         Michael D. Shmerling

Shareholder Return Performance Graph

         Stock Performance Graph. Set forth below is a stock performance graph comparing the cumulative total shareholder return on the bank's common stock with (a) the cumulative total shareholder return on stocks included in the Russell 2000 index and (b) the cumulative total shareholder return on stocks included in the NASDAQ Bank Index, as prepared for the bank by Research Data Group, Inc. All three investment comparisons assume the investment of $100 as of December 31, 1999, and the reinvestment of dividends, as specified in Section 402(l) of Regulation S-K for companies (like the bank) which registered under
Section 12 of the Exchange Act in fiscal 2000.

         There can be no assurance that the bank's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The bank neither makes nor endorses any predictions as to stock performance. The bank notes, however, that the comparisons are to companies with publicly traded stocks which may be trading at a multiple of book value greater than the multiple (if any) at which the bank's stock is trading.














                                                                      12-31-99                       12-31-00
                                                                      --------                       --------
Nasdaq Bank Index*                                                        $100                       $ 114.19
Russell 2000 Index*                                                        100                          96.98
Capital Bank & Trust Company*                                              100                          83.33

         The information set forth above under the subheadings "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" (i) shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the bank under such Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

[*Note: Return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The measurement period in the graph set forth above begins on the last trading day of December 31, 1999. The closing price on that date is the base amount, with cumulative returns for each subsequent twelve-month period measured as a change from that base. The cumulative return for each twelve-month period is calculated in relation to the base amount as of the last trading day of the bank's fiscal year.*]

Employment Contracts

         Three members of the bank's executive management serve the bank under written employment contracts. They are R. Rick Hart, John W. Gregory, Jr., and
H. Edward Jackson, III. These employment agreements were executed in 2000 and have many of the same provisions. Mr. Hart is employed for a three year term, which is extended for one year on each anniversary unless Mr. Hart or the bank gives notice of non-renewal. Mr. Hart's contract provides that he will serve the bank as chairman, president and chief executive officer, although the title of president may be reassigned by the bank's board of directors without breaching Mr. Hart's contract. Mr. Gregory and Mr. Jackson have similar provisions in their contract as to service as executive vice president. These individuals are protected against reductions in their base salaries and benefits and they are granted substantial severance packages in the event of a change in control of the bank or the holding company.

Election of Directors and Appointment of Officers; Meetings and Committees of the Board of Directors

         The bank's bylaws provide for a board of directors of not fewer than five nor more than twenty-five persons. The current members of the board of directors were elected by the shareholders at prior annual meetings of the bank's shareholders. Directors elected by the shareholders are elected to serve staggered terms and until their successors are elected and duly qualified. Approximately one-third (1/3) of the membership of the Board is intended to be elected at each annual meeting by the Shareholders of the bank, although actual percentages may vary. The shareholders are being asked to elect the named Class I Director-Nominees.

         Except as noted below, the executive officers are appointed by, and serve at the discretion of, the bank's board of directors. These officers are subject to reelection by the bank's board of directors annually, and it is anticipated that the named officers will be elected to the positions set forth for them in this proxy statement/prospectus.

         The board of directors of the bank meets monthly and at call. The board of directors has established, and may establish in the future, various committees from time to time, including the Executive Committee (Loan Committee), the Investment Committee, the Community Reinvestment Act Committee, the Audit Committee, the Human Resources (Personnel/Compensation) Committee, and the Nominating Committee. The reports and minutes of these committees are to be received and considered by the bank's board of directors at its regular meetings.

Procedure for Nominating Bank Directors

         The bank will consider nominations for subsequent annual meetings submitted in writing to the chairman of the board or its chief executive officer by shareholders if those nominations are submitted timely in accordance with the bank's bylaws. The bank's board of directors has a nominating committee to make recommendations to the full board as to nominees for the bank's board of directors. See "- Committees of the Board of Directors." Shareholders who wish to nominate an individual to serve as director must submit written nominations in advance of the annual meeting as specified by the bank's bylaws. The bank's bylaws, provide that in most circumstances the shareholders nominations must be received not less then ten and not more then forty-five days before the meeting.

Committees of the Board of Directors

         During 2000, the bank's board of directors maintained six standing committees, as described below:

o The Audit Committee meets periodically to review and coordinate both the outside and inside audits. This committee met twice in 2000.

o The Community Reinvestment Act Committee meets periodically to review and manage the bank's efforts to serve all of the members of its community, including those in low and moderate income areas, and otherwise to comply with the Community Reinvestment Act. This committee met three times in 2000.

o The Executive Committee of the bank meets monthly to review and approve certain loans. The committee exercises the authority of the board of directors in the intervals between board meetings as far as permitted by law. This committee met twelve times in 2000.

o The Human Resources Committee meets from time to time to review and set employee compensation, human resource policies and incentive programs. This committee met once in 2000.

o The Investment Committee meets periodically to review and manage the bank's investment policy and its investments. The Investment Committee also serves as the Bank's Asset- liability Committee, which reviews and manages the assets and liabilities of the bank. This committee met twice in 2000.

o The Nominating Committee meets from time to time to consider candidates for election to the bank's board of directors and to nominate candidates for the board. This committee did not meet in 2000 and the Board acted as its own nominating committee.

         The table below shows the membership of each committee:

                  Committees of the Bank's Board of Directors

                                                                    Human
Committee                        Audit     CRA       Executive      Resources       Investment     Nominating
---------                        -----     ---       ---------      ---------       ----------     ----------

Member

Robert P. Alexander, Sr.         x
Clenna G. Ashley                 x         x
Albert J. Dale, III                                  x              x               x
Robert W. Doyle                                      x                              x              x
John W. Gregory, Jr.                       x         x                              x              x
R. Rick Hart                               x         x                              x              x
Frances Caldwell Jackson                                                                           x
H. Edward Jackson, III                     x         x                              x
H. Newton Lovvorn, Jr.                               x              x
Michael D. Shmerling             x                   x              x

Executive Compensation

         There were no changes in the bank's chief executive during the last fiscal year. The following table sets forth the compensation of the bank's Chief Executive Officer for 2000 and the other four most highly compensated executive officers as of December 31, 2000 (if their total annual salary and bonus equaled or exceeded $100,000). The figures below include all compensation paid for all services to the bank for that fiscal year.

                           SUMMARY COMPENSATION TABLE

                  Annual Compensation                                       Long-Term Compensation
---------------------------------------------------------         ----------------------------------------------
                                                                            Awards                Payouts
                                                                   ------------------------  -------------------
                                                    Other                        Securities                  All
    Name And                                        Annual         Restrict-     Underlying                 Other
   Principal                                        Compen-         ed Stock      Options/    LTIP         Comp-
    Position       Year       Salary       Bonus    sation          Award(s)        SARs      Payouts     ensation
-------------    -------  ----------    --------   --------        ---------      ---------  --------     --------
                               ($)          ($)        ($)(1)        ($)(2)        (#)(2)       ($)          ($)


R. Rick Hart,    2000      $175,000     $37,000      $9,318       N/A           $-0-          $-0-         $19,060
Chairman,        1999       164,328      40,000      7,418        N/A            -0-           -0-          18,420
President and    1998       156,000      30,000      7,718        N/A            -0-           -0-          17,963
CEO


John W.
Gregory, Jr.,    2000      $127,000     $32,000     $8,225        N/A           $-0-          $-0-         $18,831
EVP              1999       115,000      40,000      6,054        N/A            -0-           -0-          14,937
                 1998       110,000      30,000      5,394        N/A            -0-           -0-          13,936



H. Edward
Jackson, III,    2000      $110,250     $27,000     $9,318        N/A           $-0-          $-0-         $13,654
EVP              1999       105,000      40,000      8,118        N/A            -0-           -0-          15,019
                 1998       100,000      30,000      7,718        N/A            -0-           -0-          15,721



                      NOTES TO SUMMARY COMPENSATION TABLE

(1) This amount includes director's fees and club dues. Director's fees for 2000 were deferred in the amount of $4,900 for each of the named executives.

(2) The amounts in this column reflect the number of unexercised options granted to the named executive(s) in the year(s) indicated.

(3) This amount represents the bank's contribution to the bank's 401(k) plan on behalf of the named executive(s), as well as the value of the named executive officer(s)'s automobile usage and insurance premiums paid by the bank.

                                       ***

Stock Option Grants

         The bank granted no stock options to the directors, or to any executive officer(s) named in the Summary Compensation Table, in 2000. The bank grants no stock appreciation rights.

2000 Stock Option Exercises

         The table below provides information as to exercises of options under the bank's stock option plan by the named executive officer(s) reflected in the Summary Compensation Table and the year- end value of unexercised options held by such officer(s).

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                         Securities Underlying    Value of
                                                                         Unexercised              Unexercised
                                                                         Options/SARs At          in-the-Money
                                                                         Fiscal Year End (#)      Options/SARs At
                                                                         (#)                      Fiscal Year End ($)
                                                                         ------------------       -------------------
                              Shares Acquired        Value Realized      Exercisable/             Exercisable/
Name and Title                on Exercise (#)        on Exercise ($)     Nonexercisable(1)        Nonexercisable(1)
--------------                ---------------        ----------------    ------------------       -------------------
R. Rick Hart                              -0-                    $-0-            31,666/0              $158,330/$-0-
President/CEO

John W. Gregory, Jr.,                     -0-                    $-0-            31,667/0              $158,335/$-0-
Executive Vice President

H. Edward Jackson, III,                   -0-                    $-0-            31,667/0              $158,335/$-0-
Executive Vice President

                             NOTE TO PRECEDING TABLE

(1) This amount represents the difference between the estimated market price on March 2, 2001 of approximately $15.00 per share and the respective exercise price(s) of the options at the date(s) of grant ($10.00). Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of such options will be based on the market price of the bank's common stock at the time of any such exercise(s) and thus are dependent upon future performance of the bank's common stock.

                                       ***
Benefits

         Beginning in 1994, the bank put into effect a 401(k) profit-sharing plan for the benefit of its employees. Employees eligible to participate in the plan are those at least 21 years old, who have worked one year, and who have completed 1,000 hours of service. The provisions of the plan provide for both employee and employer contributions. For the year ended December 31, 2000, the bank made contributions to this plan in the aggregate amount of $86,000, compared to the contribution of $75,000 for the year ended December 31, 1999. The bank matches employee contributions up to three percent (3%) of gross income and also makes a contribution of three percent (3%).

         Life insurance, health and dental insurance, disability insurance, and other traditional benefits (such as paid vacation) are provided to full-time bank employees. These benefits are generally believed to be commensurate with the types of benefits offered in the Nashville-Davidson County Metropolitan Area by competing financial institutions.

         In accordance with the bank's marketing strategy, bank officers entertain customers and prospective customers at restaurants and private clubs at the bank's expense. The bank pays dues and certain expenses of private clubs for certain of its executive officers.

1995 Capital Bank & Trust Company Stock Option Plan

         The bank's shareholders approved the 1995 Capital Bank & Trust Company Stock Option Plan (the "bank's stock option plan") at the 1995 annual meeting of shareholders to attract and retain employees of the bank through the grant of options to purchase the bank's common stock. Options granted under the bank's stock option plan may qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code") or may be Nonstatutory Stock Options. All key employees of the bank, and future affiliates, if any, are eligible to receive Incentive Stock Options. The bank granted 4,000 options under the bank's stock option plan in 2000. Nonstatutory

Stock Options have been granted to directors who were also organizers of the bank. The bank's stock option plan provides for the board of directors to have the greatest possible latitude in amending the bank's stock option plan, but any increase in the number of shares allocated to the bank's stock option plan will be subject to approval by the board of directors and, to the extent required by applicable law, rule or regulation, submitted to shareholder vote.

         The bank's stock option plan authorized 250,000 shares of the bank's common stock for the purposes of the bank's stock option plan (150,000 are reserved for the officers, 100,000 for the organizers who became directors). Shares subject to Options granted under the bank's stock option plan which expire, terminate or are canceled, without having been exercised in full become available again for option grants. Of the options available for grant to officers and other employees, 121,000 have been granted and 29,000 remain ungranted.

         The bank's stock option plan has been amended. At the 1997 annual meeting of shareholders, the First Amendment to the 1995 Capital Bank & Trust Company Stock Option Plan was presented, discussed, and unanimously approved by all of the votes cast at such 1997 annual meeting. The votes cast were sufficient to approve the First Amendment. The First Amendment was ratified by the shareholders again at the 1998 annual meeting of the shareholders. The First Amendment to the bank's stock option plan added an additional 50,000 shares to the bank's stock option plan but, otherwise, the plan remained unamended, in full force and effect.

           The board of directors utilizes the Human Resources Committee of the board to administer the bank's stock option plan. The stock option plan may be terminated at any time by the board of directors although such termination would not affect options that had been granted prior to such termination. Options granted to the organizing directors were exercisable upon grant. Options granted to the key employees are expected to vest as quickly as permissible and still qualify as statutory incentive stock options. The bank's stock option plan provides that options must be exercised no later than ten years after being granted (five years in the case of Incentive Stock Options granted to an employee who owns more than 10% of the voting power of all stock). As it was intended and disclosed to the Shareholders, the founding officers and the directors have been recognized for their services through awards made under the stock option plan.

         The bank's stock option plan provides that the board of directors shall approve the exercise price of options on the date of grant, which for incentive stock options cannot be less than the fair market value of the bank's common stock on that date (110% of the fair market value for Incentive Stock Options granted to employees who own more than 10% of the voting stock). The number of shares which may be issued under the bank's stock option plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of bank's common stock is changed by reason of stock splits, stock dividends, reclassification, or other recapitalization. In addition, upon a merger or consolidation involving the bank, participants may be entitled to shares in the surviving bank upon the terms set forth in the bank's stock option plan.

         Options granted under the bank's stock option plan are nontransferable, other than by will, the laws of descent and distribution or, for nonstatutory stock options, pursuant to certain domestic relations orders. Payment for shares of bank's common stock to be issued upon exercise of an option may, if permitted in the option agreement, be made in cash, by delivery of bank's common stock valued at its fair market value on the date of exercise or delivery of a promissory note as specified in the option agreement. Certain limitations apply to the exercise of options. Note 15 to the Consolidated Financial Statements of the bank for the year ended December 31, 2000 contains additional information concerning the bank's stock option plan.

         The board of directors, or its designated committee may, in its discretion, grant options which by their terms become fully exercisable upon a change of control (within the meaning of the bank's stock option plan), notwithstanding other conditions on exercisability in the stock option agreement. Changes in control may include such things as significant changes in share ownership, mergers, and other types of acquisitions or reorganizations, among others.

         The holding company has created its own stock option plan, as discussed in the section "Description of the Holding Company - Holding Company Stock Option Plan."

Certain Relationships and Related Transactions

         Certain directors and officers of the bank, businesses with which they are associated, and members of their immediate families are customers of the bank and have had transactions with the bank in the ordinary course of the bank's business. All material transactions involving loans and commitments to such persons and businesses have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. The indebtedness of management (including the directors and their respective interests) and these related parties to the bank was approximately $1,195,000 at December 31, 2000 and thus equal to approximately 7.82% of the bank's total shareholders' equity at year end 2000, compared with $1,242,000 at December 31, 1999 and thus equal to approximately 6.52% of the bank's total shareholders' equity at December 31, 1999. This indebtedness comprised approximately 1.04% of the total currently outstanding loans (net of allowance for loan losses) owed to the bank as of December 31, 2000, compared with 1.21% of the total currently outstanding loans (net of allowance for loan losses) owed to the bank at the end of fiscal year 1999. In the opinion of the board of directors, such transactions have not involved more than a normal risk of collectibility nor presented other unfavorable features, nor were any of these related-party loans restructured or charged off in such year.

         Certain directors and officers of the bank, businesses with which they are associated, and members of their immediate families are expected to transact other business with the bank from time to time. The bank has purchased insurance through the services of director Alexander, including property and casualty insurance and directors and officers insurance. The bank has also purchased certain supplies from a company known as Lowe Graphics, Inc., in which directors Hart and Jackson owned (but no longer own) an interest. The bank has purchased certain furniture and accessories from Clayton Whitney Design which is owned by director Hart. The bank utilizes the services of a company known as Background America as part of the bank's background check of potential employees of the bank. Background America is a business interest of director Shmerling. The bank leases its operations center from director Shmerling or his interests at rates believed by the bank to be competitive in the market.

         In addition, the information regarding material relationships between the directors and officers of the bank and transactions between the directors and officers of the bank and the bank also applies to the holding company.

         During 2000, the Bank acquired 250,000 shares of common stock at a price of $18.00 per share from its then largest shareholder, and Former Chairman, James W. Ayers. In addition, Mr. Ayers exercised all of his options for 112,500 shares at a total exercise of $1,225,000. The Bank then acquired these shares at $18.00 per share. The net effect of these transactions was to reduce the total capital of the Bank by $5,300,000.

         Director Frances Caldwell Jackson is the mother of director H. Edward Jackson, III.

                             DESCRIPTION OF THE BANK

History

         Capital Bank & Trust Company commenced operations on May 27, 1994, as a Tennessee banking corporation. The bank is a member of the Federal Deposit Insurance Corporation ("FDIC") but it has not elected or sought to become a member of the Federal Reserve System. Deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. The bank's headquarters and main office are at 1820 West End Avenue, Nashville, Davidson, County, Tennessee 37203.

Offices and Properties

         The bank currently has 5 full-service offices, including its main office, in Davidson and Sumner Counties in Tennessee. The following table shows the location and the bank's ownership rights in its offices:

                  Use                         Type of Ownership       Property Location
                  ---                         -----------------       -----------------
Main Office of the Bank                                               1820 West End Avenue
                                                    Lease             Nashville, Tennessee 37203

Downtown Branch                                     Lease             222 4th Avenue North
                                                                      Nashville, Tennessee 37219

Goodlettsville Branch                                Own              140 Long Hollow Pike
                                                                      Goodlettsville, Tennessee 37072


Green Hills Branch                                  Lease             2200 Abbott Martin Road
                                                                      Nashville, Tennessee 37215

                                                                      370 East Main Street

Hendersonville Branch                                Own              Hendersonville, Tennessee 37075


[Proposed] Hermitage Branch                                           4422 Lebanon Road
                                                     Own              Hermitage, Tennessee 37076

(Under Construction)

Operations Center                                 Lease(1)            1816 Hayes Street
                                                                      Nashville, Tennessee 37203

-------------------

(1) This is a lease from Director Michael D. Shmerling. Please refer to Note 10 of the Consolidated Financial Statements for additional information concerning this lease.

                                       ***

         The bank is currently constructing the proposed branch in Hermitage, in Davidson County, Tennessee, near Wilson County. The bank's operations center is located near the bank's main office. The bank has no ATM's.

Description of Business

         The bank engages in a full service commercial and consumer banking business, including the following services:

o        Accepting time and demand deposits,

o Providing personal and business checking accounts at competitive rates, and

o        Making secured and unsecured commercial and consumer loans.

         The bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base which consists principally of individuals and small and medium- sized businesses. The bank's philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently-applied credit policies.

         The bank's acceptance of time demand and savings deposits includes NOW accounts, money market accounts, regular savings accounts, and certificates of deposit.

         The bank makes secured and unsecured commercial, consumer, installment and construction loans. Residential mortgages and small business and professional loans remain a core component of the bank's portfolio. Consumer loans include revolving credit lines and commercial lending.

         The bank offers the following support services to make financial management more efficient and convenient for its customers:

o    personalized service                o    automatic bill payment service

o    telephone banking                   o    safe deposit boxes

o    night deposit services              o    drive-up banking

o    on-line banking                     o    U.S. Savings Bonds

o    direct deposit                      o    travelers' checks

The bank continuously reviews its product offerings to enhance the products that it can offer to its customers.

Competition

         The bank's primary service area is located in Davidson County and the surrounding portions of the Nashville Metropolitan Statistical Area. Within its defined service area of the bank's main office, the banking business is highly competitive. The bank competes primarily with banks and with other types of financial institutions, including credit unions, finance companies, brokerage firms, insurance companies and retailers. Deposit deregulation has intensified the competition for deposits among banks and other types of companies in recent years. The bank competes actively with national and state banks and bank holding company organizations for deposits, loans and trust accounts, and with savings and loan associations and credit unions for deposits and loans. In addition, the bank competes with other financial institutions, including securities brokers and dealers, personal loan companies, insurance companies, finance companies, leasing companies and certain governmental agencies, all of which actively engage in marketing various types of loans, deposit accounts and other services. For example, many of the bank's competitors are affiliated with national and regional bank holding company systems that have greater financial and other types of resources than the bank. The deregulation of depository institutions, as well as the increased ability of nonbanking financial institutions to provide services previously reserved for commercial banks, has intensified competition. Because nonbanking financial insti tutions are not subject to the same regulatory restrictions as banks and bank holding companies, in many instances they may operate with greater flexibility because they may not be subject to the same types of regulatory applications and processes as are the bank.

         The principal geographic area of the bank's operations encompasses Nashville, Davidson County, Sumner County, and surrounding areas of Tennessee. In this area, there are many commercial banks and other financial institutions operating dozens of offices and branches (exclusive of free-standing ATM's) and holding an aggregate of billions of dollars in deposits as of approximately June 30, 2000 (based on data published by the FDIC). The bank competes with some of the largest bank holding companies in Tennessee, which have or control businesses, banks or branches in the area, including regional financial institutions such as Union Planters Bank, N.A., SunTrust Bank, National Association, Regions Bank, National Bank of Commerce, SouthTrust Bank, National Association, Bank of America, Star Bank, and AmSouth Bank, as well as with a variety of other local banks and financial institutions.

         To compete with major financial institutions in its service area, the bank relies, in part, on a high level of personalized service and intensive customer-oriented services, local promotional activity, and personal contacts with customers by its officers, directors, and employees. For customers whose loan demands exceed the bank's lending limit, the bank seeks to arrange for loans on a participation basis with correspondent banks. The bank also assists customers requiring services not offered by the bank in obtaining those services from its correspondent banks or other sources.

Employees

         At year-end 2000, the Bank employed 53 persons on a full-time, and 2 persons on a part-time, basis. None of these employees is covered by a collective-bargaining agreement. Group life, health, dental and disability insurance are maintained for or made available to employees by the bank, as is a 401(k) profit-sharing plan adopted by the bank . The bank considers its employee relations to be satisfactory.

Economic Conditions and Governmental Policy; Laws and Regulations

         The bank's profitability, like most financial institutions, is primarily dependent on interest rate differentials. In general, the difference between the interest rates paid by the bank on interest-bearing liabilities, such as deposits and other borrowings, and the interest rates received by the bank on its interest- earning assets, such as loans extended to its borrowers, together with securities held in its investment portfolio, comprise the major portion of the bank's earnings. These rates are highly sensitive to many factors that are beyond the control of the bank, such as inflation, recession and unemployment. The impact that future changes in domestic and foreign economic conditions might have on the bank cannot be predicted.

         The bank's business is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) through its open-market operations in U.S. Government securities by adjusting the required level of reserves for depository institutions subject to its reserve requirements, and by varying the target federal funds and discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates earned on interest-earning assets and paid on interest-bearing liabilities. The nature and impact on the bank of any future changes in monetary and fiscal policies cannot be predicted.

         From time to time, legislation and regulations are enacted or promulgated that have the effect of increasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance between banks and other financial services providers. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies, and other financial institutions and financial services providers are frequently made in the federal Congress, in the state legislatures, and before various regulatory agencies. Please refer to "Supervision and Regulation of Capital Bank & Trust Company" and "Description of the Holding Company - Supervision and Regulation of the Holding Company."

         The bank's earnings are affected not only by the extensive regulation described above, but also by general economic conditions. These economic conditions influence, and are themselves influenced, by the monetary and fiscal policies of the United States government and its various agencies, particularly the Federal Reserve Board. The bank cannot predict changes in monetary policies or their impact on its operations and earnings.

Environmental Matters

         The bank is subject to various federal, state and local statutes and ordinances regulating the discharge of materials into the environment. The bank does not believe that it will be required to expend any material amounts in order to comply with these laws and regulations by virtue of its and the bank's activities. However, such laws may from time to time affect the bank in the context of lending activities to borrowers who may themselves engage in activities or encounter circumstances in which the environmental laws, rules, and regulations are implicated.

Research

         The bank makes no material expenditures for research and development.

Dependence Upon a Single Customer

         The bank's principal customers are generally located in the Middle Tennessee area with a concentration in Davidson County, Tennessee. The bank is not dependent upon a single customer or a very few customers. However, a substantial percentage of the bank's total loans is secured by commercial real estate, most of which property is located in Davidson County, Tennessee. Accordingly, the bank has a significant concentration of credit that is dependent, under certain circumstances, on the continuing strength of the local real estate market.

Effect of the Share Exchange on Capital Bank's Stock Options

         When the share exchange becomes effective, each option granted under the bank's stock option plan that is outstanding (the "options"), whether or not exercisable, will be converted to a holding company stock option. After the share exchange becomes effective,

o The holding company and its designated committee will be substituted for Capital Bank and the committee of Capital Bank's board of directors administering Capital Bank's stock option plan;

o Each option assumed by the holding company may be exercised only for shares of holding company common stock;

o The number of shares of holding company common stock subject to the option will be equal to the number of shares of Capital Bank common stock subject to the option immediately before the share exchange becomes effective; and

o The per share exercise price under each option will be the same as the exercise price for Capital Bank common stock.

         Notwithstanding the foregoing, each Capital Bank option which is converted into a holding company option and is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

         For information with respect to stock options held by the bank's management, see "Proposal No. 1: The Share Exchange - Description of the Transaction - Interests of Certain Persons in the Share Exchange."

Factors That May Affect Future Results of Operation

         In addition to the other information contained in this filing, the following risks may affect the bank. If any of these risks occurs, the bank's business, financial condition or operating results could be adversely affected.

         The bank's financial performance and profitability will depend on its ability to execute its corporate growth strategy and to manage recent and anticipated future growth. The bank's success and profitability depend on the bank's ability to maintain profitable operations through continued implementation of the bank's community banking philosophy which emphasizes personal service and customer attention.

         Changes in market interest rates may adversely affect the bank's performance. For instance, the bank's earnings are affected by changing interest rates. Changes in interest rates affect the demand for new loans, the credit profile of existing loans, the rates received on loans and securities and rates paid on deposits and other borrowings. The relationship between the rates received on loans and securities and the rates paid on deposits and other borrowings is known as interest rate spread. Given the bank's current volume and mix of interest-bearing liabilities and interest-earning assets, its interest rate spread could be expected to decrease during times of rising interest rates and, conversely, to increase during times of falling interest rates. Although management believes that the current level of interest rate sensitivity is reasonable, significant fluctuations and/or further increases in interest rates may have an adverse effect on the bank's business, financial condition and results of operations.

         The bank's Middle Tennessee business focus and economic conditions in these areas could adversely affect our operations. This is true because our operations are centralized and focused on this narrowly defined geographic area. As a result of this geographic concentration, the bank's operating results depend largely upon economic conditions in these areas. A deterioration in economic conditions in these market areas, particularly in the real estate businesses that are important to these areas, could have a material adverse impact on the quality of the bank's loan portfolio and on the demand for the bank's products and services, which in turn can be expected to have a negative, and perhaps material adverse, effect on results of operations.

         As discussed above, the bank is subject to government regulation that could limit or restrict its activities. In turn, this could adversely impact operations. The financial services industry is regulated extensively. Federal and state regulation is designed primarily to protect the deposit insurance funds and consumers, and not to benefit our shareholders. These regulations can sometimes impose significant limitations on bank operations. In addition, these regulations are constantly evolving and may change significantly over time. Significant new laws or changes in existing laws or repeal of existing laws may cause the bank's consolidated results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for us. The ultimate impact of financial institution affiliations under the Gramm-Leach- Bliley Act and other aspects of that law, cannot yet be predicted but could adversely affect the bank. See "Supervision and Regulation of Capital Bank & Trust Company."

         Competition may adversely affect the bank's performance. The financial services business in the bank's market areas is highly competitive. It is becoming increasingly competitive due to changes in regulation, technological advances, and the accelerating pace of consolidation among financial services providers. (For instance, AmSouth's recent acquisition of First American National bank and the formation of new banks are further examples of the results of consolidation in the financial services business in the bank's market areas.) Further, well capitalized banks have been or can soon be expected to be opened in Davidson and Wilson counties. The bank faces competition both in attracting deposits and in making loans. The bank competes for loans principally through the interest rates and loan fees charged and the efficiency and quality of services provided. Increasing levels of competition in the banking and financial services businesses may reduce the bank's market share or cause the prices charged by the bank for services to fall. Thus results may differ in future periods depending upon the nature or level of competition.

         If a significant number of borrowers, guarantors and related parties fail to perform as required by the terms of their loans, the bank can be expected to sustain losses. A significant source of ongoing risk exists in the lending industry from this possibility. The bank has adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the bank's credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could materially adversely affect consolidated results of operations.

         As of December 31, 2000, the bank had:

o        Total assets of approximately $167,000,000;

o        Total shareholders' equity of approximately $15,280,000;

o Total liabilities of approximately $151,660,000, which include deposits of $144,000,000.

         Major classifications of loans for the years 1996 through 2000 are summarized as follows:

                                                          In Thousands
                              --------------------------------------------------------------------------
                                2000              1999             1998              1997          1996
                              --------          --------         --------           -------       ------
Commercial, financial and
           agricultural       $ 69,402            53,832           42,117            29,931       26,288
Real estate - construction       8,289            12,625           10,738             7,091        2,669
Real estate - mortgage          34,269            33,572           19,155            15,517        6,075
Installment                      4,629             4,213            2,707             2,352        2,305
                              --------           -------          -------           -------       ------
     Total loans               116,589           104,242           74,717            54,891       37,337

Less allowance for possible
           loan losses          (1,886)           (1,330)         (1,026)             (795)        (628)
                              --------           -------          -------           -------       ------
     Net loans                $114,703           102,912           73,691            54,096       36,709
                              --------           -------          -------           -------       ------

           SUPERVISION AND REGULATION OF CAPITAL BANK & TRUST COMPANY

General

         The commercial banking business is highly regulated. As a bank organized under Tennessee law, the bank is subject to the examination, regulation and supervision of the Tennessee Department of Financial Institutions. As an insured bank under the Federal Deposit Insurance Act ("FDIA"), the bank is also subject to supervision, regulation and examination by the FDIC. It is subject also to, or affected by, the regulations promulgated by a variety of other federal and state agencies, including the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Office of the Comptroller of the Currency (the "OCC"). The requirements and restrictions imposed by the laws of the United States and the State of Tennessee on the bank include requirements to maintain reserves against deposits, limitations on the interest rates that may be charged on various types of loans, and restrictions on the nature and amount of loans that may be granted and on the types of investments which may be made. The operations of bank holding companies and banks are also affected by various consumer laws and regulations, including those relating to equal credit opportunity, truth in savings disclosures, debt collection laws, privacy regulations, and regulation of consumer lending practices.

         Strict compliance at all times with state and federal banking laws, as well as other laws, is and will continue to be required. The bank believes that the experience of its executive management will assist it in its continuing efforts to achieve the requisite level of compliance. Certain provisions of Tennessee law may be preempted by existing and future federal laws, rules and regulations and no prediction can be made as to the impact of these matters on Tennessee law or the regulation of the bank thereunder.

         Congress and state legislatures periodically propose new legislation affecting the operations of bank holding companies and banks, so no assurance can be given that the statutes and regulations described below will remain in effect or that the bank will remain at all times in complete compliance with applicable laws and regulations. However, although the bank is extensively regulated under both federal and state law, this regulation is intended primarily for the protection of depositors and the deposit insurance fund, and for the benefit of the banking system, and not for the benefit of shareholders or customers of the bank. The discussion in this section, which briefly summarizes certain of such statutes, does not purport to be complete, and it is qualified in its entirety by reference to such statutes and regulations.

         Major new legislation was enacted by Congress in November of 1999. This legislation affects the bank as well as the holding company. See "Certain Regulatory Considerations."

Tennessee Regulation

         The bank is incorporated under the banking laws of the State of Tennessee. As such, the bank is subject to a myriad of state banking and corporate laws, and to supervision, regulation and examination by the Tennessee Department of Financial Institutions . The bank files periodic reports with the Tennessee Department of Financial Institutions concerning, among other things, its activities and financial condition.


         Tennessee statutes regulate a variety of the bank's activities, including required reserves, investments, loans, mergers and share exchanges, issuance of securities, payment of dividends, and establishment of branches. Under Tennessee law, a state bank is prohibited from lending to any one person, firm or corporation amounts more than 15% of its equity capital accounts, except
(i) in the case of certain loans secured by negotiable title documents covering readily marketable nonperishable staples or (ii) with the prior approval of the bank's board of directors or finance committee (however titled), the bank may make a loan to one person, firm or corporation of up to 25% of its equity capital accounts. The bank must obtain the prior approval of the Commissioner of the Tennessee Department of Financial Institutions (the "Commissioner") for a variety of matters. These include branching, changes in control, mergers, acquisitions, issuances of preferred stock, charter amendments, and other matters. State and federal statutes and regulations also relate to many aspects of the banks' operations, including reserves against deposits, ownership of deposit accounts, interest rates payable on deposits, loans, investments, changes in control, mergers and acquisitions, borrowings, dividends, locations of branch offices, and capital requirements. Further, the bank is required to maintain certain levels of capital. See "Capital Regulations."

         Under the Tennessee Banking Act, each bank director must, during each director's whole term of service, be a citizen of the United States. A majority of the directors must reside in a state in which the bank has a branch location or within one hundred (100) miles of the location of any branch, both for at least one (1) year immediately preceding their election and during their term of service as a director.

         Tennessee law restricts the timing and amount of dividends that may be paid by the bank. Prior regulatory approval must be obtained before declaring any dividends if the amount of the bank's capital, and surplus is below certain statutory limits.

         Subject to certain exceptions and the ultimate impact of the Interstate Banking Act, both a bank holding company and an out-of-state bank are prohibited under Tennessee law from acquiring control of, merging, or consolidating with a Tennessee bank, unless the Tennessee bank has been in operation for at least five (5) years. Notwithstanding the above-described prohibition(s), a bank which does not have its home state in Tennessee may establish or acquire a branch in Tennessee through the acquisition of all or substantially all of the assets and the assumption of all or substantially all of the liabilities of or related to a branch located in Tennessee which has been in operation for at least five (5) years, provided that the laws of the home state of the out-of-state bank permit Tennessee banks to establish and maintain branches in that state through the acquisition of a branch under substantially the same terms and conditions. A bank or bank holding company is prohibited from acquiring any bank in Tennessee if the bank or bank holding company (including all insured depository institutions which are affiliates of the bank or bank holding company), upon consummation of the acquisition, would control thirty percent (30%) or more of the total amount of the deposits of the insured depository institutions in Tennessee. Under Tennessee law, any Tennessee bank that has been in operation for at least five years may be acquired, under certain circumstances, by banks and bank holding companies from outside Tennessee. Acquisitions are subject to the approval of the Commissioner, the FDIC, and the Federal Reserve Board based upon a variety of statutory and regulatory criteria. Branching is regulated generally by the Tennessee Department of Financial Institutions and the FDIC pursuant to certain state and federal law requirements. See "Interstate Banking."

         The Tennessee Banking Act, as amended, is codified at Tennessee Code Annotated ss.45-2-101, et seq.

Regulation by the FDIC

         The FDIC is the bank's primary federal regulator. The bank is subject to supervision, examination and regulation by the FDIC. It is intended that the bank's deposit accounts will always be insured up to applicable limits by the FDIC. The bank files and will continue to be required to file reports with the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to consummating certain transactions, including branching, mergers or acquisitions. The FDIA serves to limit the amount of dividends payable by the bank. See "Restrictions on Dividends Payable by the Bank."

         The deposits of the bank are insured to a maximum of $100,000 per depositor, subject to certain aggregation rules that can have the effect of limiting the amount of deposit insurance coverage. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts for deposit insurance. Separate insurance funds (the Bank Insurance Fund ("BIF"), and the Savings Association Insurance Fund ("SAIF")), are maintained for commercial banks and thrifts, with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail. The bank's deposits are insured under the BIF. The FDIC has adopted a risk-based deposit insurance premium system for all insured depository institutions, including the bank, which requires that a depository institution pay a premium for deposit insurance on insured deposits depending on its capital levels and risk profile, as determined by its primary federal regulator on a semi-annual basis.

General Regulatory Factors

         The operations of any Tennessee bank are affected by various requirements and restrictions imposed by the laws of the United States and the State of Tennessee, including requirements to maintain reserves against deposits, limitations on the interest rates that may be charged on various types of loans, prohibitions on "tying" extensions of credit to other transactions, transactions with affiliates, and restrictions on the nature and amount of loans that may be granted and on the types of investments which may be made. The operations of banks are also affected by various consumer laws and regulations, including those relating to equal credit opportunity and the regulation of consumer lending practices. All Tennessee banks, and all subsidiary banks of a bank holding company, must become and remain insured banks under the Federal Deposit Insurance Act ("FDIA"). (See 12 U.S.C. ss. 1811, et seq.)

         State and federal regulatory agencies regulate and monitor all areas of the bank's operations, including security devices and procedures, adequacy of capitalization and loss reserves, loans, investments, borrowings, deposits, mergers, issuances of securities, payment of dividends, interest rates payable on deposits, interest rates or fees chargeable on loans, establishment of branches, corporate reorganizations, maintenance of books and records and adequacy of staff training to carry on safe lending and deposit gathering practices. The bank must maintain certain capital ratios and is subject to limitations on aggregate investments in real estate, bank premises, and furniture and fixtures.

         The acquisition of additional shares by any shareholder may be subject to approval of the FDIC as well as the Commissioner. Under 12 U.S.C. ss. 1817(j), and ss. 45-2-103 of the Tennessee Banking Act, no "person" may acquire "control" of a bank without first filing a notice of such acquisition with the Commissioner and the FDIC. "Control" is generally considered to be the acquisition of more than 25% of the voting securities of a bank, except where there are no shareholders owning more than 25% of the voting securities, whereas control is then considered to include the acquisition of more than 10% of the voting securities if, as a result of such acquisition, that person will become the largest shareholder of the bank.

         Under the Federal Deposit Insurance Act of 1991 ("FDICIA"), all insured institutions must undergo regular on-site examination by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual reports to the FDIC and the appropriate agency (and state supervisor when applicable). FDICIA also directs the FDIC to develop with other appropriate agencies a method for insured depository institutions to provide supplemental disclosure of the estimated fair market value of assets and liabilities, to the extent feasible and practicable, in any balance sheet, financial statement, report of condition or any other report of any insured depository institution. FDICIA also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to: (i) internal controls, information systems and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; and (v) asset quality.

         Congress enacted the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") in 1989. FIRREA provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC insured depository institution in danger of default. FIRREA provides that certain types of persons affiliated with financial institutions can be fined by the federal regulatory agency having jurisdiction over a depository institution with federal deposit insurance (such as the bank) could be fined up to $1 million per day for each violation of certain regulations related (primarily) to lending to and transactions with executive officers, directors, and principal shareholders, including the interests of these individuals. Other violations may result in civil money penalties of $5,000 to $25,000 per day or in criminal fines and penalties. In addition, the FDIC has been granted enhanced authority to withdraw or to suspend deposit insurance in certain cases. The banking regulators have not been reluctant to use the new enforcement authorities provided under FIRREA. Further, regulators have broad power to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts or take other actions as determined by the ordering agency to be appropriate.

         The bank is subject to the provisions of Section 23A of the Federal Reserve Board Act, which place limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. In addition, most of these loans and certain other transactions must be secured in prescribed amounts. The bank is also subject to the provisions of Section 23B of the Federal Reserve Board Act that, among other things, prohibit an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with non-affiliated companies. The bank is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal stockholders and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable

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transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

         In 1991 Congress enacted FDICIA. That statute continued the trend toward placing increasingly stringent capital requirements on banks and thrifts having deposits insured through the FDIC. In addition, FDICIA increased the powers of regulatory authorities to intervene in the management of insured institutions such as the bank, including matters relating to lending, sources of funding, asset growth, management compensation and internal controls, internal audit systems and information systems. Among other matters, the regulatory agencies were charged to establish operating ratios. These ratios include minimum earnings levels (sufficient to absorb losses to the institution without impairing the institution's capital), a minimum ratio of market value to book value for publicly traded companies (to the extent deemed practicable), and a maximum ratio for classified assets to capital. FDICIA imposes stricter limitations on insider loans and clarifies and strengthens the limitations inherent in the credit aggregation rules. FDICIA makes it clear that insured depository institutions must develop and maintain strong capital and that those which do not maintain strong capital will be subject to extensive scrutiny and likely regulatory intervention. Financial institutions deemed to be undercapitalized, significantly undercapitalized, or critically undercapitalized are subject to rigorous regulatory response (including, particularly with respect to the last category, receivership).

Restrictions on Dividends Payable by the Bank

         The bank is subject to various statutory and regulatory restrictions on its ability to pay dividends to its security holders. In addition, the Tennessee Department of Financial Institutions and the FDIC have the authority to prohibit the bank from paying dividends, depending upon the bank's financial condition, if such payment is deemed to constitute an unsafe or unsound practice.

         Both federal and state laws impose restrictions on the ability of banks to pay dividends. The bank is subject to regulatory capital requirements administered by the FDIC and the Tennessee Department of Financial Institutions. Failure to meet capital requirements can cause the initiation of certain mandatory - and possibly additional discretionary - actions by state and federal banking regulators that could, in that event, have a direct material effect on the bank's operations and financial condition as well as on its ability to pay dividends. The relevant regulations require insured Tennessee banks to meet specific capital adequacy guidelines that involve quantitative measures of the bank's assets and liabilities as calculated under regulatory accounting principles. The regulations also require the regulators to make qualitative judgments about the bank. Those qualitative judgments could also affect the bank's capital status and the amounts of dividends (if any) that the bank is able to distribute.

         Under Tennessee law, the directors of a state bank, after making proper deduction for all expenditures, expenses, taxes, losses, bad debts, and any write-offs or other deductions required by the Tennessee Department of Financial Institutions, may credit net profits to the bank's undivided profits account, and may quarterly, semi-annually, or annually declare a dividend in such amount as they shall judge expedient after deducting any net loss from the undivided profits account and transferring to the bank's surplus account (1) the amount (if any) required to raise the surplus ("Additional Paid-in-Capital Account") to 50% of the capital stock and (2) the amount required (if any), but not less than 10% of net profits, until the paid-in-surplus account equals the capital stock account, provided that the bank is adequately reserved against deposits and such reserves will not be impaired by the declaration of the dividend.

         The bank, as a Tennessee chartered bank, with the approval of the Tennessee Department of Financial Institutions, may transfer funds from its surplus account to the undivided profits (retained earnings) account or any part of its paid-in-capital account. The payment of dividends by any bank is dependent upon its earnings and financial condition and, in addition to the limitations referred to above, is subject to the statutory power of certain federal and state regulatory agencies to act to prevent what they deem unsafe or unsound banking practices. The payment of dividends could, depending upon the financial condition of the bank, be deemed to constitute such an unsafe or unsound practice. Tennessee law prohibits state banks from paying dividends other than from undivided profits, and when the surplus account is less than the capital stock account, imposes certain other restrictions on dividends. The FDIA prohibits a state bank, the deposits of which are insured by the FDIC, from paying dividends if it is in default in the payment of any assessments due the FDIC.

         Presently, the bank does not expect to pay any cash dividends during the year 2001 except, assuming that the share exchange is approved, for the holding company's operating expenses. Under

FDICIA, the bank may not pay a dividend if, after paying the dividend, the bank would be undercapitalized. See "Certain Regulatory Considerations - Prompt Corrective Action" and "Certain Regulatory Considerations - Payment of Dividends" for a discussion of these additional restrictions on capital distributions.

         The bank is subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of any affiliates, the purchase of, or investments in, stock or other securities thereof, the taking of such securities as collateral for loans, and the purchase of assets of any affiliates. Such restrictions prevent any such affiliates from borrowing from the bank unless any such loan is secured by marketable obligations of designated amounts. Further, such secured loans and investments by the bank to or in any affiliate are limited, individually, to 10.0% of the bank's capital and surplus (as defined by federal regulations), and such secured loans and investments are limited, in the aggregate, to 20.0% of the bank's capital and surplus (as defined by federal regulations). Additional restrictions on transactions with affiliates may be imposed on the bank under the prompt corrective action provisions of federal law. See "Certain Regulatory Considerations" and "The Holding Company - Supervision and Regulation of the Holding Company."

Interstate Banking

         The Bank Holding Company Act of 1956 (the "BANK HOLDING COMPANY Act"), as amended by the interstate banking provisions of the Interstate Banking Act, which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that a bank holding company located in Tennessee may now acquire a bank located in any other state, and any bank holding company located outside Tennessee may lawfully acquire any bank based in Tennessee, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements and other restrictions. The Interstate Banking Act also generally provides that after June 1, 1997, state-chartered banks and national banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state had the ability either to "opt in" and accelerate the date after which interstate branching was permissible or "opt out" and prohibit interstate branching altogether. Tennessee did not "opt out" of interstate branching. As a result of these provisions, banking organizations in other states have entered the Tennessee market through acquisitions of Tennessee financial institutions. Acquisitions are subject to federal and Tennessee approval. Tennessee law provides that an out-of-state bank may not enter the State of Tennessee through a de novo branch, nor may it enter through the acquisition of less than substantially all of the assets of an existing bank. An acquired bank, however, must have been in operation for at least five years under most circumstances. The Interstate Banking Act is expected to have the effect of increasing competition and promoting geographic diversification in the banking industry. Further, as of 1998, a non-Tennessee bank can enter Tennessee by purchasing a branch that has been in existence for more than five years.

Capital Regulations

         The bank is subject to extensive capital regulations, which will also apply for all practical purposes to the holding company assuming that the share exchange is completed. Please refer to the section above entitled "Certain Regulatory Considerations" for additional, important capital information.

         On December 31, 2000 the bank exceeded the "well capitalized" category specified in federal regulations, with a Tier I capital ratio of 12.4%, a total risk-based capital ratio of 13.7%, and a leverage ratio of 9.4%. Please refer to Note 13 of the Consolidated Financial Statements for additional information.

The Community Reinvestment Act and Certain Other Regulations

         The federal law known as the Community Reinvestment Act ("CRA") requires that each insured depository institution shall be evaluated by its primary federal regulator with respect to its record in meeting the credit needs of its local community, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low- and moderate-income neighborhoods. A bank may be subject to substantial penalties and corrective measures for a violation of the CRA. The federal banking agencies may take compliance with such laws and CRA obligations into account when regulating and supervising other activities. CRA compliance is also considered when regulatory agencies evaluate applications for mergers, acquisitions and applications to open a branch or other facility.




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

         A bank's compliance with its CRA obligations is based on a performance-based evaluation system which bases CRA ratings on an institution's lending service and investment performance. When a bank holding company applies for approval to acquire a bank or other bank holding company, the Federal Reserve Board will review the assessment of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application. In connection with its assessment of CRA performance, the appropriate bank regulatory agency assigns a rating of "outstanding," "satisfactory," "needs to improve" or "substantial noncompliance." As of its most recent CRA examination, conducted in 1999, the bank was rated at least "satisfactory." End Of Moved Text

         Interest and certain other charges collected or contracted for by the bank are subject to state usury laws and certain federal laws concerning interest rates. See "Usury Provisions." The bank's loan operations are also subject to certain federal laws applicable to credit transactions, such as the federal Truth-In-Lending Act governing disclosures of credit terms to consumer borrowers, the Home Mortgage Disclosure Act of 1975 requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves, the Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit, the Fair Credit Reporting Act of 1978 governing the use and provision of information to credit reporting agencies, the Fair Debt Collection Act governing the manner in which consumer debts may be collected by collection agencies and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of the bank also are subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services. This is not an exhaustive discussion of laws, rules and regulations that affect and that will continue to have an impact on the bank.

Usury Provisions

         The Constitution of the State of Tennessee requires the state legislature to fix interest rates in the state, and the legislature has adopted statutes to accomplish this purpose. The general interest rate statutes currently in effect establish a maximum "formula rate" of interest at 4% above the average prime loan rate (or the average short-term business average rate, however denominated) for the most recent week for which such average rate has been published by the Federal Reserve Board, or 24% per annum, whichever is lower. In the event that the Federal Reserve Board fails to publish the average rate for four consecutive weeks or the maximum effective rate should be adjudicated or become inapplicable for any reason whatsoever, the maximum effective rate is deemed to be 24% per annum until the Tennessee General Assembly otherwise provides. As of February 21,2001, the maximum "formula rate" of interest was 12.5%. Specific usury laws may apply also to particular classes of lenders (e.g., credit unions and savings and loan associations) and transactions (e.g., bank installment loans and home mortgages). The maximum possible nominal rate of interest under these laws generally cannot exceed (and may be less than) 24% per annum.

         The relative importance of the usury laws to the financial operations of the bank varies from time to time, depending on a number of factors, including conditions in the money markets, the cost and the availability of funds, and prevailing interest rates. The management of the bank is unable to state whether existing usury laws have had or will have a material effect on its businesses or earnings.

Effects of Governmental Policies

         The bank's earnings are and will continue to be affected by the difference between the interest earned by the bank on its loans and investments and the interest paid by the bank on its customers' deposits and other bank borrowings. The yields on its assets and the rates paid on its liabilities are sensitive to changes in prevailing market rates of interest. Thus, the earnings and growth of the bank are and will be influenced by general economic conditions, fiscal policies of the federal government, and the policies of regulatory agencies, particularly the Federal Reserve Board, which establishes national monetary policy. The nature and impact of any future changes in fiscal or monetary policies cannot be predicted.



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

Safety and Soundness Standards

         The federal banking agencies have adopted guidelines designed to assist the federal banking agencies in identifying and addressing potential safety and soundness concerns before capital becomes impaired. The guidelines set forth operational and managerial standards relating to: (i) internal controls, information systems and internal audit systems, (ii) loan documentation, (iii) credit underwriting, (iv) asset growth, (v) earnings, and (vi) compensation, fees and benefits. In addition, the federal banking agencies have also adopted safety and soundness guidelines with respect to asset quality and earnings standards. These guidelines provide six standards for establishing and maintaining a system to identify problem assets and prevent those assets from deteriorating. Under these standards, an insured depository institution should:
(i) conduct periodic asset quality reviews to identify problem assets, (ii) estimate the inherent losses in problem assets and establish reserves that are sufficient to absorb estimated losses, (iii) compare problem asset totals to capital, (iv) take appropriate corrective action to resolve problem assets, (v) consider the size and potential risks of material asset concentrations, and (vi) provide periodic asset quality reports with adequate information for management and the board of directors to assess the level of asset risk. These guidelines also set forth standards for evaluating and monitoring earnings and for ensuring that earnings are sufficient for the maintenance of adequate capital and reserves.

Premiums for Deposit Insurance

         The bank's deposit accounts are insured by the Bank Insurance Fund ("BIF"), as administered by the FDIC, up to the maximum permitted by law. Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC (or, if different from the FDIC, the institution's primary federal regulator).

         The FDIC charges an annual assessment for the insurance of deposits, which as of December 31, 1999, ranged from 0 to 27 basis points per $100 of insured deposits, based on the risk a particular institution poses to its deposit insurance fund. (A "basis point" is one-hundredth of a percent.) The risk classification is based on an institution's capital group and supervisory subgroup assignment. Pursuant to the Economic Growth and Paperwork Reduction Act of 1996 (the "Paperwork Reduction Act"), at January 1, 1997, the bank began paying, in addition to its normal deposit insurance premium as a member of the BIF, an amount equal to approximately 1.3 basis points per $100 of insured deposits toward the retirement of the Financing Corporation bonds ("Fico Bonds") issued in the 1980s to assist in the recovery of the savings and loan industry.

Recent Developments and Future Legislation

         The following discussion contains a summary of recent legislative developments that can be expected to affect the bank's operations.

         As noted previously, new laws and regulations are commonly prescribed by governmental agencies that affect the bank. The best known new development was the enactment of the Gramm-Leach-Bliley Act of 1999, which is expected to have an extensive impact on financial services in the United States. Additional developments include, for example, a recent change in Tennessee law that removed the prohibition against the acquisition of certain branches that have been in existence for at least five years by out-of-state banks and bank holding companies. It has also become possible to have "S corporation" tax status as a bank under federal income tax laws, with the effect that the tax attributes of S corporations are available, under federal law, to certain qualifying financial institutions.

         Currently there are various proposals concerning the accounting for mergers and acquisitions and the accounting for goodwill. The outcome of these proposals could affect the holding company's evaluation of future acquisitions or mergers, and such outcome could also affect potential acquirers who might have an interest in acquiring the bank of the holding company.

         Other legislative and regulatory proposals that affect commercial banks and their competitors, and regarding changes in banking and the regulation of banks, thrifts and other financial institutions and bank and bank holding company powers, are being considered by the executive branch of the federal government, Congress and various state governments, including Tennessee. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted, and, if adopted, how these proposals will affect the bank of the holding company.

         The foregoing list is not intended to be exhaustive. Congress and the States pass laws from time to time which have an impact on the operations and prospects of banks and bank holding companies, as well as other financial institutions. The bank cannot predict what other types of legislation Congress or Tennessee may enact or the effect, if any, such legislation will have on the business, results of operations or financial condition of the bank. Pooling

         The bank anticipates that the share exchange will be accounted for as a pooling of interests.

Legal Proceedings

         The nature of the bank's business generates some litigation involving matters arising in the ordinary course of business. In the opinion of management of the bank, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or are contemplating any material legal actions against the bank.


                  DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

The Bank's Common Stock

         The bank's securities consist of the bank's common voting stock, $4.00 par value, which is the bank's only class of securities outstanding. As of March 19, 2001, the bank estimates that it has approximately 600 holders of its common stock. In its charter, the bank is authorized to issue 20,000,000 shares of its common stock, par value of $4.00 per share. No shares are reserved for issuance except up to 203,500 shares reserved in connection with the 1995 Capital Bank & Trust Company Stock Option Plan (the "bank's stock option plan"). As of March 19, 2001, there were 1,560,271 shares of the bank's common stock outstanding and entitled to vote. Each such share is entitled to one vote on all matters. The presence in person or by proxy of at least a majority of the total number of outstanding shares of the common stock entitled to vote is necessary to constitute a quorum at annual and other meetings of the shareholders. A share, once represented for any purpose at a meeting, is deemed present for purposes of determining a quorum for that meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting and as may be determined by a court in certain specified circumstances), even if the holder of the share abstains from voting with respect to any matter brought before the said meeting. The affirmative vote of at least a majority of a quorum of the outstanding shares of the bank's common stock is necessary to elect directors and to approve most of the other types of items of business that will generally be considered.

         The bank's common stock is registered under Section 12 of the Securities Exchange Act and the bank files periodic and other reports with its primary federal regulator, which is the FDIC. After consummation of the share exchange, the bank's common stock will no longer be registered under the Securities Exchange Act but the common stock of the holding company will be so registered as required (or as permitted) by law. Under Section 15(d) of the Securities Exchange Act, the holding company will file annual, quarterly and other types of reports, but its common shares will not be fully subject to all of the requirements of the Securities Exchange Act unless and until it registers such securities under that law.

         The staggered, three-year terms of the board of directors set forth in the bank's charter can have the effect of slowing down or discouraging "take over" offers. The bank currently does not have in place a "shareholder rights plan" (or so-called "poison pill") but reserves the right to adopt one at any time. The holding company is considering the adoption of such a plan. The impact of such a plan would be similar in effect to the various anti-takeover provisions discussed elsewhere in this document. See "Effect of the Share Exchange on Rights of Stockholders-Anti-Takeover Provisions Generally."

The Bank's Stock Option Plan

         Certain shares are reserved for issuance as set forth in the description of the bank's stock option plan appearing elsewhere in this proxy statement/prospectus. The holding company also has adopted a stock option plan. Both the bank and the holding company stock option plan are discussed elsewhere in this document. The bank's stock option plan will be terminated if the share exchange is completed.

The Bank's Preferred Stock

         The Charter of the bank authorizes the issuance by the bank of up to 20,000,000 shares of its preferred stock. The preferred stock may be issued by vote of the board of directors without Shareholder approval, subject in all respects to approval by the Commissioner under the provisions of T.C.A. ss. 45-2-207. The preferred stock may be issued in one or more classes and series, with such designations, full or limited voting rights (or without voting rights), redemption, conversion, or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment. The preferred stock may be issued by the board of directors for a variety of reasons. The bank has no present plans to issue any of its preferred stock.

         The preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of bank's common stock . The issuance of shares of the preferred stock could serve to dilute the voting rights or ownership percentage of holders of the common shares. The issuance of shares of the preferred stock might also serve to deter or block any attempt to obtain control of the bank, or to facilitate any such attempt, thus having, potentially, an "anti-takeover" (or contrary) effect.

General Terms and Provisions Applicable to the Bank's Common Stock

         Indemnification. The bank's charter and bylaws provide that it may indemnify directors and officers who are a party to any litigation or proceeding by reason of the fact that she or he is or was a director or officer of the bank. Such indemnification may include reasonable expenses incurred in connection with the action, suit or proceeding, civil or criminal, except as may be otherwise limited by law, including attorneys fees and out-of-pocket costs. Such indemnification will be in accordance with the provisions of the Tennessee Banking Act and the Tennessee Business Corporation Act and applicable rules and regulations of all governmental authorities (including but not limited to the FDIC, the Tennessee Department of Financial Institutions, and the Federal Reserve Board) as they may exist from time to time.

         The bank intends to indemnify its officers, directors, employees and agents to the maximum extent permitted by law. Judgments, fines and settlements incurred by him or her in connection with any such suit or proceeding, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the bank, and, in the case of a derivative action on behalf of the bank, that he or she not be adjudged to be liable for negligence or misconduct, are covered by the indemnification. However, the bank's charter provides that no indemnification shall be made in the case of an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties against a director, officer or employee of the bank. The bank's bylaws contain similar provisions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the bank, the bank has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         Liquidation. In the event of liquidation, dissolution or winding up of the bank, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

         Liability for Further Assessments. The bank's shareholders are not subject to further assessments by the bank on their shares.

         Sinking Fund Provision. The bank's shares do not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

         Redemption Provision. The bank's shareholders do not have a right of redemption, which is the right to sell their shares back to the bank.

Stock Price Highs and Lows

         Bid price information for the bank's common stock is not available. However, the bank does have comprehensive information on trade prices. The following table shows quarterly high and low trade prices for the bank's common stock as reported to the bank by an independent service:

                        Trade Prices: Bank's Common Stock
                                (Price per share)

         Calender Quarter
            2001              High                         Low
            ----              ----                         ---
First Quarter                 $15.00                       $15.00

            2000

Fourth Quarter                $15.00                       $15.00
Third Quarter                  17.00                        15.50
Second Quarter                 17.75                        17.75
First Quarter                  18.00                        17.75

            1999

Fourth Quarter                $18.50                       $18.00
Third Quarter                  19.00                        18.75
Second Quarter                 19.50                        19.25
First Quarter                  19.75                        19.50



                                 PROPOSAL NO. 3:

                      RATIFICATION OF INDEPENDENT AUDITORS

         The board of directors of Capital Bank has selected Maggart & Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Audit Committee and considers it desirable that the selection of Maggart & Associates, P.C. be ratified by the shareholders. Maggart & Associates, P.C. has served in this capacity for the bank since 1994. A representative of that firm is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

         Fees billed or to be billed to the bank by Maggart & Associates, P.C. related to 2000 are as follows:

         Audit Fees. The aggregate audit fees billed or to be billed to Capital Bank by Maggart & Associates, P.C. during 2000 for professional services rendered for the audit of the bank's annual financial statements and for the reviews of the financial statements included in the bank's quarterly reports on Form 10-Q totaled $38,792.

         Financial Information Systems Designed and Implementation Fees. Maggart & Associates, P.C. provided no professional services to the bank regarding financial information systems design and implementation during 2000.

         All Other Fees. The aggregate fees billed or to be billed to the bank by Maggart & Associates, P.C. for 2000 for all services rendered to the bank, including tax related services, but excluding audit fees and financial information systems design and implementation fees, totaled $15,573.

         The board of directors recommends that you vote FOR the ratification of the appointment of Maggart & Associates, P.C. as the bank's independent auditors.

                              SHAREHOLDER PROPOSALS

         In the event the proposed reorganization is approved and the holding company becomes the one- bank holding company for the bank, any shareholder who, in accordance with the proxy rules of the SEC, wishes to submit a proposal for inclusion in the holding company's proxy statement for its 2002 annual meeting of shareholders must deliver the proposal in writing to H. Edward Jackson, III, Executive Vice President and Secretary, at the holding company's principal executive offices, 1820 West End Avenue, Nashville, Tennessee 37203, no later than February 28, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and the charter and bylaws of the bank or the holding company, as applicable.

         If the reorganization does not occur, then the above deadlines relating to shareholder proposals shall apply to the bank for its 2002 annual meeting of shareholders.

                                  OTHER MATTERS

         As of the date of this proxy statement/prospectus, Capital Bank's board of directors does not know of any matters that will be presented for consideration at the annual meeting other than as described in this proxy statement/prospectus. However, if any other matters properly come before the annual meeting or any adjournment or postponement of the annual meeting and are voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters, including a proposal to adjourn the annual meeting in order to permit further solicitation of proxies. No proxy holder, however, will vote any proxies voted against approval of the share exchange in favor of a proposal to adjourn the annual meeting to solicit additional proxies. See "Where You Can Find More Information" below.

                                     EXPERTS

         The Consolidated Financial Statements of Capital Bank and subsidiaries incorporated in this proxy statement/prospectus by reference to the Annual Report to Stockholders for the year ended December 31, 2000, have been so incorporated in reliance on the report of Maggart & Associates, P.C., certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                    OPINIONS

         The legality of the shares of the holding company's common stock to be issued in the share exchange will be passed upon by Daniel W. Small, Esq., an attorney at law in Nashville, Tennessee.

         Certain federal tax consequences of the transaction have been passed upon by McLemore & Rollins, P.C., of Nashville, Tennessee, special tax counsel to the bank and the holding company.

                       WHERE YOU CAN FIND MORE INFORMATION

The Holding Company's Registration Statement

         Capital Bancorp, Inc. has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement on Form S-4 (Commission File No. 333-56682) under the Securities Act of 1933, as amended, for its common stock to be issued in the proposed reorganization. This proxy statement/prospectus statement is a part of the registration statement.

         This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the SEC in Washington, D.C. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W.,



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


Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. The registration statement may be accessed from this Web site.

The Bank's Securities Exchange Act Reports

         Capital Bank has filed an initial registration statement and various reports with the Federal Deposit Insurance Corporation. Copies of these reports can be obtained from the FDIC's Registration, Disclosure, and Securities Operations Unit, Division of Supervision, Federal Deposit Insurance Corporation, Room F-6043, 550 17th Street, N.W., Washington, D.C. 20429, on the FDIC's customary terms for obtaining copies of such reports.

Annual Reports

         Capital Bank & Trust Company is mailing a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2000, containing certain financial information audited in accordance with generally accepted auditing standards and containing financial information prepared in accordance with generally accepted accounting principles, as well as other information, to stockholders with this proxy statement/prospectus. You may obtain a copy of the bank's 2000 Annual Report promptly and without charge by contacting Sally P. Kimble, Senior Vice President and Chief Financial Officer, Capital Bank & Trust Company, 1820 West End Avenue, Nashville, Tennessee 37203 (telephone 615-327-9000). Please submit your request for by April 16, 2001, to assure timely receipt of documents.

Periodic Reports and Information Filed with the SEC Following the Reorganization

         Following the reorganization, Capital Bancorp, Inc. will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports and other information with the SEC. The financial information filed with the SEC will be consolidated with the bank's financial information. You may inspect and copy such reports and other information at the SEC's public reference facilities described above. You may also obtain these documents at the SEC's Web site at http://www.sec.gov. In addition, the holding company will provide consolidated annual financial reports to shareholders.

                            AVAILABILITY OF FORM 10-K

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE SHARES OF OUR COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF CAPITAL BANK'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS AND WHEN FILED WITH THE FDIC. REQUESTS SHOULD BE MAILED TO SALLY
P. KIMBLE, CHIEF FINANCIAL OFFICER, CAPITAL BANK & TRUST COMPANY, P.O. BOX 24120, NASHVILLE, TENNESSEE 37202.

                                    GLOSSARY

         The following definitions are included for your convenience. They are intended only to give the reader a passing understanding, not an in-depth analysis, of the particular terms. Reference must be made, however, to the context of the particular term for a complete appreciation of the meaning of the term in this document.

         Affiliate - An "affiliate" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

         BANK HOLDING COMPANY Act - The federal Bank Holding Company Act of 1956, as amended.

         Bank holding company - A business, usually a corporation, that has received permission from the Federal Reserve Board to own a controlling interest in a bank or other financial institution under the Bank Holding Company Act of 1956, as amended. If the shareholders and the regulators approve the share exchange and the holding company's applications to become a bank holding company, and the transaction is actually closed, then Capital Bancorp, Inc. will be a bank holding company.

         Beneficial Ownership - This means, under federal securities law, a person may be credited with the ownership of common stock where the shares are owned by or for the person's spouse, minor children or any other relative sharing the person's home:

         o Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

         o Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

Also, a person who has the right to acquire beneficial ownership of shares within 60 days after March 19, 2001, will be considered to own the shares.

         Broker non-votes - Shares represented at the annual meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote, where the broker or nominee does not have the discretionary voting power on a particular matter.

         Consolidated Financial Statements - The consolidated financial statements of Capital Bank & Trust Company for the year ended December 31, 2000, including the report of the bank's independent certified public accountants.

         Cumulative voting - The ability to "multiply" the number of votes to which a shareholder may be entitled by the number of directors to be elected. Cumulative voting generally applies only to the election of directors. The shareholder may cast all of his or her cumulative votes for one director candidate, or he or she may distribute the votes among any two or more candidates. The bank's charter does not permit cumulative voting. The holding company's charter does NOT provide for cumulative voting for the election of directors.

         Dissenters' Rights - The right of shareholders in the share exchange to dissent and to receive the fair value of their shares of bank common stock in cash rather than receiving holding company common stock.

         Effective Date - The date on which Articles of Share Exchange are filed by the Tennessee Secretary of State in respect of the share exchange between the bank and the holding company, or such later time (not to exceed 30 days) as to effectiveness as those articles prescribe. Presently, the holding company intends that the Articles of Share Exchange shall be effective at the time of filing.

         Effective Time - The time of day at which Articles of Share Exchange are filed by the Tennessee Secretary of State in respect of the share exchange between the bank and the holding company, or such later time (not to exceed 30 days) as to effectiveness as those articles prescribe. Presently, the holding company intends that the Articles of Share Exchange shall be effective at the time of filing.

         ERISA - The Employee Retirement Income Security Act of 1974, as amended.

          FDIA - The Federal Deposit Insurance Act.

          FDIC - The Federal Deposit Insurance Corporation.

          FRB - The Federal Reserve Board.

         Fair Value. The value of a share of the bank's common stock immediately before the day of the share exchange and reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization


         Federal Reserve Board - The Board of Governors of the Federal Reserve System (www.bog.frb.fed.us), which has principal supervisory authority over bank holding companies. The holding company has to obtain permission from the Federal Reserve Board (also called the "Fed," the "Board," and the "FRB") before it is permitted to acquire controlling interest in the bank.

         Federal Deposit Insurance Corporation - An arm of the federal government primarily charged with providing deposit insurance for bank deposits and with providing supervision and regulation to certain state chartered banks (www.fdic.gov). The FDIC is the bank's primary federal regulator.
         Fiscal Year - The business year for the bank or the holding company. Both the bank and the holding company use the calendar year as their fiscal year. Thus the fiscal year extends from January 1 of each year to and through December 31 of that year.

         GAAP - Generally accepted accounting principles.

         Holding Company - Capital Bancorp, Inc., the proposed bank holding company formed by the bank's management for the bank and the bank's shareholders.

         IRS - The United States Internal Revenue Service.

         Internal Revenue Code - The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         Member bank - A bank that is a member of the Federal Reserve System. National banks are required by law to be members and state banks are permitted to apply to become members of that system. Capital Bank is not a member of the Federal Reserve System.

         NASD - The National Association of Securities Dealers, Inc., the over-the-counter securities market created by the NASD.

         NASDAQ (or Nasdaq) - The National Association of Securities Dealers Automated Quotation System.

         NYSE - The New York Stock Exchange, Inc., an established and recognized securities market.

         National bank - A bank charted under federal law and generally under the supervision of the Office of the Comptroller of the Currency
(www.occ.treas.gov).

         Non-member bank - A bank that is not a member of the Federal Reserve System. National banks are required by law to be members and state banks are permitted to apply to become members of that system. Capital Bank is a non-member bank.

         OCC - The Office of the Comptroller of the Currency, an arm of the United States Department of the Treasury which has primary supervisory authority over national banks (www.treas.occ.gov).

         OTC - Over-the-counter.

         Over-the-counter - In the securities market, historically, securities that are not traded on a recognized exchange. However, the Nasdaq is a recognized securities market. End Of Moved Text

         Par value - An arbitrary value assigned to a class or series of stock. The par value of the bank's and of the holding company's common stock is $4.00 per share.

         Party - Either the bank or the holding company. "Parties" means both the bank and the holding company.

         Person - A natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         Plan of Share Exchange - The plan of share exchange provides for the exchange of the holding company's common stock for the bank's common stock. The plan of share exchange is contained in the Share Exchange Agreement (Appendix
A).

         Pre-emptive rights - The right of a shareholder to purchase shares in any new offering of securities by the issuing company in the same percentage as she currently owns shares. Thus, where pre-emptive rights exist, a 10% shareholder would have the right (but not the obligation) to purchase 10% of any stock issued by the issuing company while she owned 10%. Neither Capital Bank nor the holding company provides for pre-emptive rights.

         Primary federal regulator - For state non-member banks, like Capital Bank, the FDIC, for national banks, the Office of the Comptroller of the Currency, and for member banks, the Federal Reserve Board.

         Proxy Statement - The proxy statement included as part of the Registration Statement used by Capital Bank to solicit the approval of its stockholders of the transactions contemplated by the Share Exchange Agreement, which is combined, in this document, with the prospectus of Capital Bancorp relating to the issuance of the Capital Bancorp common stock to holders of Capital Bank common stock.

         Record Date - The date that the bank's board of directors has established to determine which shareholders have a right to receive notice of and to vote at the particular shareholder meeting. For the 2001 annual meeting of the bank's shareholders, the bank's board of directors has set March 19, 2001.

         Registration Statement - The Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Capital Bancorp under the Securities Act with respect to the shares of Capital Bancorp common stock to be issued to the stockholders of Capital Bank in connection with the transactions contemplated by the Share Exchange Agreement. The Registration Statement filed by Capital Bank on March 7, 2001, was assigned Commission File No. 333-56682.

         Regulatory Authorities - Collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions, the Securities Division of the Tennessee Department of Commerce and Insurance, and the SEC.

         SEC - The United States Securities and Exchange Commission
(www.sec.gov).

         SEC Documents - All forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party with any Regulatory Authority pursuant to the Securities Laws.

         Securities Act of 1933 - An important federal statute requiring, generally, that securities be sold based on an exemption or an effective registration statement. This statute requires substantial disclosures by issuers of securities in cases of registered securities. The shares of the holding company's common stock have been registered under the Securities Act pursuant to a Registration Statement on Form S-4 (Commission File No. 333-56682).
         Securities and Exchange Commission - The arm of the United States Government having primary federal authority over most aspects of the securities industry, including the securities exchanges and sales of securities (www.sec.gov).


         Securities Exchange Act of 1934 - An important federal statute requiring, generally, that companies with securities registered under the Act make substantial periodic disclosures of specified and other material information. The shares of the bank's common stock are registered with the FDIC under this Act and it is expected that the holding company's common stock will also be registered under this Act. Unlike the bank, however, the holding company's registration under the Securities Exchange Act of 1934 will be with the SEC.

         Securities Laws - The Securities Act, the Securities Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, the Tennessee Securities Act of 1980, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         Share exchange - A statutory procedure for the mandatory exchange of the securities of one company for the securities of another company, generally based on a minimum vote level (such as a majority of the outstanding shares entitled to vote on the matter). The transaction between the bank and the holding company is being structured as a share exchange. If at least a majority of the bank's outstanding common shares are voted in favor of the transaction, then the share exchange will occur automatically unless the bank, either alone or in conjunction with the holding company, determines not to consummate the transaction.

         Share Exchange Agreement - The agreement between the bank and the holding company pursuant to which the bank will create a holding company structure. Current shareholders of the bank who do not dissent will be the owners of the holding company and the holding company will be the owner of the bank. A copy of the Share Exchange Agreement is attached to this document as Appendix A.

         State bank - A bank chartered by a state, as opposed to a national bank which is chartered by the federal government. Capital Bank is a state bank.

         Tax-free exchange - An exchange of securities which is not deemed to be a taxable event. For example, it is intended that the share exchange between the holding company and the bank will not result in a taxable transaction for the shareholders. That is, a person who has purchased bank shares will be exchanging them for holding company shares. It is intended that no gain or loss will be recognized by the shareholder at that time but only at such time as the shareholder disposes of the holding company shares in another transaction. On the other hand, the receipt of cash for dissenters or fractional shares will be a taxable event to the shareholders receiving cash.

         Tennessee Banking Act - The body of laws governing many of the structures, operations and activities of Tennessee chartered banks and of certain aspects of the operations and activities of bank holding companies and non-Tennessee banks doing business in Tennessee. This statute is found starting at Tennessee Code Annotated Section 45-1-101.

         Tennessee banking corporation - A bank chartered under the Tennessee Banking Act and related statutes. Capital Bank is a Tennessee banking corporation.

         Tennessee Business Combination Statutes - The Tennessee Investor Protection Act (T.C.A.ss.ss.48-103-101, et seq.), the Tennessee Business Combination Act (T.C.A.ss.ss.48-103-101, et seq.), the Tennessee Control Share Acquisition Act (T.C.A.ss.ss.48-103-201, et seq.), and the Tennessee Authorized Corporation Protection Act (T.C.A. ss.ss.48-103-401, et seq.), all as the same may be amended, supplemented and/or recodified from time to time.

         Tennessee Business Corporation Act ("TBCA") - The laws governing most aspects of Tennessee corporate law, including corporate law applicable to state chartered banks except to the extent preempted by the Tennessee Banking Act. The Act is also referred to as the "TBCA" and it is found starting at Tennessee Code Annotated Section 48-11-101.

         Tennessee Department of Financial Institutions - The department of the Tennessee state government that has primary supervisory authority over Tennessee banking corporations such as Capital Bank (www.state.tn.us/financialinst).




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

                                   APPENDIX A

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                    BETWEEN CAPITAL BANK & TRUST COMPANY AND

                              CAPITAL BANCORP, INC.

                                  MARCH 5, 2001

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE, dated to be effective on March 5, 2001, by and between Capital Bank & Trust Company, a Tennessee banking corporation with principal offices located in Nashville, Tennessee ("Bank") and Capital Bancorp, Inc., a Tennessee business corporation with principal offices located in Nashville, Tennessee ("Holding Company").

                                    PREMISES:

         As inducements each to the other, each party represents and warrants to the other that:

A.       The Bank is a Tennessee banking corporation duly organized under
         Section 45-2-201, et seq. of the Tennessee Code Annotated. The Bank has its principal office and place of business in Nashville, Davidson County, Tennessee. The Bank is a member of the Federal Deposit Insurance Corporation. The Bank is not a member of the Federal Reserve System.

B. At the date hereof, the Bank has 20,000,000 shares of its common voting stock, par value $4.00, authorized, with 1,560,271 shares issued and outstanding (the "Bank Stock"). The Bank has 20,000,000 shares of no par preferred stock authorized, but no shares are issued or outstanding. Presently, the Bank has granted 203,500 options under the Capital Bank & Trust Company 1995 Stock Option Plan that remain unexercised; and

C. The Holding Company is a business corporation duly organized under the laws of the State of Tennessee, having its principal place of business in Nashville, Davidson County, Tennessee. The Holding Company has 20,000,000 shares of common voting stock, par value $4.00, authorized, with 250 shares outstanding. In addition, the Holding Company has 20,000,000 shares of no par preferred stock authorized, but no shares are issued or outstanding; and

D. At the Effective Time herein defined, the majority of the entire Board of Directors of the Bank and a majority of the entire Board of Directors of the Holding Company, respectively, will have approved this Agreement and Plan of Share Exchange and authorized its execution.

                                   AGREEMENT:

In consideration of the foregoing premises, the Bank and the Holding Company hereby enter into this Agreement and Plan of Share Exchange and prescribe the terms and conditions of the exchange (the "Share Exchange") of all the issued and outstanding shares of stock of the Bank for shares of stock of the Holding Company to be issued, and the mode of carrying it into effect as follows:

                                    ARTICLE 1

                        THE PURPOSE OF THE SHARE EXCHANGE

         The purpose of the Share Exchange is to cause the Holding Company to become the sole Shareholder of the Bank in accordance with the share exchange provisions of the Tennessee Code Annotated ("T.C.A."), including those provisions applicable to this transaction by virtue of the Tennessee Banking Act and the Tennessee Business Corporation Act. At the time when the Share Exchange shall become effective each one (1) issued and outstanding whole share of the Bank Stock shall be exchanged for one (1) share of common voting stock of the Holding Company (the "Holding Company Stock"), pursuant to the provisions of and with the effect provided in Tennessee Code Annotated ss.ss.48-21-101 et seq., as amended. As a result of the Share Exchange, the Holding Company shall become the sole shareholder of the Bank. No fractional shares of the Holding Company Stock shall be issued. The Holding Company shall pay the percentage of fair market value equal to any fraction for any such fractional share promptly upon completion of the Share Exchange. Such fair market value shall be based on the book value at the most recent month end prior to the Effective Date (except that if the Effective Date occurs on a month end, then on that date).

                                    ARTICLE 2

                        THE EFFECTS OF THE SHARE EXCHANGE

         When the Share Exchange shall have been effected, the Bank and the Holding Company shall remain separate and distinct entities. All of the following shall occur:

         Section 2.1. Bank Name, Etc. At the Effective Time, the name of the Bank shall remain Capital Bank & Trust Company and the head office and any established and authorized branches of the Bank shall remain as such is set forth in Exhibit 2.1 attached hereto and incorporated herein by reference.

         Section 2.2. Bank Board of Directors. At the Effective Time, all the members of the Board of Directors of the Bank shall continue to be Directions of the Bank as set forth in Exhibit 2.2 attached hereto and incorporated herein by reference. Such directors shall serve until the next annual meeting of the stockholders that votes on their respective Class (as specified in the Holding Company's Charter).

         Section 2.3. Bank Officers. At the Effective Time, the Officers of the Bank shall be all of those persons who are officers of the Bank as of the date of execution of this Agreement and Plan of Share Exchange, including any changes in officers immediately before the Share Exchange becomes effective as set forth in Exhibit 2.3 attached hereto and incorporated herein by reference.

         Section 2.4. Bank Charter and Bylaws. At the Effective Time, both the Bank's Charter and its Bylaws (together with any and all amendments to the Charter and/or the Bylaws), shall remain in full force and effect.

         Section 2.5. Common Stock; Bank Equity Accounts. The amount and number of shares of the authorized Bank Stock, and the par value thereof outstanding immediately before the Effective Time, shall remain the same after the Effective Time with the effect that the number of shares of the Bank Stock outstanding upon completion of the Share Exchange shall be equal to the number of shares of the Bank Stock outstanding immediately before the Effective Time. The Paid-In Surplus Account (Surplus Account) and the Earned Surplus Account (Undivided Profits Account) of the Bank as they exist immediately before the Effective Time shall remain the same after the Effective Time and shall not be affected by the Share Exchange.

         Section 2.6. Preferred Stock. At the Effective Time, neither the Bank nor the Holding Company shall have any preferred stock outstanding. No preferred stock of either the Holding Company or the Bank is to be issued as part of this Share Exchange.

         Section 2.7. Rights to Dissent; Compliance with Law. Any holder of Capital Bank Stock ("Shareholder") who properly perfects such holders' right to dissent from the Agreement and Plan of Share Exchange shall have the rights of a "dissenting stockholder" as set forth in T.C.A. ss.45-2- 1309, and in Chapter 23 of the Tennessee Business Corporation Act (T.C.A. ss.ss.48-23-101, et seq.), as amended. Any Shareholder desiring to dissent must do so strictly in accordance with applicable law. Any amounts paid to a Shareholder who dissents shall be paid by the Bank. The parties to this Agreement hereby agree that they will not permit variations from the law's requirements, nor will they waive non-compliance.

         Section 2.8. Capital Bank Stock Options. Assuming that the Share Exchange becomes effective, each option granted under the 1995 Capital Bank & Trust Company Stock Option Plan, as amended, that is outstanding (the "options"), whether or not exercisable, will be converted to a holding company stock option.

         As to each Bank common stock option holder, the Holding Company will issue a stock option grant to such Bank common stock option holder that covers Holding Company Stock and cancels the Bank option. Thus the Holding Company will assume each option owned and converted on terms not less favorable to the option holder than the Bank's stock option plan. After the Share Exchange becomes effective, (1) the Holding Company and its designated committee will be substituted for the Bank and the committee of the Bank's board of directors administering the Bank's stock option plan; (2) each option assumed by the Holding Company may be exercised only for shares of the Holding Company Stock;
(3) the number of shares of Holding Company Stock subject to the option will be equal to the number of shares of Bank Stock subject to the option immediately before the Share Exchange becomes effective; and (4) the per share exercise price under each option will be the same as the exercise price for Bank Stock.

         Notwithstanding the foregoing, each Bank option which is converted into a Holding Company stock option and is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

                                    ARTICLE 3

                           THE PLAN OF SHARE EXCHANGE

         Upon and by reason of the Share Exchange becoming effective, at the Effective Time:

         3.1 Each share of capital stock of the Bank shall, ipso facto and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of capital stock of the Holding Company pursuant to the terms of this Agreement;

         3.2 Each Bank Shareholder shall cease to be a Shareholder of the Bank and the ownership of all of the issued and outstanding Shares of the Bank Stock shall thereupon vest in the Holding Company as the acquiring person automatically;

         3.3 The Holding Company shall issue one (1) share of Holding Company Stock for each one (1) whole share of Bank Stock;

         3.4 The Holding Company shall pay cash for fractional shares as provided in this Agreement. The Bank will pay cash for dissenting shares as set forth in Chapter 23 of the Tennessee Business Corporation Act; and

         3.5 The parties shall cooperate fully in effecting the Share Exchange and in taking such other steps as shall be necessary, appropriate or convenient in consummating the Share Exchange in accordance with the terms and spirit of this Agreement.

                                    ARTICLE 4

                              SHAREHOLDER APPROVALS

         This Agreement and Plan of Share Exchange shall be submitted to the Shareholders of the Bank and the Holding Company for approval at a meeting to be called and held in accordance with the applicable provisions of law and the Charter and Bylaws of the Bank and the Holding Company, respectively. In its discretion, the Holding Company may elect to permit its shareholders to act upon written consent without a meeting. The Bank and the Holding Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Share Exchange at the times provided herein.


                                    ARTICLE 5

                        CONDITIONS TO THE SHARE EXCHANGE

         The consummation and effectuation of the Share Exchange are conditioned upon:

         5.1 Approval of this Agreement and Plan of Share Exchange by the vote of a majority of all outstanding shares of Bank Stock or such greater vote as may be required by law;

         5.2 Procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law which are necessary for consummation of the Share Exchange, specifically the approval of the Tennessee Department of Financial Institutions and any necessary approval of the Federal Reserve Board; and

         5.3 The absence of any unwaived Default hereunder; provided, that consummation of the Share Exchange shall be deemed a waiver of any known Defaults hereunder.


                                    ARTICLE 6

                           AGREEMENTS AND UNDERTAKINGS

         Section 6.1. Holding Company Agreements. The Holding Company agrees to use its reasonable best efforts to:

         6.1.1    Obtain all necessary shareholder and regulatory approvals;

         6.1.2 Permit the conversion of any Bank stock options to become options for a like number of shares of Holding Company stock;

         6.1.3 Obtain appropriate affiliate agreements as may be deemed proper pursuant to the Securities Act of 1933, as amended ("Securities Act");

         6.1.4 Obtain a federal tax opinion in form and substance satisfactory to the Board of Directors;

         6.1.5 Pay its own expenses related to the transactions contemplated herein; and

         6.1.6 Take such other actions as may be proper to effectuate the transactions set forth in this Agreement on or before June 30, 2001.

         Section 6.2 Bank Agreements. The Bank agrees to use its reasonable best efforts to:

         6.2.1    Obtain all necessary Shareholder and regulatory approvals;

         6.2.2 Facilitate the conversion of any Bank stock options to become options for a like number of shares of Holding Company Stock;

         6.2.3 Assist the Holding Company in obtaining appropriate affiliate agreements as may be deemed proper pursuant to the Securities Act;

         6.2.4 Obtain a federal tax opinion in form and substance satisfactory to the Holding Company's Board of Directors;

         6.2.5 Pay its own expenses related to the transactions contemplated herein; and

         6.2.6 Take such other actions as may be proper to effectuate the transactions set forth in this Agreement on or before June 30, 2001.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

         Section 7.1 Events of Default. Any of the following events shall be considered an Event of Default as that term is used herein:

                 7.1.1 Principal and Interest Payments. Any party fails for any reason to make payment within five (5) Business Days of the due date of any installment (or bill for any installment) of principal or interest on any material obligation for borrowed money.

                 7.1.2 Representations and Warranties. Any representation or warranty made by any party in any Share Exchange Document, including this Agreement, proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by any party (or any agent, representative, accountant, or attorney thereof) in any Share Exchange Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                 7.1.3 Covenants. Any party fails to comply with any of the covenants or agreements contained in this Agreement and such default continues unremedied or is not waived for a period of thirty (30) days after the earlier of (i) notice thereof has been given by the other party to such party, or (ii) such default otherwise has become known to the defaulting party; or

                 7.1.4 Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator or trustee of any party or of any Property of any party is appointed by the order or decree of any court, agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than sixty (60) days; or any party is adjudicated bankrupt or insolvent; or any of the Property of any party is sequestered by court order and such order remains in effect for more than sixty (60) days; or a petition is filed against any party under any state or federal (or other applicable) bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty
         (60) days after such filing; or

                 7.1.5 Voluntary Petitions. Any party takes affirmative steps to prepare to file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against any party under any such law; or

                 7.1.6 Assignments for Benefit of Creditors, Etc. Any party makes an assignment for the benefit of such party's creditors, or admits in writing any party's inability to pay such party's debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator for such party or for all or any part of such party's Property; or

                 7.1.7 Regulatory Problems, Etc. Any party encounters or suffers materially adverse regulatory problems, including any fines, civil money penalties, or one or more cease and desist orders; or

                 7.1.8 Discontinuance of Business, Etc. Any party discontinues such party's usual business; or

                 7.1.9 Default on Other Debt or Security. Subject to any applicable grace period, any party fails to make any payment due on any indebtedness or security (as "security" is defined for purposes of federal securities laws, as amended) or any event shall occur or any condition shall exist in respect of any indebtedness or security of any party or under any agreement securing or relating to such indebtedness or security, the effect of which is (i) to cause or to permit any holder of such indebtedness or other security or a trustee to cause (whether or not such holder or trustee elects to cause) such indebtedness or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any security (other than common stock of any party) to elect (whether or not such holder or trustee does elect) a majority of the directors on the board of directors of any party, and the default described in (i) and/or (ii) above exceeds, when aggregated with all other such defaults, Five Hundred Thousand Dollars ($500,000.00); or

                 7.1.10 Undischarged Judgments. If any one or more judgments (in the aggregate at any one time outstanding) for the payment of money in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate are rendered by any court or other governmental body against any party which is not fully covered by valid collectible insurance and such party does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within the applicable appeal period and within said appeal period following the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles; or

                 7.1.11 Material Decline in Net Worth or Material Damage to Property, Etc. Any material decline in any party's net worth or any material damage to or loss (or decline in value) of any of any party's Properties; or

                 7.1.12 Challenge, Etc. Any of the Share Exchange Documents is challenged or impaired in any respect in a court of competent jurisdiction.

         Section 7.2 Remedies. Upon the happening of any Default specified in
Section 7.1, the other party may declare this Agreement to be null and void and collect from the defaulting party its expenses incurred in connection with this proposed Share Exchange.

                                    ARTICLE 8

                        TERMINATION OF THE SHARE EXCHANGE

         Section 8.1 Termination, Etc. This Agreement and Plan of Share Exchange may be terminated at any time before the Share Exchange becomes effective upon the occurrence of any of the following:

         8.1.1 The number of shares of capital stock of the Bank voted against or dissenting from the Share Exchange shall make consummation of the Share Exchange contrary to the best interest of the Bank or its Shareholders in the sole discretion of its Board of Directors; or

         8.1.2 Any action, suit, proceeding or claim has been instituted, made, pursued, or threatened relating to the proposed Share Exchange which shall make consummation of the Share Exchange inadvisable or impracticable in the sole discretion of the Board of Directors of the Bank;

         8.1.3 Any action, consent or approval, governmental or otherwise, which in the opinion of counsel for the Bank is or may be necessary to consummate the Share Exchange, shall not have been obtained by December 31, 2002; or any action, consent or approval proves unreasonably costly to obtain or the conditions therefor are unacceptable as determined by the Bank's Board of Directors in its sole discretion;

         8.1.4    The mutual agreement of the Holding Company and the Bank;

         8.1.5 The transaction contemplated by this Agreement shall not have been consummated by December 31, 2002; or

         8.1.6 For any other reason consummation of the Share Exchange is deemed inadvisable in the opinion of a majority of a quorum the Bank's Board of Directors, or otherwise in the sole and absolute discretion of a majority of a quorum of the Bank's Board of Directors.

         Section 8.2 Notice of Termination. Upon the occurrence of any events set forth in Section 8.1, this Agreement and Plan of Share Exchange may be terminated by the unilateral action of the Board of Directors of the either the Bank or the Holding Company prior to the Effective Time, by giving written notice of the basis of termination to the Holding Company or Bank. Such termination shall be effective upon receipt.

         Section 8.3. Effect of Proper Termination. Upon proper termination by appropriate written notice as provided in this Article 8, this Agreement and Plan of Share Exchange shall be void and of no further effect, and there shall be no liability by reason of this Agreement and Plan of Share Exchange or the termination thereof on the part of either the Bank, the Holding Company or the directors, officers, employees, agents or shareholders of either of them.

                                    ARTICLE 9

                           NOTICES AND COMMUNICATIONS

         Section 9.1 Notices. All notices and/or any other communications under or in connection with this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (in the manner stated above) written confirmation at substantially the same time as such rapid transmission, or personally delivered to any executive officer of the other party. All such communications shall be mailed, sent or delivered,

                  9.1.1 if to the Bank, to the address set forth on the signature page hereof, to the attention of R. Rick Hart, Chairman; and

                  9.1.2 if to the Holding Company, to the address set forth on the signature page hereof, to the attention of John W. Gregory, Jr., Executive Vice President.

         Section 9.2 Effective Date of Notices. Any communication so addressed and mailed by registered or certified mail shall be deemed to be given three (3) Business Days after being so mailed. Either party may change its address by written notice to the other party in accordance with the terms hereof.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         Section 10.1 Affiliate Agreements. Any affiliate of the Bank or the Holding Company shall comply with any affiliate agreement executed in connection with the Share Exchange and shall comply with the requirements of the Securities Act and the rules and regulations thereunder (including Rules 144 and 145 to the extent applicable to them or to any transaction).

         Section 10.2 Deviation from Covenants. The procedure to be followed by the either party to obtain the consent of the other to any deviation from the agreements and/or covenants contained in this Agreement or any other Share Exchange Document shall be as follows:

                  10.2.1 The requesting party shall send a written notice to the other party setting forth (i) the agreement(s) and/or covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the same; and

                  10.2.2 The requested party shall within a reasonable time send a written notice to the other party, signed by an authorized executive officer of such party, permitting or refusing the request; provided, however, that each party agrees to use its best efforts to reply in writing in each case within ten (10) Business Days, but in no event will any deviation from the covenants of this Agreement or any other Share Exchange Document be effective without the written consent of the requested party.

         Section 10.3 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other Share Exchange Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Share Exchange Document.

         Section 10.4 Survival of Agreements. All representations and warranties of the parties herein, and all covenants and agreements herein not fully performed before the Effective Time, shall survive such Effective Time.

         Section 10.5 Successors and Assigns. All covenants and agreements contained by or on behalf of a party in this Agreement and/or in any other Share Exchange Document shall bind such party's successors and assigns and shall inure to the benefit of the other party and its successors and assigns.

         Section 10.6 Waivers. No action or course of dealing on the part of any party, its officers, employees, consultants or agents, nor any failure or delay by any party with respect to exercising any right, power or privilege of such party under any Share Exchange Document(s), including this Agreement, shall operate as a waiver thereof.

         Section 10.7 Cumulative Rights. Rights and remedies of any party under this Agreement and each other Share Exchange Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 10.8 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 10.9 Construction. This Agreement and the other Share Exchange Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

         Section 10.10 Disclosures. Every reference in this Agreement to disclosures by any party to any other party in writing, to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to such party concurrently with the execution hereof. It is the intention of the parties that such disclosures are to be limited to those presented in an orderly manner at the time of entering into this Agreement and are not to be deemed to include expressly or impliedly any disclosures which may previously have been delivered from time to time to the receiving party, except to the extent that such previous disclosures are again presented to the receiving party in writing concurrently with the execution hereof.

         Section 10.11 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 10.12 Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

         Section 10.13 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.14 Remedies. All remedies provided for in this Agreement and all other Share Exchange Documents for the parties shall be in addition to all other remedies available to the parties under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

         Section 10.15 Amendment(s). No amendment(s), modification(s), or waiver(s) of any provision of this Agreement, or of any of the other Share Exchange Documents, shall in any event be effective unless the same shall be in writing and signed by appropriate executive officers of the respective parties.

         Section 10.16 Exhibits. All Exhibits referred to in the Share Exchange Documents, including those referred to in Article 2 hereof, shall be timely, accurately, and completely furnished to the other party as provided in the appropriate Section or, if not so provided, within ten (10) calendar days of its creation, filing, or dissemination. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement or any other Share Exchange Document, the provisions of this Agreement or such other Share Exchange Document, as the case may be, shall prevail.

         Section 10.17 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a consolidated basis consistent with those at the time in effect as at the date of this Agreement.

         Section 10.18 Jurisdiction and Venue. Any dispute arising hereunder shall be litigated in a forum located in Nashville, Davidson County, Tennessee.

         Section 10.19 Indemnification. In consideration of the execution and delivery of this Agreement by the parties, each of the parties agrees hereby to indemnify, exonerate and hold harmless the other party for such party's misconduct, negligence, acts, or omissions. The indemnified party includes such party's respective officers, directors, employees, and agents (collectively the "Indemnified Parties"). The Indemnified Parties shall be held free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, judgments, settlements, damages, and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of the transactions contemplated by the Share Exchange Documents, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party solely by reason of such Indemnified Party's gross negligence or willful misconduct or breach by such Indemnified Party of its express obligations under any Share Exchange Document, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each party hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                                   ARTICLE 11

                               THE EFFECTIVE TIME

         Subject to the terms and upon satisfaction of all the requirements of law and the conditions specified in this Agreement and Plan of Share Exchange, including among other conditions, the affirmative approval by the holders of a least a majority of the outstanding shares of the Bank Stock and the Holding Company Stock, the receipt of the necessary approvals of the Tennessee Department of Financial Institutions and the Board of Governors of the Federal Reserve System (and/or any other appropriate regulatory body or agency), the Share Exchange shall become effective upon the filing of Articles of Share Exchange with the Tennessee Secretary of State (the "Effective Time"), or as otherwise permitted, in accordance with law.

                                   ARTICLE 12

                          GENERAL TERMS AND DEFINITIONS

         Section 12.1 Certain Terms and Definitions. The following additional provisions apply to this Agreement. In addition, as used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Agreement" means this Plan and Agreement of Share Exchange, including all exhibits hereto, as the same may from time to time be modified, amended, extended or supplemented.

         "Business Day" means any day on which the Bank is officially open for business.

         "Closing" means the time of the execution of the documents and instruments, including Articles of Share Exchange, intended to complete and consummate the transaction (each of which shall be a Share Exchange Document).

         "Closing Date" means the date on which the Effective Time occurs or as soon thereafter as practicable for the parties to execute any closing documents that they deem necessary, appropriate, or convenient in consummating the Share Exchange.

         "Condition(s) Precedent" means those matters that must be completed in order for the either party to be obligated to consummate the Share Exchange, including without limitation those matters described in Article 5 of this Agreement.

         "Debt" and/or "Indebtedness" means indebtedness of any kind that would be classified as debt on the balance sheet of a party.

         "Default" means the occurrence of any of the events specified in
Article 7 hereof after any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "Financial Statements" means the financial statement or statements of a party hereto.

         "Fiscal Year" shall mean each twelve-month period beginning January 1 and ending December 31, which period is the fiscal year of the Bank.

         "Initial Conditions" means those conditions precedent set forth in
Article 5 hereof.

         "Materially Adverse Effect" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

         (a) the consolidated business, assets, revenues, financial condition, operations, or prospects of a party; or

         (b) the ability of a party to perform any of their payment or other material obligations under this Agreement and/or any other Share Exchange Documents.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

         "Plan" means any plan subject to Title IV of ERISA and maintained by either party, or any such plan to which any party is required to contribute on behalf of such party's employees.

         "Plan of Share Exchange" means the Plan of Share Exchange described in this Agreement.

         "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Share Exchange Document" means any document or instrument evidencing the agreement of the parties to engage in a share exchange under Tennessee law.

         Section 12.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with generally accepted accounting principles applied on a basis consistent with those reflected by the Financial Statements, except where such principles are inconsistent with the requirements of this Agreement.

         Section 12.3 Miscellaneous Definitions.

                  (a) The words "hereof", "herein", "hereunder", and words of similar import shall, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number, and vice versa, as the context shall require.

                  (c) All terms defined in this Agreement shall, unless the context otherwise requires, have the same meanings when used in the other Share Exchange Document(s) or any certificate, report, or other document made or delivered pursuant to this Agreement.

         Section 12.4 Tax Free Reorganization. The terms of this Agreement are intended to describe a Share Exchange which will be a tax-free reorganization under Section 368 (a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and shall be interpreted to this end.

                                   ARTICLE 13

                               PAYMENT OF EXPENSES

         At the Effective Time, each of the Bank and the Holding Company shall pay their own respective expenses, if any, incurred in the proposed transaction. If the Share Exchange does not become effective, each of the Bank and the Holding Company shall pay all of their own respective reasonable and necessary expenses associated with the transaction proposed herein. In all events, the shareholders of the Bank will pay their own expenses associated with the proposed transaction.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


HOLDING COMPANY:                        BANK:

Capital Bancorp, Inc.                   CAPITAL BANK & TRUST COMPANY
1820 West End Avenue                    1820 West End Avenue
Nashville, Tennessee  37203             Nashville, Tennessee 37203


By:   /s/ R. Rick Hart                  By: /s/ John W. Gregory, Jr.
   ----------------------------            -----------------------------------
      R. Rick Hart, Chairman                John W. Gregory, Jr.,
                                            Executive Vice President

                                  EXHIBIT 2.1

                               OFFICES OF THE BANK

Main Office of the Bank                      1820 West End Avenue
                                             Nashville, Tennessee 37203

Branch:                                      Downtown Branch
                                             222 4th Avenue North
                                             Nashville, Tennessee 37219

Branch:                                      Green Hills Branch
                                             2200 Abbott Martin Road
                                             Nashville, Tennessee 37215

Branch:                                      Goodlettsville Branch
                                             140 Long Hollow Pike
                                             Goodlettsville, Tennessee 37072

Branch:                                      Hendersonville Branch
                                             370 East Main Street
                                             Hendersonville, Tennessee 37075

Branch:                                      Hermitage Branch
(Under construction)                         4422 Lebanon Road
                                             Hermitage, Tennessee 37076

Operations Center:                           1816 Hayes Street
                                             Nashville, Tennessee 37203

                                   EXHIBIT 2.2

                              DIRECTORS OF THE BANK

Robert P. Alexander, Sr.
Clenna G. Ashley
Albert J. Dale, III
Robert W. Doyle
John W. Gregory, Jr.
R. Rick Hart
Frances Caldwell Jackson
H. Edward Jackson, III
H. Newton Lovvorn, Jr. M.D.
Michael D. Shmerling

                                   EXHIBIT 2.3

                              OFFICERS OF THE BANK

R. Rick Hart, Chairman, President and Chief Executive Officer
H. Edward Jackson, III, Executive Vice President and Secretary
John W. Gregory, Jr., Executive Vice President
Sally P. Kimble, Senior Vice President, Cashier, Chief Financial & Accounting
  Officer
Stephen Gregory, Senior Vice President
Jeffrey A. Irwin, Senior Vice President
Billy D. Seals, Senior Vice President
Kevin D. Busbey, Vice President, Cashier and Controller

                                   APPENDIX B

                               DISSENTERS' RIGHTS

              CHAPTER 23 OF THE TENNESSEE BUSINESS CORPORATION ACT

                            TENNESSEE CODE ANNOTATED
                     TITLE 48 CORPORATIONS AND ASSOCIATIONS
                        FOR-PROFIT BUSINESS CORPORATIONS
                          CHAPTER 23 DISSENTERS' RIGHTS

             Part 1-- Right to Dissent and Obtain Payment for Shares

48-23-101  Definitions.

         As used in this chapter, unless the context otherwise requires:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

         (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

48-23-102  Right to dissent.

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party:

         (A) If shareholder approval is required for the merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

         (B) If the corporation is a subsidiary that is merged with its parent under ss. 48-21-105;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A) Alters or abolishes a preferential right of the shares;

         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

48-23-103 Dissent by nominees and beneficial owners.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

         (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

48-23-201 Notice of dissenters' rights.

         (a) If proposed corporate action creating dissenters' rights under ss. 48- 23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

         (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.

         (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

48-23-202 Notice of intent to demand payment.

         (a) If proposed corporate action creating dissenters' rights under ss. 48- 23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

         (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

         (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23- 201.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for the shareholder's shares under this chapter.

48-23-203  Dissenters' notice.

         (a) If proposed corporate action creating dissenters' rights under ss. 48- 23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection
(a) notice is delivered; and

         (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201.

48-23-204 Duty to demand payment.

         (a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

         (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

48-23-205  Share restrictions.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

48-23-206  Payment.

         (a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

         (b) The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares;

         (3) An explanation of how the interest was calculated;

         (4) A statement of the dissenter's right to demand payment under ss. 48-23- 209; and

         (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203.

48-23-207 Failure to take action.

         (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure.

48-23-208  After-acquired shares.

         (a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209.

48-23-209 Procedure if shareholder dissatisfied with payment or offer.

         (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

         (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or

         (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

         (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

48-23-209 Procedure if shareholder dissatisfied with payment or offer.

         (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

         (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or

         (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

         (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

48-23-301  Court action.

         (a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment:

         (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

         (2) For the fair value, plus accrued interest, of the dissenter's after- acquired shares for which the corporation elected to withhold payment under ss. 48-23-208.

48-23-302 Court costs and counsel fees.

         (a) The court in an appraisal proceeding commenced under ss. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

         (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

         (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

================================================================================

NO OFFICER, DIRECTOR, SOLICITOR, DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE PROPOSED SHARE EXCHANGE COVERED BY THIS DOCUMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CAPITAL BANCORP, INC. OR CAPITAL BANK & TRUST COMPANY. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS CORRECT ONLY AS OF THE DATE HEREOF, WHICH IS MARCH 27, 2001, REGARDLESS OF THE DATE OF THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SALE OR DELIVERY OF THE HOLDING COMPANY'S COMMON STOCK.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Questions and Answers about the Proposals and the 2001
Annual Meeting of Capital Bank Shareholders......................................................................xi
Summary...........................................................................................................2
Risk Factors.....................................................................................................11
General Information about the Annual Meeting.....................................................................13
Voting Procedures................................................................................................14
Statistical Disclosures..........................................................................................17
Proposal No. 1: the Share Exchange -
Description of the Transaction...................................................................................36
Effect of the Share Exchange on Rights of Stockholders...........................................................46
Description of the Holding Company...............................................................................56
Dissenters' Rights...............................................................................................59
Certain Regulatory Considerations................................................................................62
Description of the Holding Company's Capital Securities..........................................................67
Per Share Price Information......................................................................................70
Beneficial Ownership of the Bank's Common Stock
by Principal Shareholders and Management.........................................................................70
Proposal No. 2: Election of Bank Directors.......................................................................72
Executive Officers and Senior Management.........................................................................74
Compensation of Directors and Executive Officers.................................................................75
Description of the Bank..........................................................................................83
Supervision and Regulation of Capital Bank.......................................................................89
Description of the Bank's Capital Securities.....................................................................96
Proposal No. 3: Ratification of Independent Auditors.............................................................98
Shareholder Proposals............................................................................................99
Other Matters....................................................................................................99
Experts..........................................................................................................99
Opinions.........................................................................................................99
Where You Can Find More Information..............................................................................99
Availability of Form 10-K.......................................................................................100
Glossary........................................................................................................100
Appendices   ...................................................................................................104





================================================================================


                             CAPITAL BANCORP , INC.

                                  COMMON STOCK

                             UP TO 1,560,271 SHARES

                               -------------------

                        JOINT PROXY STATEMENT/PROSPECTUS

                               PROXY STATEMENT FOR
                          CAPITAL BANK & TRUST COMPANY

                             PROSPECTUS FOR CAPITAL
                                  BANCORP, INC.

                               -------------------

                                 MARCH 27, 2001


================================================================================